               As filed with the Commission on October 10, 1996
                          Registration Number 33-99686

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                               AMENDMENT NO. 3 TO

                                    FORM S-1
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                       The Tracker Corporation of America

             (Exact Name of Registrant as specified in Its Charter)

                                    Delaware

         (State or Other Jurisdiction of Incorporation or Organization)

                                      7299

            (Primary Standard Industrial Classification Code Number)

                                   86-0767918

                     (I.R.S. Employer Identification Number)

180 Dundas Street West, Suite 1502, Toronto,       Ontario CANADA M5G 1Z8;
                                                       (416) 595-6222

       (Name, Address, Including Zip Code and Telephone Number, Including
             Area Code, of Registrant's Principal Executive Offices)

               I. Bruce Lewis, 180 Dundas Street West, Suite 1502,
                 Toronto, Ontario CANADA M5G 1Z8; (416) 595-6222

            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)

              Robert J. Hackett, Esq. & W. T. Eggleston, Jr., Esq.
 Fennemore Craig, Two North Central Avenue, Suite 2200, Phoenix, Arizona 85004;
                                                        (602) 257-5761

                                   (Copies to)

 As soon as practicable after the effective date of this registration statement

         Approximate date of commencement of proposed sale to the public

If any of the securities being registered on this Form are to be offered on a delayed or continued basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

=================================================================================================================
                                                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------
Title of each class of          Amount to be       Proposed maximum        Proposed maximum         Amount of
  Securities to be              Registered        offering price per      aggregate offering     registration fee
      registered                                       share*                  price*
=================================================================================================================
Resale of Common Stock           4,709,181       $0.26 per share**          $1,224,387              $422.20
-----------------------------------------------------------------------------------------------------------------
Resale of Common Stock             250,000       $0.26 per share**             $65,000               $22.41
Underlying Common Stock
Purchase Warrants
-----------------------------------------------------------------------------------------------------------------
Resale of Common Stock             960,002       $0.26 per share**            $249,601               $86.07
Underlying First Series
Convertible Subordinated
Debentures
-----------------------------------------------------------------------------------------------------------------
Resale of Common Stock             728,957       $0.26 per share**            $189,528               $65.35
Underlying Second Series
Convertible Subordinated
Debentures
-----------------------------------------------------------------------------------------------------------------
Resale of Common Stock           5,225,339       $0.26 per share**          $1,358,588              $468.48
Underlying Exchangeable
Preference Shares and
Exchangeable Preference
Share Warrants
-----------------------------------------------------------------------------------------------------------------
Resale of Common Stock             900,000       $0.26 per share**            $234,000               $80.68
Underlying Merchant
Partners Option
-----------------------------------------------------------------------------------------------------------------
Resale of Common Stock             326,000       $0.26 per share**             $84,760               $29.23
Which May be Issued to
CRG
-----------------------------------------------------------------------------------------------------------------
Resale of Common Stock             500,000       $0.26 per share**            $130,000               $44.83
Underlying CRG Options
-----------------------------------------------------------------------------------------------------------------
Resale of Common Stock             200,000       $0.26 per share**             $52,000               $17.93
Underlying TODA Warrant
-----------------------------------------------------------------------------------------------------------------
Total Shares to be Registered   13,799,479       $0.26 per share            $3,587,865            $1,237.19
pursuant to Amendment No.
2:
-----------------------------------------------------------------------------------------------------------------
Less Number of Shares            7,302,647
Registered pursuant to the
Original Filing:
-----------------------------------------------------------------------------------------------------------------
TOTAL:                           6,496,832       $0.26 per share            $1,689,176              $582.47
=================================================================================================================

* Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457.

** Based on the average of the high bid and asked price of a share of the Common Stock of the registrant on August 30, 1996 as reported by the National Quotation Bureau.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                            CROSS-REFERENCE SHEET

ITEM 1. FOREPART OF REGISTRATION STATEMENT AND OUTSIDE FRONT COVER PAGE OF PROSPECTUS. (See Forepart of Registration Statement, Cross-Reference Sheet, and Outside Front Cover Page of
          Prospectus.)

ITEM 2. INSIDE FRONT AND OUTSIDE BACK COVER PAGES OF PROSPECTUS. (See Inside Front Cover Page and Outside Back Cover Page.)

ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHARGES. (See Prospectus Summary and Risk Factors. The caption "Ratio of Earnings to Fixed Charges" is not applicable to this Registrant.)

ITEM 4.   USE OF PROCEEDS. (See Use of Proceeds.)

ITEM 5. DETERMINATION OF OFFERING PRICE. (See Outside Front Cover Page of Prospectus and Plan of Distribution.)

ITEM 6.   DILUTION.  (See Dilution.)

ITEM 7.   SELLING SECURITY HOLDERS.  (See Selling Securityholders.)

ITEM 8.   PLAN OF DISTRIBUTION.  (See Plan of Distribution.)

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED. (See Description of Securities.)

ITEM 10. INTERESTS OF NAMED EXPERTS AND COUNSEL. (None. See Legal Matters and Experts.)

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT. (See Outside Front Cover Page, Prospectus Summary, The Company, Risk Factors, Dividend Policy, Selected Consolidated Financial Data, Management's Discussion and Analysis of Financial Condition and Results of Operations, Business, Management, Certain Relationships and Related Transactions, Security Ownership of Certain Beneficial Owners and Management, Selling Securityholders, Shares Eligible for Future Sale, Description of Securities, and Financial Statements.)

ITEM 12. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES. (See Description of Securities - Directors' Liability.)

                       THE TRACKER CORPORATION OF AMERICA
                        13,799,479 SHARES OF COMMON STOCK

                           ---------------------------

     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK. SEE "RISK FACTORS" AT PAGE 6 OF THIS PROSPECTUS. THESE ARE SPECULATIVE SECURITIES.

                           ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
       EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE
      SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION
          PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
              REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                           ---------------------------

               THE DATE OF THIS PROSPECTUS IS              , 1996
                                              -------------
                           ---------------------------

         This Prospectus relates to the public offering from time to time by certain holders thereof (the "Selling Securityholders") of up to (i) 4,709,181 issued and outstanding shares of the common stock, par value $0.001 (the "Common Stock"), of The Tracker Corporation of America, a Delaware corporation ("Tracker U.S."); (ii) 250,000 shares of Common Stock which are issuable to the holder thereof upon the exercise of Tracker U.S.'s outstanding Common Stock Purchase Warrants (the "Common Warrants"); (iii) 960,002 shares of Common Stock which are issuable to the holders of Tracker U.S.'s Convertible Subordinated Debentures in an aggregate principal amount of $1,000,000 (the "First Series Convertible Debentures") upon the conversion of such warrants into Common Stock; (iv) 728,957 shares of Common Stock which are issuable to the holders of Tracker U.S.'s Convertible Subordinated Debentures in an aggregate principal amount of $1,189,529 (individually the "Second Series Convertible Debentures" and collectively with the First Series Convertible Debentures, the "Convertible Debentures") upon the conversion of such debentures into Common Stock; (v) 5,225,339 shares of Common Stock which are issuable to the holders of Exchangeable Preference Shares (the "Exchangeable Preference Shares") issued by Tracker U.S.'s subsidiary, The Tracker Corporation, an Ontario, Canada corporation ("Tracker Canada"), and the holders of Tracker Canada's Exchangeable Preference Share Warrants (the "Exchangeable Preference Share Warrants") upon the exchange of Exchangeable Preference Shares for Common Stock; (vi) 900,000 shares of Common Stock which are issuable to the holder thereof upon the exercise of an outstanding Common Stock Purchase Option (the "Merchant Partners Option"); (vii) 326,000 shares of Common Stock which may, at the option of the Company, be issued to the Company's investor relations firm (the "CRG Shares");
(viii) 500,000 shares of Common Stock which are issuable to the holder thereof upon the exercise of outstanding options (the "CRG Options"); and (ix) 200,000 shares of Common Stock which are issuable to the holder thereof upon the exercise of an outstanding Common Stock Purchase Warrant (the "TODA Warrant").

         The Common Stock offered by the Selling Securityholders hereby may be offered from time to time for the account of the Selling Securityholders. The Selling Securityholders may sell the shares of Common Stock being offered by them from time to time in transactions in the over-the-counter market, in negotiated transactions, or by a combination of these methods at market prices prevailing at the time of the sale, at prices related to such market prices or at negotiated prices. There can be no assurance, however, that the Selling Securityholders will sell any of the shares of Common Stock offered hereby. See "PLAN OF DISTRIBUTION" and "SELLING SECURITYHOLDERS." Tracker U.S. will not receive any of the proceeds from any sale of the shares of Common Stock. See "USE OF PROCEEDS."

         The Common Stock is traded on the over-the-counter market and is quoted on the OTC Bulletin Board under the symbol "TRKR." On August 30, 1996, the high bid price and the asked price of the Common Stock were $ 0.24 and $0.28 respectively. See "PRICE RANGE OF COMMON STOCK."

AVAILABLE INFORMATION


         The Registrant is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports and other information filed by the Registrant with the Commission pursuant to the informational requirements of the Exchange Act can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 and at the Commission's regional offices located at 7 World Trade Center, Suite 1300, New York, New York 10048 and at 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies of such materials may also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington D.C. 20549 at prescribed rates. In addition, the Company is an electronic filer and the Commission maintains a Web site (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding electronic filers.

                           ---------------------------

         The Company will furnish its stockholders with annual reports containing audited financial statements.

         The Selling Securityholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell shares of Common Stock from time to time on terms to be determined at the time of sale. To the extent required, the specific shares to be sold, the names of the Selling Securityholders, purchase price, public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. The aggregate proceeds of the Selling Securityholders from the shares will be the purchase price of shares sold less the aggregate agents' commissions. See "SELLING SECURITYHOLDERS" and "PLAN OF DISTRIBUTION." To the extent required, such Prospectus Supplement will also set forth information regarding any indemnification by the Company of the Selling Securityholders or any underwriter, dealer or agent against certain liabilities, including liabilities under the Securities Act.

         The Selling Securityholders and any broker-dealer, agent or underwriter which participates with the Selling Securityholders in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the securities purchased by them may be deemed to be underwriting discounts or commissions under the Securities Act. See "PLAN OF DISTRIBUTION."

                               PROSPECTUS SUMMARY

         The following summary of certain information contained in this Prospectus is not complete. This summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Prospective investors must read the entire Prospectus. The securities offered hereby are speculative and involve a high degree of risk. See "RISK FACTORS." As used in this Prospectus, the term "Company" includes The Tracker Corporation of America, a Delaware corporation ("Tracker U.S."), and The Tracker Corporation, an Ontario, Canada corporation ("Tracker Canada"), a wholly-owned subsidiary of Tracker U.S., unless the context indicates otherwise; provided, however, that with respect to all information provided herein relating to Tracker U.S.'s Common Stock, options, warrants and other capital securities, the term "Company" means Tracker U.S., unless the context otherwise requires. All dollar amounts contained in this Prospectus are in U.S. dollars unless otherwise noted. The assets and liabilities of the Company are translated at the June 30, 1996 exchange rate while revenues, expenses and cashflows are translated at the average rates in effect for the period.

THE COMPANY


         The Tracker Corporation of America, a Delaware corporation ("Tracker U.S."), is a development stage company which, through its wholly-owned Canadian subsidiary, The Tracker Corporation, an Ontario, Canada corporation ("Tracker Canada"), has developed and has begun to market, sell and operate a personal property identification and recovery system which uses advanced bar code and laser scanning technology to aid in the identification and recovery of lost and stolen personal possessions. The Company launched its service in a limited test market in Toronto, Canada in October 1994 and is slowly continuing to expand its service throughout Canada. The Company recently began test marketing in the United States and has begun to introduce its service to various communities in the United States through the use of diverse marketing channels. As of September 30, 1996, the Company has installed only 17 scanners in the United States. The Company's service has been endorsed by the International
Association of Chiefs of Police (the "IACP"). The Company has agreed to pay the IACP a royalty fee for such endorsement. See "BUSINESS--The IACP Endorsement." To date, the Company has received very limited revenues from sales of its service.


         The Company offers its members special encoded labels that are attached to the members' personal possessions and contain ownership information in advanced bar code form (PDF 417 symbology). After a member's lost item has been found and then scanned, the labels are linked electronically to a central computer base. A Company service representative then notifies the member that his or her possession has been found and informs the member of the item's location. The identified item may then be picked up by the member, or delivered to the member safely and promptly by courier at the member's expense. The Company also has implemented and offers a supplemental service called the "Tracker Plus" service, which covers the full cost of returning possessions to members.

         The Company plans to expand its recovery service by having manufacturers of products such as computer chips, bicycles, power tools, electronic equipment, cameras and auto parts apply the Company's coding, through laser etching or other methods, directly onto or into products at the source of manufacture. The Company believes that this expansion of its service will be attractive to manufacturers because (i) it will add value to their products by showing that they care about their customers and their customers' ability to recover lost or stolen items and (ii) the coding will enhance the ability of manufacturers and distributors to combat retail and warranty fraud. Currently, however, the Company does not have a contract with any manufacturers to laser etch the Company's coding or to directly apply the Company's coding at the source of manufacture using any other method. The Company anticipates, that if such contracts are procured, the manufacturers will absorb the cost of the laser etching either directly or indirectly (i.e., through the unit price charged to the manufacturer by the Company). There can be no assurance, however, that the Company will be able to successfully expand its service in this fashion.

         In addition to the Company's personal property identification and recovery system, the Company has implemented and is currently offering a card registration service. The Company offers members of this program the benefit and convenience of card registration. With one phone call, a member can (a) cancel all his lost or stolen cards (whether they be debit cards, gas cards, automated bank teller cards, department store cards or credit cards), (b) request replacement cards, (c) request a change of address for all his cards, (d) receive $15,000 in travel insurance on common carrier, (e) receive $2,000 in AD&D insurance, (f) receive $500 in airline discounts and (g) be covered on fraudulent charges up to $10,000. This service includes 24 identification labels, a card registration form and an indemnification certificate.

THE OFFERING

         Selling Securityholders may sell up to (i) 4,709,181 already issued shares of Common Stock, (ii) 250,000 shares of Common Stock which are issuable to the holder of the Common Warrants upon the exercise thereof; (iii) 960,002 shares of Common Stock which are issuable to the holders of the First Series Convertible Debentures upon the conversion of such debentures into Common Stock;
(iv) 728,957 shares of Common Stock which are issuable to the holders of the Second Series Convertible Debentures upon the conversion of such debentures into Common Stock; (v) 5,225,339 shares of Common Stock which are issuable to the holders of the Exchangeable Preference Shares and Exchangeable Preference Warrants upon the exchange of Exchangeable Preference Shares for Common Stock;
(vi) 900,000 shares of Common Stock which are issuable to the holder of the Merchant Partners Option upon the exercise thereof; (vii) 326,000 CRG Shares;
(viii) 500,000 shares of Common Stock which are issuable to the holder of the CRG Options upon the exercise thereof; and (ix) 200,000 shares of Common Stock which are issuable to the holder of the TODA Warrant upon the exercise thereof. The Selling Securityholders may sell such shares from time to time in transactions in the over-the-counter market, in negotiated transactions, or by a combination of these methods at market prices prevailing at the time of the sale, at prices related to such market prices or at negotiated prices. There can be no assurance, however, that the Selling Securityholders will sell any of the shares of Common Stock offered hereby.

COMMON STOCK CURRENTLY
OUTSTANDING(1) (2)                  15,921,647

COMMON STOCK TO BE OUTSTANDING
AFTER THE OFFERING(1) (2) (3)       19,578,482

USE OF PROCEEDS                     The Company will not receive any of the
                                    proceeds of any sales. See "USE OF
                                    PROCEEDS."

RISK FACTORS                        Investors should carefully consider the
                                    factors listed under "RISK FACTORS."
-----------------
(1) Includes 10,711,885 shares of Common Stock and 5,209,762 shares of Class B Voting Common Stock outstanding as of June 25, 1996.

(2) Excludes 120,000 shares reserved for issuance in the future in connection with Tracker U.S.'s Stock Incentive Plan, shares that may be issued in the future if the Company issues any more of the $810,471 aggregate principal amount of Second Series Convertible Debentures which were authorized but not yet issued as of June 25, 1996 and if such debentures are converted into Common Stock, 250,000 shares reserved for issuance in the future upon exercise of the Common Warrants, 500,000 shares reserved for issuance in the future upon exercise of the Company's other outstanding warrants, 15,577 shares reserved for issuance upon the exercise of Tracker Canada Exchangeable Preference Warrants into Tracker Canada Exchangeable Preference Shares and the exchange of such shares into shares of Common Stock, shares reserved for issuance in the future upon the exercise by Saturn Investments, Inc. of its option to purchase an additional amount of shares of Common Stock that would provide Saturn (when combined with common shares held by Saturn at the time of exercise) with ownership of 25% of the Company's issued and outstanding voting equity, and 326,000 shares and options to purchase 500,000 shares that may be issued in the future pursuant to an agreement with the Company's investor relations firm. See "EXECUTIVE COMPENSATION - 1994 Stock Incentive Plan," "DESCRIPTION OF SECURITIES," and "CERTAIN

         RELATIONSHIPS AND RELATED TRANSACTIONS - Investment by Saturn Investments, Inc." and "- Corporate Relations Group."

(3) Adjusted to give effect to the conversion of First Series Convertible Debentures into 960,002 shares, the conversion of Second Series Convertible Debentures into 728,957 shares, the conversion of Convertible Preferred Stock into 867,876 shares (based on the conversion price in effect as of June 25, 1996), the exercise of the Merchant Partners Option into 900,000 shares, and the exercise of the TODA Warrant into 200,000 shares. See "DESCRIPTION OF SECURITIES - Convertible Debentures," "- Preferred Stock," "- Merchant Partners Option" and "- TODA Warrant."

         The following table summarizes certain selected consolidated financial data of the Company and is qualified in its entirety by the more detailed financial statements contained elsewhere in this Prospectus. The selected consolidated financial data at March 31, 1995 and 1996 and for the fiscal years ended March 31, 1995 and 1996 and the period from inception at May 6, 1993 through March 31, 1994 have been derived from the audited consolidated financial statements of the Company which have been audited by Price Waterhouse LLP, independent accountants. The selected consolidated financial data for the three months ended June 30, 1996 have been derived from the unaudited consolidated financial statements of the Company, which include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended June 30, 1996 are not necessarily indicative of results to be expected for the year ending March 31, 1997.

SUMMARY CONSOLIDATED FINANCIAL INFORMATION

Consolidated Statement of      Inception (May 6, 1993)   Fiscal Year Ended     Fiscal Year Ended    3 Months Ended
Operations Data                   to March 31, 1994        March 31, 1995         March 31, 1996     June 30, 1996
-------------------------         -----------------     -----------------     -----------------     --------------
Revenue                              $        --          $    10,187           $   106,522       $    65,872
Net loss                              (2,043,425)          (5,068,583)           (6,090,730)       (1,262,712)
Net loss per share                         (0.38)               (0.71)                (0.57)            (0.10)

Consolidated Balance Sheet Data    March 31, 1994         March 31, 1995         March 31, 1996
-------------------------------    --------------        ----------------       ---------------
Total assets                            2,675,527            1,669,452             1,193,742         1,419,161
Total current liabilities                 275,660            1,446,543*            2,393,631*        2,055,784*
Long-term debt                                 --                   --                    --                --
Total stockholder's equity              2,399,867              222,909            (1,378,772)       (1,108,682)
Working capital                         2,195,349             (445,686)           (1,728,529)       (1,321,725)

--------------
* Included in total current liabilities for June 30, 1996 are $1,150,000 of convertible subordinated debentures and $210,956 of current deferred revenues (as compared with $1,460,000 of convertible subordinated debentures and $115,241 of deferred revenues for March 31, 1996 and $0 of convertible subordinated debentures and $10,998 of deferred revenues for March 31, 1995).

                                  RISK FACTORS

         The securities offered by this Prospectus are speculative and involve a high degree of risk. In addition to the other information in this Prospectus, prospective investors should carefully consider the following factors in evaluating a purchase of securities offered by this Prospectus.

LACK OF PROFITABILITY; CONTINUING LOSSES EXPECTED; INDEPENDENT ACCOUNTANTS' CONCERN ABOUT THE COMPANY'S ABILITY TO CONTINUE AS A GOING CONCERN

         Prior to its acquisition of Tracker Canada in July 1994, Tracker U.S. had been inactive for several years and had conducted no significant operations or activities. Tracker Canada, which originated the Company's present line of business, was founded in May 1993. During the three month period ended June 30, 1996, the Company incurred a net loss of $1,262,712 and, at the end of such period, had an accumulated deficit of $14,465,450. During the fiscal year ended March 31, 1996, the Company incurred a net loss of $6,090,730. The Company expects to continue to incur losses through at least March 31, 1997. From the date of inception (May 6, 1993) through June 30, 1996, the Company had realized revenues of only $182,581. The report of independent accountants covering the company's financial statements for the year ended March 31, 1996 expresses substantial doubt about its ability to continue as a going concern because it is a development stage company and has not yet been able to generate significant revenues or attract outside financing. There can be no assurance that the Company will be able to attract significant outside financing on terms acceptable to the Company or that the Company will achieve profitable operations. If the Company is unable to attract such financing or achieve profitable operations, it may be forced to cease or significantly limit its operations. See "RISK FACTORS - Additional Financing Requirements," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS - The Company's Personal Property Identification and Recovery System," and "BUSINESS - The Company's Marketing Strategy."


EARLY STAGE OF COMPANY; FAILURE OF CERTAIN MARKETING CAMPAIGNS

         The Company is a development stage company that has developed and has begun to market, sell and operate its personal property identification and recovery system and its card registration service. To date, the Company has generated only modest sales. Further, two of the Company's television test marketing efforts, both of which were through L.L. Knickerbocker Company, Inc. ("Knickerbocker"), resulted in substantially less sales of the Company's personal property identification and recovery service than the Company had anticipated. First, Knickerbocker in November 1995 launched an unsuccessful television test marketing campaign that aired via broadcast television in six markets in the United States and nationally via certain cable television channels. Second, through Knickerbocker, the Company obtained a purchase order from The Home Shopping Network for 2,500 personal property protection ("Tracker Plus") kits. The Company's appearance on The Home Shopping Network in June 1996, however, resulted in sales by The Home Shopping Network of only nine of the kits. Accordingly, there can be no assurance that the Company will gain acceptance of its system by the public.


         The Company's operations and resulting cash flows are subject to all of the risks inherent in an emerging business enterprise. The commercial introduction of the Company's services will present marketing and financial challenges for the Company. To achieve significant revenues and profitable operations on a continuing basis, the Company must successfully market, sell and operate its services. There can be no assurance that the Company will be able to do so. In addition, although the Company has been generating ongoing revenues since December 31, 1995, there can be no assurance that sales made by the Company will be at volumes and prices sufficient for the Company to achieve profitable operations. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF

FINANCIAL CONDITION AND RESULTS OF OPERATIONS," "BUSINESS - The Company's Personal Property Identification and Recovery System," "BUSINESS - The Company's Marketing Strategy" and "BUSINESS - The Company's Plan of Distribution."


LACK OF FORMAL AGREEMENTS WITH MANUFACTURERS TO APPLY THE COMPANY'S CODING AT THE SOURCE OF MANUFACTURE

         The Company plans to expand its recovery service by having manufacturers of products such as computer chips, bicycles, power tools, electronic equipment, cameras and auto parts apply the Company's coding, through laser etching or other methods, directly onto or into products at the source of manufacture. Currently, the Company does not have a contract with any manufacturers to laser etch the Company's coding or to directly apply the Company's coding at the source of manufacture using any other method. There can be no assurance that the Company will be able to successfully expand its service in this fashion.

REMOVAL OF THE IDENTIFICATION LABELS

         The Company offers its members special encoded labels that are attached to the members' personal possessions and contain ownership information in advanced bar code form (PDF 417 symbology). Although the Company believes that its labels provide a better method of identification that will remain on possessions and will remain intact because the labels: (i) use a 1.0 mil strong, permanent acrylic adhesive; (ii) have high cohesion; (iii) have good resistance to heat, cold and ultraviolet rays; (iv) have good quick-stick, peral and shear strength; (v) include a hard layer coating on the exterior of the label for abrasion resistance and resistance to solvents; and (vi) are read by PDF 417 technology which allows scanning even if the labels are partially defaced, there can be no assurance that the Company's labels will not be removed. See "BUSINESS -- The Company's Personal Property Identification and Recovery System - The Identification Device." Any failure of the labels to adhere properly could damage the credibility of the Company's personal property identification and recovery service and could have a material adverse effect on the Company's business, operating results and financial condition.

ABILITY OF THE COMPANY TO ESTABLISH AND LOCATE SCANNERS

         The Company has begun to locate the scanning equipment required to scan the PDF 417 encoded labels at key points of recovery in major metropolitan areas in North America. The average cost to the Company to install the scanning equipment is $2,500 per installation. As of September 30, 1996, the Company had installed 40 scanners in Canada. Additionally, as of September 30, 1996, the Company has letters of intent from more than 125 police, sheriff and other locations throughout the United States to accept the Company's scanners but had installed only 17 scanners in the United States pursuant to these letters of intent. There can be no assurance, however, that these letters of intent will result in additional placed scanners or that the Company will be able to continue to establish strategic or centrally located scanners throughout a wide geographic area. Any failure to place additional scanners could damage the credibility of the Company's personal property identification and recovery service and could have a material adverse effect on the Company's business, operating results and financial condition.


ABILITY OF THE COMPANY TO OPERATE A LARGE INFORMATION SYSTEMS DATABASE; LIMITED EXPERIENCE OF EXISTING PERSONNEL

         After a member's lost item has been found and scanned, the labels are linked electronically to a central computer database maintained and operated by the Company, which contains membership information that permits the Company to identify the member who owns a retrieved article. Although the Company does not expect to encounter any difficulty in operating or maintaining a large database, the Company's existing personnel have not previously operated or maintained any other large database and therefore their experience is limited. Although the Company does not expect to encounter any difficulty in operating or maintaining a large database, the Company's existing personnel have not previously operated or maintained any other large database and therefore their experience is limited. To ensure the security and integrity of its membership and recovery code databases, the Company uses a combination of program design, technology and Company policies. See "BUSINESS -- The Company's Personal Property Identification and Recovery System -- The Computer Database." No security system or procedures are foolproof and many aspects of the Company's operations involve some degree of security risk. Any material breach of security could have a material adverse effect on the Company's business, operating results and financial condition.


DEPENDENCE ON THIRD PARTY MARKETING COMPANIES

         The Company is dependent to some extent on the marketing efforts of third party marketing companies. For example, with respect to the Company's personal property identification and recovery service, on April 8, 1996, the Company entered into a marketing agreement with Tracker Referral Network International, Inc. ("Tracker Referral"), a direct sales company in the business of marketing through independent distributors using a proprietary marketing plan. Under the agreement, Tracker Referral was appointed as the Company's exclusive multi-level marketing company in the United States and was granted non-exclusive rights to make direct commercial sales to third party businesses in the United States, in both cases provided that certain sales quotas are achieved. The agreement is for an initial term of five years and automatically renews for an additional five years upon Tracker Referral's attainment of the specific sales quotas. Additionally, the Company is obligated to provide the Company's products and marketing materials to Tracker Referral at prices specified in the agreement. With respect to the Company's card registration service, the Company has entered into an independent contractor agreement with Datatrack, Inc. ("Datatrack") pursuant to which Datatrack conducts telemarketing efforts for the Company in the United States. Provided certain sales quotas are met, the agreement runs for consecutive automatically renewing one year terms and provides Datatrack a right of first refusal to provide services to the Company if the business is expanded beyond the United States or if the card registration service is sold by any method other than telemarketing. Under the agreement, the Company is obligated to pay weekly commissions to Datatrack in an amount equal to 50% of the net proceeds of final sales made by Datatrack. Although the Company believes that its relationships with Tracker Referral and Datatrack are on good terms, there can be no assurance that these relationships will continue on such terms. Any failure on the part of the Company to continue marketing its products through Tracker Referral and Datatrack could have a materially adverse effect on the Company's business, financial condition and results of operations.


ADDITIONAL FINANCING REQUIREMENTS AND POTENTIAL DILUTION OF STOCKHOLDERS

         The Company will require additional funds in order to successfully market, sell and operate its services. The Company's inability to obtain financing or to raise additional capital, when needed and in amounts and on terms favorable to the Company, could prevent or delay the marketing, sale and operation of the Company's services and could have a material adverse effect on the Company's business, operating results and financial condition. Although the Company intends to raise capital through additional debt or equity offerings, no assurance can be given that the Company will be able to do so or that the terms of any such offerings will be favorable to the Company. See "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Liquidity and Capital Resources," "MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS - Capital Requirements," and "BUSINESS Capital Requirements." Further, if the Company issues additional equity securities or debt securities convertible into equity securities, the ownership interest of the Company's stockholders would be diluted. This is especially true if the Company sells equity securities at discounts or debt securities with high interest rates or discounted conversion rates. For example the Company has issued 350 shares of Convertible Preferred Stock with a conversion price equal to 33% less than the average of the published OTC Bulletin Board closing bid prices for the Company's Common Stock for the five trading days preceding, at the election of the holder, the date such holder's subscription to purchase the Convertible Preferred Stock was accepted by the Company or the date such holder's conversion notice is received by the Company (however, the conversion price shall in no event be less than $0.15). The total amount to be raised under the Convertible Preferred Stock has been set at $1,375,000. See "DESCRIPTION OF SECURITIES -- Preferred Stock."


1996 STOCK WAGE AND FEE PAYMENT PLAN; ABILITY OF FULL-TIME EMPLOYEES AND OUTSIDE DIRECTORS TO RECEIVE TRADABLE COMMON STOCK AT 50% OF MARKET VALUE

         The Board of Directors recently approved a 1996 Stock Wage and Fee Payment Plan for the period October 1, 1996 through January 31, 1997 (the "1996 Wage Plan"), under which stock may be granted to certain employees and outside directors in lieu of all or part of their cash compensation. As an incentive for employees or outside directors to accept stock as wages instead of cash, the number of shares granted to some participants in lieu of cash is based on a price per share of less than fair market value. For example, participants may elect to receive stock at a rate equal to 50% of its fair market value in lieu of cash compensation. See "EXECUTIVE COMPENSATION -- 1996 Stock Wage Plan." The 1996 Wage Plan may have the effect of depressing the market value of the Company's Common Stock and making it more difficult for the Company to raise additional equity financing under terms satisfactory to the Company.

MANAGEMENT OF FUTURE GROWTH

         One of the Company's principal objectives is to be the first to market, sell and operate a personal property identification and recovery system. If the Company achieves that objective, its growth will place a strain on the Company's management, operational and financial resources. The Company's ability to be the first to market, sell and operate a personal property identification and recovery system, to achieve profitable operations and to manage future growth will depend upon the Company's ability to continue to implement operational, financial and accounting systems, to attract and retain highly qualified personnel to manage the future growth of the Company, and to expand, train and manage its employee base. There can be no assurance that the Company will be successful in these respects.

SOURCES OF SUPPLY; LACK OF FORMAL AGREEMENTS WITH SUPPLIERS


         The Company's ability to market, sell and operate its personal property identification and recovery system depends in part on its ability to procure the necessary scanning equipment, labels, courier services and scanning locations. Although the Company has preliminary understandings or agreements with suppliers of such equipment, labels and services, the Company's agreements or understandings tend to be informal, may be difficult to enforce, and may be subject to termination. For example, the Company has obtained an informal agreement with Symbol, the manufacturer of the laser scanners, to maintain the Company's exclusive right to use the laser scanners in connection with a personal property recovery service if the Company purchases 830 scanners during the 1996 calendar year. As of September 30, 1996, the Company had purchased 17 scanners during the 1996 calendar year. As a result, the Company is materially behind in terms of reaching its goal of purchasing 830 scanners during that period from Symbol. Accordingly, there can be no assurance that such equipment, labels and services will be available when needed by the Company or on terms favorable to the Company. Additionally, the Company's requirements to date under these understandings or agreements have been low in volume. Although the Company anticipates that its suppliers will be able to meet its future needs, there can be no assurance that the Company's suppliers will be able to meet such needs in periods, if any, of increased volume. Any unavailability of such equipment, labels or services on terms favorable to the Company could prevent or delay the development, marketing, sale, operation and effectiveness of the Company's personal property identification and recovery system and could have a material adverse effect on the Company's business, operating results and financial condition. See "BUSINESS - Key Suppliers" and "BUSINESS - The Company's Personal Property Identification and Recovery Network - The Scanning Network," and "BUSINESS - The Company's Marketing Strategy."

LACK OF PUBLIC ACCEPTANCE OF THE COMPANY'S SERVICES

         In light of the limited revenues received by the Company to date, the reliance on services rendered by other providers, and more traditional methods of personal property recovery or replacement, there can be no assurance that the Company will gain a significant level of acceptance by the public of its service.

COMPETITION

         The Company is aware of one company that is planning to introduce services similar to the Company's. The Company believes that this competitor may offer a service that provides labels for identification purposes and an 800-number through which the finder and the owner of an item may be put in contact with each other to make their own arrangements for the return of the item to the owner. The Company believes that this company will not offer an integrated system, like the Company's, which not only provides a means of identifying an item, but also provides a complete pick up and delivery system. The Company also may face competition from alternative personal property identification methods such as tracking property by serial number or by the property owner's imprinted name and address or from conventional forms of insurance that reimburse consumers for lost items. Such insurance typically also provides reimbursement for items that are destroyed by fire, flood or acts of God. Further, conventional insurance has high market acceptance and conventional insurance companies typically have substantial resources to market their products effectively and aggressively. Although the Company's personal property identification and recovery service differs from conventional insurance in that its objective is to return its members' personal possessions, there can be no assurance that the Company will be able to compete effectively with conventional insurance providers.


         The successful introduction of such services by this or any other competitors, or the introduction by competitors of ineffective systems which damage the credibility of the Company's industry as a whole, could have a material adverse effect on the Company's business, operating results and financial condition. Moreover, the expansion of services or an increase in the level of competition by this competitor, or the entry of new competitors, could have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully with existing or new competitors in the personal property identification and recovery business.

         With respect to the Company's card registration service, the Company's market share is small and the market is highly competitive. Competitors include Signature Group, CUC International, Safecard Services, American Express and others. These competitors have longer operating histories, benefit from substantially greater market recognition and have substantially greater financial and marketing resources than the Company. In addition, certain competitors have contractual relationships with credit card issuers for sales of subscriptions to the issuers' cardholders. Competition in this third party endorsed segment of the credit card industry is intense. Factors affecting the outcome of competition with respect to the third party endorsed segment include the quality and reliability of the services to be offered, subscriber acquisition strategy and expertise (which is highly dependent upon creative talents), operational capability, reputation, financial stability of the company supplying the services, the confidence of credit card issuers in the company's management, the compensation or fee paid to the credit card issuer and the security maintained by the company with respect to the credit card and credit data of which it has custody. As of the date of this Prospectus, the Company had no contractual relationships with any credit card issuers and there can be no assurance that it will be able to develop any such relationships. This may place the Company at a competitive disadvantage with respect to its card registration service. In addition, an increase in the level of competition from existing competitors, or the entry of new competitors, may have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully with existing or new competitors in the card registration business. See "BUSINESS - Competition."

INTELLECTUAL PROPERTY PROTECTION AND INFRINGEMENT

         The Company's success will depend, in part, on its ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. The Company will rely on a combination of trade secret and trademark laws, nondisclosure and other contractual agreements, and technical measures to protect the confidential information, know-how and proprietary rights relating to its personal property identification and recovery system. The Company has filed for trademark and service mark protection in the United States and Canada over the following: (i) "All is not lost(TM)"; (ii) "Use it or lose it(TM)"; (iii) "Tracker: The Ultimate Warranty(TM)"; (iv) "Tracker(TM)"; and (v) the Tracker logo. The applications in the United States for all marks except "Tracker(TM)" and the Tracker logo have been restricted to services only as opposed to goods. In addition, the Company has filed an international patent application pursuant to the Patent Cooperation Treaty for its personal property identification and recovery system. There can be no assurance, however, that these will mature into an issued patent or issued trademarks or service marks or that any patent, trademark or service mark obtained or licensed by the Company will be held valid and enforceable if asserted by the Company against another party. In addition, the above protections may not preclude competitors from developing a personal property identification and recovery system that is competitive with the Company's system. The Company does not believe that its products and trademarks and other confidential and proprietary rights infringe upon the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against the Company in the future. The successful assertion of such claims would have a material adverse effect on the Company's business, operating results and financial condition. See "BUSINESS - Intellectual Property Protection and Infringement."

LIMITED MARKET; POSSIBLE VOLATILITY OF STOCK PRICE

         Tracker U.S.'s Common Stock is traded in the over-the-counter market and is quoted on the OTC Bulletin Board. The market for the Common Stock must be characterized as extremely limited due to the low trading volume and the small number of brokerage firms acting as market makers. Additionally, stocks traded on the OTC Bulletin Board generally have limited brokerage and news coverage. Thus, the market price of the Common Stock may not reflect the value of the Company. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the value of, the Common Stock. No assurance can be given that the over-the-counter market for the Company's securities will continue, that a more active market will develop or that the prices in any such market will be maintained at their current levels or increased. See "PRICE RANGE OF COMMON STOCK." Factors such as technological innovations, new product developments, general trends in the Company's industry, quarterly variations in the Company's results of operations, and market conditions in general may cause the market price of the Common Stock to fluctuate significantly. The stock markets have experienced extreme price and volume fluctuations. These broad market fluctuations and other factors may adversely affect the market price of the Common Stock.

PENNY STOCK RULES

         The Common Stock is subject to the penny stock rules promulgated under the Exchange Act (the "Penny Stock Rules"). The Penny Stock Rules regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.) The Penny Stock

Rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation.

         In addition, the Penny Stock Rules require that prior to a transaction in a penny stock not otherwise exempt from such rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the Common Stock. Thus, investors may find it more difficult to sell the Common Stock.

CONCENTRATION OF OWNERSHIP; EFFECT OF CERTAIN CHARTER AND BYLAW PROVISIONS

         By way of background, in March 1994, prior to the Reorganization, Tracker Canada received an investment of CDN $3,350,000 from Stalia Holdings B.V. ("Stalia") for units consisting of common shares of Tracker Canada and warrants to purchase common shares of Tracker Canada. In connection with that investment by Stalia, Tracker Canada on March 14, 1994 entered into a Stock Option Agreement with Stalia (the "Stalia Option Agreement") and Tracker Canada and certain of its stockholders entered into a Right of First Refusal, Co-Sale and Voting Agreement with Stalia (the "Stalia Agreement"). As of January 31, 1996, Stalia transferred its Tracker Canada Exchangeable Preference Shares to Saturn Investments, Inc. ("Saturn"), an affiliate of Stalia. Stalia also transferred to Saturn all of Stalia's rights under the Stalia Option Agreement and the Stalia Agreement.

         The Company's directors, officers, principal stockholders and their affiliates will continue to beneficially own approximately 38.8% of the Company's Common Stock immediately following this offering, assuming that the Exchangeable Preference Shares and Exchangeable Preference Warrants will be exchanged into 5,225,339 shares of Common Stock, that currently exercisable options to purchase 9,999 shares of Common Stock will be exercised in full, that the Convertible Debentures outstanding as of June 25, 1996 will be converted in full into approximately 1,688,959 shares of Common Stock, that Saturn Investments, Inc. ("Saturn") will exercise its option to purchase an additional amount of shares of Common Stock (3,903,797) that would provide Saturn (when combined with common shares held by Saturn at the time of exercise) with ownership of 25% of the Company's issued and outstanding voting equity, that the Convertible Preferred Stock outstanding as of June 25, 1996 will be converted into 867,876 shares of Common Stock (based on the conversion price in effect as of June 25, 1996), that the TODA Warrant will be exercised into 200,000 shares of Common Stock, and that the Merchant Partners Option will be exercised into 900,000 shares of Common Stock. See "SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT." As a result of such ownership, the Company's directors, officers, principal stockholders and their affiliates will effectively have the ability to control the Company and direct its business and affairs. Such concentration of ownership may have the effect of delaying, deferring or preventing a change in control of the Company. In addition, the Company's Certificate of Incorporation and Bylaws contain provisions that have the effect of retaining the control of current management and that may discourage acquisition bids for the Company. Such provisions could limit the price that investors might be willing to pay in the future for shares of the Company's Common Stock and impede the ability of stockholders to replace management even if factors warrant such a change. See "DESCRIPTION OF SECURITIES - Anti-Takeover Effects of Provisions of the Certificate of Incorporation and Bylaws."

         In addition, Saturn has a contractual right, which to date it has not exercised, to have one representative on the Company's Board of Directors, which representative may be removed only with the written consent of Saturn. Saturn also has the right to attend Board meetings and to receive certain information regarding the Company. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS - Investment by Saturn Investments, Inc."

RIGHTS TO ACQUIRE ADDITIONAL SHARES

         Tracker U.S. has outstanding Common Warrants to purchase 750,000 shares of its Common Stock at $5.00 per share during the period commencing on July 12, 1995 and ending on the first date after July 12, 1996 on which the Common Stock can be purchased at a legally marginable price. See "DESCRIPTION OF SECURITIES Common Warrants." In addition, Tracker U.S.'s wholly-owned subsidiary, Tracker Canada, has outstanding Exchangeable Preference Warrants to purchase 15,577 of Tracker Canada's Exchangeable Preference Shares at Canadian $14.00 per share that expire on various dates, the last of which is September 23, 1996. If the Exchangeable Preference Warrants are exercised into Exchangeable Preference Shares, such Exchangeable Preference Shares may be exchanged on a one-for-one basis for shares of Common Stock after July 12, 1995 and will automatically be exchanged for shares of Common Stock on July 12, 2002. See "DESCRIPTION OF SECURITIES - Exchangeable Preference Warrants." Further, Tracker U.S. has agreed to grant its investor relations firm options to purchase up to 500,000 shares of Common Stock at various exercise prices ranging from $2.00 to $3.00 per share over the course of the next five years and may issue 326,000 shares of Common Stock to that firm in lieu of cash payments for its services. See "DESCRIPTION OF SECURITIES - CRG Shares and Options." Based on present market prices of the Common Stock, it is unlikely that the Common Warrants, Exchangeable Preference Warrants or CRG options will be exercised prior to their expiration dates.

         The Company has granted its directors options to purchase 43,333 shares of Common Stock pursuant to its stock incentive plan. An aggregate of 120,000 shares have been reserved for issuance pursuant to that plan. See "EXECUTIVE COMPENSATION - 1994 Stock Incentive Plan." In addition, Tracker U.S. has issued First Series Convertible Debentures in an aggregate principal amount of $1,000,000. The First Series Convertible Debentures may be converted into shares of Common Stock, in whole or in part, at a conversion rate of $0.4375 per share of Common Stock from October 1, 1995 through July 31, 1996. The conversion of all the remaining unconverted First Series Convertible Debentures would result in the issuance of approximately 906,002 shares of Common Stock. Tracker U.S. also has issued Second Series Convertible Debentures in an aggregate principal amount of $1,189,529 as of June 25, 1996. The Second Series Convertible Debentures may be converted into shares of Common Stock, in whole or in part, at various conversion rates, the weighted average of which is $1.045972 per share of Common Stock, from October 31, 1995 through July 31, 1996. The conversion of all the remaining unconverted Second Series Convertible Debentures outstanding as of June 25, 1996 would result in the issuance of approximately 728,957 shares of Common Stock. In addition, the Company's Board of Directors has authorized the issuance of up to an additional $810,471 aggregate principal amount of Second Series Convertible Debentures with a conversion price of not less than $0.9375 per share. If additional Second Series Convertible Subordinated Debentures are issued, additional shares of Common Stock could be acquired by the holders of any such additional debentures. See "DESCRIPTION OF SECURITIES - Convertible Debentures." Further, Tracker U.S. has outstanding the Merchant Partners Option to purchase 900,000 shares of Common Stock, subject to certain contingencies in the case of 700,000 of the shares, at various exercise prices ranging from $0.50 to $1.00. The option is exercisable for various periods ending on July 10, 2001. See "DESCRIPTION OF SECURITIES Merchant Partners Option." Tracker U.S. also has outstanding the TODA Warrant to purchase 200,000 shares of its Common Stock at an exercise price of $0.40 per share through May 30, 2001. See "DESCRIPTION OF SECURITIES - TODA Warrant."

         Further, the Company has granted to Saturn the right to purchase an additional amount of shares of Common Stock that would provide Saturn (when combined with common shares held by Saturn at the time of exercise) with ownership of 25% of the Company's issued and outstanding voting equity. The purchase price of such shares is their fair market value. The Company has also granted to Saturn a right of first refusal to purchase its pro rata share of certain new securities which the Company may from time to time propose to issue and sell. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Investment by Saturn Investments, Inc."

         For the life of these options, warrants and debentures (except for the Saturn options, which are exercisable at the fair market value of the shares purchased), the holders thereof will have the opportunity to profit from any difference between the exercise or conversion price of the options, warrants or debentures and any higher market price of the Common Stock of the Company without assuming the risks of ownership of the Common Stock. The presence of such options, warrants and debentures may have the effect of depressing the market value of the

Company's Common Stock and making it more difficult for the Company to raise additional equity financing under terms satisfactory to the Company. In addition, the holders of the options, warrants and debentures can be expected to exercise or convert them only at times when the Company in all likelihood would be able to obtain any needed capital by a new offering of its securities on terms more favorable than those provided by the options and warrants. To the extent any of the options, warrants or debentures are exercised or converted, the ownership interest of the Company's stockholders would be diluted. Moreover, Saturn's right of first refusal could have the effect of making it more difficult for the Company to raise additional equity financing under terms satisfactory to the Company.

                      SUMMARY TABLE OF OUTSTANDING OPTIONS,
                      WARRANTS AND CONVERTIBLE DEBENTURES*


==================================================================================================================================
                    EXERCISE/CONVERSION PRICE           EXERCISE/CONVERSION PERIOD                   NUMBER AND TYPE OF
                                                                                                     SHARES EXERCISABLE/
                                                                                                      CONVERTIBLE INTO
----------------------------------------------------------------------------------------------------------------------------------
Common              $5.00 per share                 Commencing on July 12, 1995 and             750,000 shares of Common Stock
Warrants                                            ending on the first date after July 12,
                                                    1996 on which the Common Stock can be
                                                    purchased at a legally marginable price
----------------------------------------------------------------------------------------------------------------------------------
Exchangeable        CDN$14.00 per share             Exercisable until various expiration dates, 15,577 Exchangeable Preference
Preference                                          the last of which is September 23, 1996     Shares
Warrants
----------------------------------------------------------------------------------------------------------------------------------
CRG Option          $2.00 per share                 Exercisable thru November 19, 1996          100,000 shares of Common Stock
                    $2.40 per share                 Exercisable thru November 19, 1997          100,000 shares of Common Stock
                    $2.60 per share                 Exercisable thru November 19, 1998          100,000 shares of Common Stock
                    $2.80 per share                 Exercisable thru November 19, 2000          100,000 shares of Common Stock
                    $3.00 per share                 Exercisable thru November 19, 2000          100,000 shares of Common Stock

----------------------------------------------------------------------------------------------------------------------------------
Merchant            Tranche I: $0.50 per share      Exercisable in three tranches with certain  Tranche I: 200,000 Shares of Common
Partners Option     Tranche II: $0.75 per share     preconditions and various expiration        Stock
                    Tranche III: $1.00 per share    dates, the last of which is July 10, 2001.  Tranche II: 450,000 Shares of
                    (subject to adjustment)                                                     Common Stock
                                                                                                Tranche III: 250,000 Shares of
                                                                                                Common Stock
----------------------------------------------------------------------------------------------------------------------------------
TODA Warrant        $0.40 per share (subject to     May 30, 2001                                200,000 shares of Common Stock
                    adjustment)
----------------------------------------------------------------------------------------------------------------------------------
First Series        $0.4375/share                   October 1, 1995 through December 1, 1996    960,002 shares of Common Stock
Convertible
Debentures
----------------------------------------------------------------------------------------------------------------------------------
Second Series       Various conversion rates, the   October 1, 1995 through December 1, 1996    728,957 shares of Common Stock
Convertible         weighted average of which is
Debentures          $1.00143 per share
----------------------------------------------------------------------------------------------------------------------------------
Saturn Option       Fair market value on the        Terminates upon the closing date of the     Number of shares, which, when
                    exercise date                   Company's first public offering, or on      combined with currently held shares,
                                                    March 14, 1999, whichever occurs first      would provide Saturn with 25%
                                                                                                ownership of the Company's issued
                                                                                                and outstanding voting equity
----------------------------------------------------------------------------------------------------------------------------------
1994 Stock          $7.95 per share                 July 12, 1994 through July 12, 2004         33,333 shares of Common Stock
Incentive Plan                                      (with certain exceptions)
Options
                    $1.81 per share                 July 12, 1994 through July 12, 2004         10,000 shares of Common Stock
                                                    (with certain expections)
==================================================================================================================================


* This table is summary in nature and the information contained herein is current as of June 30, 1996. See "DESCRIPTION OF SECURITIES" for a detailed discussion of the outstanding options, warrants and convertible debentures.

SHARES ELIGIBLE FOR FUTURE SALE; REGISTRATION OF ADDITIONAL SHARES

         Of the 10,711,885 shares of Common Stock that were outstanding as of June 25, 1996, 1,509,048 are freely tradeable and an additional 4,709,181 shares which are being registered by the Registration Statement of which this Prospectus is a part will, upon their sale pursuant to this Prospectus, become freely tradeable. All of the remaining 4,493,656 shares of Common Stock that were outstanding as of June 25, 1996 will become eligible for resale in the public market at subsequent dates after expiration of the applicable holding periods.

         In addition, the Registration Statement of which this Prospectus is part registers for resale by the holders thereof an aggregate of 9,090,298 shares of Common Stock that may be issued to certain persons by the Company pursuant to (i) the Common Warrants, (ii) the First Series Convertible Debentures, (iii) the Second Series Convertible Debentures, (iv) Tracker Canada's Exchangeable Preference Shares, (v) Tracker Canada's Exchangeable Preference Warrants that are exercisable into Exchangeable Preference Shares, which, in turn, are exchangeable on a one-for-one basis for shares of Common Stock, (vi) the Merchant Partners Option, (vii) the CRG Options and an agreement with CRG, and (viii) the TODA Warrant. See "DESCRIPTION OF SECURITIES." All such Common Shares will, upon their sale pursuant to this Prospectus, be freely tradeable. See "SHARES ELIGIBLE FOR FUTURE SALE" and "PLAN OF DISTRIBUTION." Future sales of substantial amounts of shares in the public market could adversely affect the market price of the Company's shares.

ABSENCE OF DIVIDENDS

         The Company has never paid any cash dividends on its Common Stock and does not intend to pay any cash dividends in the foreseeable future. Future earnings, if any, will be retained to fund the development and growth of the Company's business. In addition, Tracker U.S. has agreed not to declare and pay cash dividends on its Common Stock unless it also causes Tracker Canada to declare and pay cash dividends on the Tracker Canada Exchangeable Preference Shares at the same time and in the same manner as the dividends paid on the Common Stock of Tracker U.S. Tracker U.S. must provide Tracker Canada with adequate funds, through a contribution to capital surplus, to pay such dividends. Further, the Company's agreement with Saturn provides that, without first obtaining the written consent of Saturn, certain controlling stockholders must not vote for, and must exercise their best efforts as significant shareholders to ensure that the Board of Directors does not approve, the declaration or payment of any dividends or the making of any distribution out of the ordinary course of the Company's business to the shareholders of the Company. Prospective investors who seek dividend income from their investments should not purchase the securities offered by this Prospectus. See "DIVIDEND POLICY," "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Acquisition Transaction" and "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Investment by Saturn Investments, Inc."

DILUTION

         Purchasers of shares of Common Stock may experience immediate and substantial dilution in the net tangible book value of the Common Stock from the offering price. See "DILUTION."

INTERNATIONAL OPERATIONS

         The Company has operations in Canada and recently began test marketing in the United States. In addition, the Company has signed a letter agreement with Amerasia International Holdings Limited ("Amerasia") pursuant to which Amerasia will assist the Company in selling licenses for overseas markets. There can be no assurance, however, that this letter agreement will result in any sales of foreign licenses.

         International operations are subject to inherent risks, including unexpected changes in regulatory requirements, currency exchange rates, tariffs and other barriers, difficulties in staffing and managing foreign operations, and potentially adverse tax consequences. There can be no assurance that these factors will not have a material adverse impact on the Company's ability to market its system on an international basis. See "BUSINESS - International Operations."

         The Company does not engage in any hedging contracts because it receives the majority of its cash flow in United States dollars.

PRIOR BANKRUPTCY OF COMPANY'S PRESIDENT, EXECUTIVE VICE PRESIDENT AND DIRECTORS

         I. Bruce Lewis, the Company's Chief Executive Officer, President, and Chairman of the Board of Directors, and Mark J. Gertzbein, the Company's Executive Vice President, Chief Financial Officer, Secretary, Treasurer and Deputy Chairman of the Board of Directors, were previously involved with Albert Berg Limited, a company which was petitioned into bankruptcy by its creditors in May 1990. Mr. Lewis was the President and a Director and Mr. Gertzbein was the Vice President, Finance and Administration, of Albert Berg Limited. See "MANAGEMENT - Directors and Executive Officers of the Company."

INDEMNIFICATION OF COMPANY'S OFFICERS AND DIRECTORS

         The Company's Certificate of Incorporation and By-laws provide for indemnification of all Directors and officers. In addition, each Director of the Company has entered into a separate indemnification agreement with the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Transactions with Management."

GOVERNMENTAL REGULATIONS

         The Company is marketing its services through the use of telemarketing and may be subject to state regulation of telemarketing if it is deemed to be a telemarketer within the meaning of such regulations. A telemarketer's failure to comply with the regulations may result in civil and/or criminal liability. Although the Company believes it is in substantial compliance with all currently applicable regulations, additional regulations could be enacted in the future that could have an adverse effect on the Company's business, operating results and financial condition.

         In addition, the Company, through Tracker Referral Network International, Inc. ("Tracker Referral") pursuant to a marketing agreement with Tracker Referral, is marketing its personal property identification and recovery services through the use of multi-level marketing. Tracker Referral's multi-level marketing system is or may be subject to or affected by extensive government regulation, including but not limited to federal and state regulation (which varies from state to state) of the offer and sale of business franchises, business opportunities and securities. Although such multi-level marketing is performed by Tracker Referral rather than by the Company, and although the Company believes that Tracker Referral's multi-level marketing system is in substantial compliance with all currently applicable regulations, there can be no assurance that Tracker Referral will be found to be in compliance with existing regulations as a result of, among other things, misconduct by independent contractors over whom Tracker Referral has limited control, the ambiguous nature of certain of the regulations, and the considerable interpretive and enforcement discretion given to regulators. Any assertion or determination that such independent contractor or its independent contractors are not in compliance with existing regulations, or the enactment of additional regulations in the future, could have a material adverse effect on the Company's business, operating results and financial condition. Further, any failure to comply could cause Tracker Referral or the Company to pay fines as well as to quit doing business in any state where it is out of compliance. See "BUSINESS - Governmental Regulations."

ECONOMIC AND GENERAL RISKS

         As with any company, the success of the Company will depend in part upon factors which are beyond the control of the Company and are impossible to predict. Such factors include general economic conditions, both nationally and internationally, currency exchange rates, changes in tax laws and other governmental regulations, and the level of unemployment. There can be no assurance that an unfavorable change in such factors would not have a material adverse effect on the demand for the Company's personal property identification and recovery service, the Company's operating results and financial condition, or the market price of the Company's Common Stock.


                                   THE COMPANY

BUSINESS

         Based upon information received by the Company's field operations team in discussions with police organizations, transit/airport lost and founds and entertainment theme parks, and upon information provided to the Company by independent research companies, the Company believes that only a portion of the population has taken steps to label or otherwise identify its belongings in the past because of skepticism concerning the possibility of recovery and the value of taking measures to increase the likelihood of recovery. In addition, the Company believes that various existing methods of labeling or otherwise identifying valuables have not achieved mass market acceptance, create concerns for security conscious owners, or have been ineffective in returning valuables to their owners because many owners record only the serial numbers of their possessions, thus making it almost impossible for the police or a "Good Samaritan" to trace the owners and return the possessions. See "BUSINESS - Need for the Company's Personal Property Identification and Recovery System." The Company is a development stage company, which has developed and has begun to market, sell and operate a personal property identification and recovery system which uses advanced bar code and laser scanning technology to aid in the identification and recovery of lost and stolen personal possessions.

         The Company introduced its personal property identification and recovery service in a limited test market in Toronto, Canada in October 1994 and is slowly continuing to expand its service throughout Canada. The Company recently began test marketing in the United States and has begun to introduce its service to various communities in the United States. The Company has begun to offer its service through diverse marketing channels, such as joint-promotional partners, selected retailers, direct response, door-to-door canvassing, telemarketers, and network referral marketers, supported by a multi-media marketing campaign. To facilitate its identification and recovery service, the Company is continuing to add to its network of strategic partnerships and scanning locations in high traffic public areas, including courier companies, law enforcement agencies, lost and found departments and major tourist attractions. The Company's service has been endorsed by the International Association of Chiefs of Police (the "IACP"). The Company has agreed to pay the IACP a royalty fee for such endorsement. See "BUSINESS - The IACP Endorsement." There can be no assurance, however, that the Company will be able to establish such a network or successfully market its product through such channels. In addition, there can be no assurance that competitors will not enter the market with similar or superior products or services. See "BUSINESS - Competition" and "RISK FACTORS - Competition." The planned launch and the development of future markets will depend on certain factors, including demand for the Company's service and adequate financing and capital, over which the Company may have little control. There can be no assurance that the Company will be successful in its attempt to secure financing on terms acceptable to the Company, or at all. See "BUSINESS - Capital Requirements."

         The Company offers its members special encoded labels that are attached to the members' personal possessions and contain ownership information in advanced bar code form (PDF 417 symbology). After a member's lost item has been found and then scanned, the labels are linked electronically to a central computer base. A Company service representative then notifies the member that his or her possession has been found and informs the member of the item's location. In addition to the coding, a North American 1-800 number, a toll free worldwide number, and the "call to action" phrase "IF FOUND CALL" are printed on the labels. The identified item may then be picked up by the member, or delivered to the member safely and promptly by courier at the member's expense. The Company also offers a supplemental service called the "Tracker Plus" service, which covers the full cost of returning possessions to members.

         The Company believes that its personal property identification and recovery service:

         *        makes it convenient for members to identify their possessions;
         * enables members to identify their possessions without placing personal information on the possessions;
         * provides a better method of identification that will remain on possessions and will remain intact;
         * provides a system that will make the identification process easy;
         * motivates more people who find valuables to be "Good Samaritans" by returning the valuables to their rightful owners; and
         * thereby improves the chances that members will get their lost or stolen possessions back.

         The Company's strategy is to provide a personal property identification and recovery system that does not merely provide another method of identifying articles, but instead provides a simpler method of identifying articles as well as a complete identification and return delivery service that will help get the articles back to members when the articles are located. Another part of the Company's strategy is to:


         * make it easy for consumers to understand the concept and the benefits of the service;

         *        make it easy for consumers to enroll in the service;

         * provide the basic Tracker one-year service for the typical retail price of $39.95;

         * develop, maintain and operate a reliable service that improves the likelihood of recovering lost or stolen possessions; and

         * communicate the incidence of successful recoveries of possessions in order to provide the credibility necessary to stimulate consumer confidence in the service.


         The Company plans to expand its recovery service by having manufacturers of products such as computer chips, bicycles, power tools, electronic equipment, cameras and auto parts apply the Company's coding, through laser etching or other methods, directly onto or into products at the source of manufacture. The Company believes that this expansion of its service will be attractive to manufacturers because (i) it will add value to their products by showing that they care about their customers and their customers' ability to recover lost or stolen items and (ii) the coding will enhance the ability of manufacturers and distributors to combat retail and warranty fraud. Currently, however, the Company does not have a contract with any manufacturers to laser etch the Company's coding or to directly apply the Company's coding at the source of manufacture using any other method. The Company anticipates that if such contracts are procured the manufacturers will absorb the cost of the laser etching either directly or indirectly (i.e., in the unit price charged to the manufacturers by the Company). There can be no assurance, however, that the Company will be able to successfully expand its service in this fashion.

         In addition to the Company's personal property identification and recovery system, the Company has implemented and is currently offering a card registration service marketed through telemarketers. The Company offers members of this program the benefit and convenience of card registration. With one phone call, a member can (a) cancel all his lost or stolen cards (whether they be debit cards, gas cards, automated bank teller cards, department store cards or credit cards), (b) request replacement cards, (c) request a change of address for all his cards, (d) receive $15,000 in travel insurance on common carrier,
(e) receive $2,000 in AD&D insurance, (f) receive $500 in airline discounts and
(g) be covered on fraudulent charges up to $10,000. There can be no assurance that the Company will be able to successfully market its card registration service or that the Company will be able to compete successfully with companies offering similar services. See "BUSINESS - Competition" and "RISK FACTORS - Competition."

CORPORATE HISTORY

         Tracker U.S. was originally incorporated in Utah in February 1986 under the name Equitec Capital Corporation to serve as a vehicle to acquire or merge with an operating company. It changed its name to E-Tech Capital Corporation in March 1986 and to E-Tech, Incorporated in February 1987. In July 1992, Tracker U.S. changed its state of incorporation from Utah to Nevada through a change in domicile merger and, in connection therewith, changed its name to Ultra Capital Corp. Prior to the Reorganization discussed in the next paragraph, Tracker U.S. had been inactive for the preceding several years and had conducted no significant operations or activities.

         In July 1994, Tracker U.S. changed its state of incorporation from Nevada to Delaware through a change in domicile merger and, in connection therewith, changed its name to The Tracker Corporation of America and changed its fiscal year end from December 31 to March 31. Also in July 1994, Tracker U.S. succeeded to its current line of business through a reorganization (the "Reorganization") in which it acquired all of the issued and outstanding voting shares of The Tracker Corporation, an Ontario, Canada corporation ("Tracker Canada"), in exchange for shares of Tracker U.S.'s capital stock representing, at the time, approximately 90% of the total voting shares of Tracker U.S. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Reorganization."

         Tracker Canada, which originated the Company's present line of business, was incorporated in May 1993 and is now a wholly-owned subsidiary of Tracker U.S. Prior to the Reorganization, Tracker Canada engaged in organizational efforts, including the hiring of technical and management personnel, focused on the research and development of advanced bar code and laser scanning technology, entered into agreements or understandings with key suppliers, prepared the business and marketing plan, programmed the software and filed for patent and trademark protection in Canada and the United States.

         The Company's principal executive offices are located at 180 Dundas Street West, Suite 1502, Toronto, Ontario, Canada, M5G 1Z8, and its telephone number is (416) 595-6222.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of shares of Common Stock offered hereby. The Company estimates that it will incur expenses of approximately $285,000 in connection with this offering.


                                 DIVIDEND POLICY

         The Company has never paid any cash dividends on its Common Stock and does not intend to pay any cash dividends in the foreseeable future. Future earnings, if any, will be retained to fund the development and growth of the Company's business. In addition, Tracker U.S. has agreed not to declare and pay cash dividends on its Common Stock unless it also causes Tracker Canada to declare and pay cash dividends on the Tracker Canada Exchangeable Preference Shares at the same time and in the same manner as the dividends paid on the Common Stock of Tracker U.S. Tracker U.S. must provide Tracker Canada with adequate funds, through a contribution to capital surplus, to pay such dividends. Further, the Company's agreement with Saturn Investments, Inc. provides that, without first obtaining the written consent of Saturn, certain controlling stockholders must not vote for, and must exercise their best efforts as significant shareholders to ensure that the Board of Directors does not approve, the declaration or payment of any dividends or the making of any distribution out of the ordinary course of the Company's business to the shareholders of the Company. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
- Investment by Saturn Investments, Inc." Prospective investors who seek dividend income from their investments should not purchase the securities offered by this Prospectus.

                           PRICE RANGE OF COMMON STOCK

         The Company's Common Stock is traded in the over-the-counter market, is quoted on the OTC Bulletin Board and is quoted in the "pink sheets" under the symbol "TRKR". Quotations for the Company's common stock were first listed on the OTC Bulletin Board on May 5, 1993. The market for the Company's Common Stock must be characterized as extremely limited due to the low trading volume and the small number of brokerage firms acting as market makers. Additonally, stocks traded on the OTC Bulletin Board generally have limited brokerage and news coverage. Thus, the market price of the common stock may not reflect the value of the Company. As a result, an investor may find it difficult to dispose of, or to obtain accurate quotations as to the value of, the Common Stock. No assurance can be given that the over-the-counter market for the Company's securities will continue, that a more active market will develop or that the prices in any such market will be maintained at their current levels or increased.

         The following table sets forth, for the periods indicated, the high and low bid quotations for the Company's Common Stock as reported by the National Quotation Bureau, Inc. These quotations reflect inter-dealer prices, without adjustments for retail markups, markdowns or commissions, and do not represent actual transactions.

         Quarter Ended                      High             Low
         -------------                      ----             ---
         June 30, 1994                      $  8.5000        $ 1.7500
         September 30, 1994                 $  9.5000        $ 4.0000
         December 31, 1994                  $  6.7500        $ 5.0000
         March 31, 1995                     $  5.3750        $ 0.5000
         June 30, 1995                      $  3.0625        $ 0.6250
         September 30, 1995                 $  2.8750        $ 0.3750
         December 31, 1995                  $  2.6250        $ 0.5000
         March 31, 1996 *                   $  0.8125        $ 0.0625
         June 30, 1996                      $  0.8750        $ 0.3750

----------

*        Excludes January 8, 1996, for which the National Quotation Bureau, Inc.
         was unable to provide information.

         On August 30, 1996, the high and low bid quotations for the Company's Common Stock on the OTC Bulletin Board were $ 0.24 and $0.13, respectively. As of June 25, 1996, there were 10,711,885 shares of Common Stock outstanding held by approximately 320 holders of record, including broker-dealers and clearing corporations holding common shares on behalf of their customers, and 5,209,762 shares of Class B Voting Common Stock outstanding held by Montreal Trust Company of Canada, as Trustee, on behalf of approximately 100 holders of record.

                                    DILUTION

         The net tangible book value of the Company's outstanding Common Stock as of June 30, 1996 was $(1,108,682) or $(0.07336) per share. Net tangible book value per common share is equal to the Company's total tangible assets less its total liabilities and Preferred Stock (350 shares of which were outstanding as of June 30, 1996 (see "DESCRIPTION OF SECURITIES - Preferred Stock")), divided by the total number of outstanding shares of Common Stock and Class B Voting Common Stock as of such date. The above stated net tangible book value and net tangible book value per common share does not give effect to (i) the issuance of shares of Common Stock since June 30, 1996; (ii) the issuance, if any, of shares of Common Stock in the future upon the conversion of the First Series Convertible Debentures, the conversion of the Second Series Convertible Debentures, the exercise of the Exchangeable Preference Share Warrants, or the conversion of the Preferred Stock outstanding as of June 30, 1996; or (iii) the issuance, if any, of shares of Common Stock in the future pursuant to the exercise of outstanding options or options that may be granted in the future under the Company's Stock Incentive Plan or otherwise.

         It is impossible to predict the amount of dilution from the price paid by purchasers who buy Common Stock that will be absorbed by such purchasers because the sale price per common share is not known. There will be no increase in the net tangible book value per share as a result of any payments made by purchasers who buy Common Stock because such payments, if any, will be made to the Selling Securityholders rather than to the Company.


         Further, the Board of Directors recently approved a 1996 Stock Wage and Fee Payment Plan for the period October 1, 1996 through January 31, 1997 (the "1996 Wage Plan"), under which stock may be granted to certain employees or outside directors in lieu of all or part of their cash compensation. As an incentive for employees or outside directors to accept stock as wages instead of cash, the number of shares granted to some participants in lieu of cash is based on a price per share of less than fair market value. See "EXECUTIVE COMPENSATION -- 1996 Stock Wage Plan." The 1996 Wage Plan may have the effect of depressing the market value of the Company's Common Stock and making it more difficult for the Company to raise additional equity financing under terms satisfactory to the Company.

                      SELECTED CONSOLIDATED FINANCIAL DATA

         The selected consolidated financial data for the Company presented below should be read in conjunction with the detailed information and financial statements appearing elsewhere in this Prospectus. The selected consolidated financial data at March 31, 1994, 1995 and 1996 and for the fiscal years ended March 31, 1995 and 1996 and the period from inception at May 6, 1993 through March 31, 1994 have been derived from the audited consolidated financial statements of the Company which have been audited by Price Waterhouse LLP, independent accountants. The selected consolidated financial data for the three months ended June 30, 1996 have been derived from the unaudited consolidated financial statements of the Company, which include, in the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of such data. Results for the three months ended June 30, 1996 are not necessarily indicative of results to be expected for the year ending March 31, 1997.

         For accounting purposes, the Reorganization with Tracker Canada is being treated as a reverse merger/acquisition with recapitalization of Tracker Canada as the acquirer because, among other factors, the assets and operations of Tracker Canada significantly exceeded those of Ultra Capital Corp. (Tracker U.S.'s predecessor) and the shareholders of Tracker Canada control Tracker U.S. after the Reorganization. The Reorganization is being treated for accounting and financial reporting purposes as an issuance of shares by Tracker Canada. Thus, pro forma information is not presented as the Reorganization is not a business combination. The historical consolidated financial statements prior to July 12, 1994 are those of Tracker Canada. Tracker Canada was organized on May 6, 1993. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Reorganization" and Note 1 of Notes to Consolidated Financial Statements.

                                  Inception (May 6,
Consolidated Statement of             1993) to         Fiscal Year Ended   Fiscal Year Ended    3 Months Ended
Operations Data                    March 31, 1994       March 31, 1995      March 31, 1996      June 30, 1996
---------------                   ----------------     ----------------    ----------------    --------------
Revenue                               $        --          $    10,187         $   106,522        $    65,872
Net income (loss)                      (2,043,425)          (5,068,583)         (6,090,730)        (1,262,712)
Net income (loss) per share                 (0.38)               (0.71)              (0.57)             (0.10)

Consolidated Balance Sheet Data    March 31, 1994       March 31, 1995       March 31, 1996       June 30, 1996
-------------------------------    --------------      ----------------     ---------------       -------------
Total assets                           $2,675,527           $1,669,452          $1,193,742          1,419,161
Total current liabilities                 275,660            1,446,543*          2,393,631*         2,055,784*
Long-term debt                                 --                   --                  --                 --
Total stockholder's equity              2,399,867              222,909          (1,378,772)        (1,108,682)
Working capital                         2,195,349             (445,686)         (1,728,529)        (1,321,725)

--------------
* Included in total current liabilities for June 30, 1996 are $1,150,000 of convertible subordinated debentures and $210,956 of current deferred revenues (as compared with $1,460,000 of convertible subordinated debentures and $115,241 of deferred revenues for March 31, 1996 and $0 of convertible subordinated debentures and $10,998 of deferred revenues for March 31, 1995).

                     MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                  FINANCIAL CONDITION AND RESULTS OF OPERATIONS

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

         The Company believes that the information contained in this Prospectus which does not constitute historical facts constitutes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and is subject to the safe harbors created thereby. Such forward-looking statements involve important risks and uncertainties, including but not limited to: the risk that the Company may not be able to successfully market, sell and operate its personal property identification and recovery system and its card registration service; the risk that the Company may be unable to obtain additional financing or raise additional capital when needed and in amounts and on terms favorable to the Company; the risk that the Company will not be able to continue to implement operational, financial and accounting systems, to attract and retain highly qualified personnel to manage the future growth of the Company, and to expand, train and manage its employee base; the risk that the Company may not be able to procure the necessary scanning equipment, labels, courier services and scanning locations when needed and on terms favorable to the Company; the risk that the Company's intellectual property protection may not preclude competitors from developing a personal property identification and recovery system that is competitive with the Company's system and the risk that third parties may assert infringement claims against the Company in the future; the risk that the Company may not be able to compete with existing or new competitors; the risks inherent in international operations; and other risks detailed in this Prospectus and in the Company's other filings with the Securities and Exchange Commission. See "RISK FACTORS."

         There can be no assurance that the forward-looking information contained in this Prospectus will prove to be accurate. The risks and uncertainties discussed above increase the uncertainty inherent in such forward-looking information. Accordingly, there may be differences between the actual results or plans and the predicted results or plans. Actual results or plans may be materially different than those indicated in the forward-looking information contained in this Prospectus.

OVERVIEW

         Prior to the Reorganization effective July 12, 1994, Tracker U.S. (then Ultra Capital Corp.) had been inactive for the preceding several years and had conducted no significant operations or activities. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Reorganization." Tracker Canada, which originated the present line of business, had its inception on May 6, 1993. During the period from inception to September 30, 1994, the Company was engaged in organizational efforts, including the hiring of technical and management personnel. During that time, the Company focused on the research and development of advanced bar code and laser scanning technology, entered into agreements or understandings with key suppliers, prepared the business and marketing plan, programmed the software and filed for patent and trademark protection in Canada and the United States. The Company is a development stage company that has developed and begun to market, sell and operate a personal property identification and recovery system and a card registration service. The Company launched its personal property identification and recovery service in a limited test market in Toronto, Canada in October 1994 and is slowly continuing to expand its service throughout Canada. The Company recently began test marketing in the United States and has begun to introduce its service to various communities in the United States. The Company offers its services through diverse marketing channels such as joint promotional partners (i.e., Samsonite Canada, Inc.), selected retailers (i.e., Sony of Canada Ltd.), direct response (i.e., Donnelley Marketing, Inc. distribution of a 4.5 million piece drop in May 1996), door-to-door canvassing (i.e., the Company's Child ID representatives), telemarketers (i.e., Datatrack, Inc., Sitel Canada, Inc. and PR Response, Inc. selling the Company's new card registration service) and network referral marketers (i.e., Tracker Referral Network International, Inc. selling home-based business opportunities utilizing the Company's products and services).


         Although the Company has been generating cash sales of approximately $150,000 per month from January 1996 through June 1996 and $300,000 per month since June 30, 1996, which are all absorbed in their entirety by cash flows used in operating activities as noted in the Consolidated Statement of

Cash Flows, there can be no assurance that sales made by the Company will be at volumes and prices sufficient for the Company to achieve profitable operations. Further, two of the Company's television test marketing efforts, both of which were through L.L. Knickerbocker Company, Inc. ("Knickerbocker"), resulted in substantially less sales of the Company's personal property identification and recovery service than the Company had anticipated. First, Knickerbocker in November 1995 launched an unsuccessful television test marketing campaign that aired via broadcast television in six markets in the United States and nationally via certain cable television channels. Second, through Knickerbocker, the Company obtained a purchase order from The Home Shopping Network for 2,500 personal property protection ("Tracker Plus") kits. The Company's appearance on The Home Shopping Network in June 1996 resulted in sales by The Home Shopping Network of only nine of the kits. The Company, however, continues to offer its services through various marketing channels. Management continues to believe that there is a substantial market for the Company's services.


         The Company has been unprofitable since inception. During the three months ended June 30, 1996, the Company incurred a net loss of $1,262,712 and, at the end of such period, had an accumulated deficit of $14,465,450. During the fiscal year ended March 31, 1996, the Company incurred a net loss of $6,090,730. The Company expects to continue to incur losses through at least March 31, 1997. From the date of inception (May 6, 1993) through June 30, 1996, the Company had realized revenues of only $182,581. Although the Company has begun to achieve ongoing significant cash sales (approximately $150,000 per month from January 1996 through June 1996 and approximately $300,000 per month since June 30, 1996, which are all absorbed in their entirety by cash flows used in operating activities as noted in the Consolidated Statement of Cash Flows), the Company will require additional capital in order to implement its business plan in the manner contemplated. See "Capital Requirements" below. The report of independent accountants covering the Company's financial statements for the fiscal year ended March 31, 1996 expresses substantial doubt about the Company's ability to continue as a going concern because it is a development stage company and has not been able to attract significant outside financing or generate significant revenues. There can be no assurance that the Company will be able to obtain such financing on terms acceptable to the Company, or at all, or that the Company will be able to achieve profitable operations. If the Company is unable to obtain such financing or achieve profitable operations, it may be forced to cease or significantly limit its operations. See "RISK FACTORS - Lack of Profitability; Continuing Losses Expected; Ability to Continue as a Going Concern" and "RISK FACTORS - Additional Financing Requirements."


         Historical financial information prior to the Reorganization effective July 12, 1994 is that of Tracker Canada. See "SELECTED CONSOLIDATED FINANCIAL DATA." Revenue for Company services is recognized on a straight-line basis over the term of service offered (presently 12 to 60 months). Amounts received for which service has not yet been provided are recorded as deferred revenue. As of June 30, 1996, the amount of deferred revenue (current and long term) was $683,015 compared with $294,124 as of March 31, 1996. See Note 3 of Notes to Consolidated Financial Statements.

RESULTS OF OPERATIONS

         THREE MONTHS ENDED JUNE 30, 1996 COMPARED TO THREE MONTHS ENDED JUNE 30, 1996. During the three months ended June 30, 1996, the Company had net revenues of $65,872 as compared to $15,905 net revenues for the three months ended June 30, 1995. Cost of goods sold for the three months ended June 30, 1996 was $13,545 as compared to $8,460 for the three months ended June 30, 1995. This resulted in a gross profit of $52,327 for the three months ended June 30, 1996 as compared to $7,445 gross profit for the three months ended June 30, 1995.

         During the three months ended June 30, 1996, the Company incurred a net loss of $1,262,712 as compared to a net loss of $1,880,977 for the three months ended June 30, 1995. These losses included total development costs in the amount of $1,315,039 for the three months ended June 30, 1996 as compared to $1,888,422 for the three months ended June 30, 1995. These development costs consisted of operational costs of $144,083 for the three months ended June 30, 1996 as compared to $181,152 for the three months ended June 30, 1995, information systems costs of $60,545 for the three months ended June 30, 1996 as compared to $68,744 for the three months ended June 30, 1995, sales and marketing costs of $563,683 for the three months ended June 30, 1996 as compared to $(195,516) for the three months ended June 30, 1995 (these sales and marketing costs increased substantially as the Company expended resources for new promotional marketing materials and to develop new packaging and kits for its card registration service), and general and administrative costs of $546,728 for the three months ended June 30, 1996 as compared to $1,834,042 for the three months ended June 30, 1995 (these general and administrative costs were reduced substantially as the Company decreased expenditures on staff, consulting, traveling expenses and mergers and acquisition costs).

         Included in the deficit for the three months ended June 30, 1996 are non-operating expenditures in the amount of (1) $88,739 in interest expense incurred as a result of raising capital through Convertible Debentures (this interest expense will be recurring until all the Convertible Debentures have been converted into common shares; however, as Convertible Debentures are converted, the monthly interest expense will be reduced proportionately), (2) $45,000 relating to finders fees for raising capital through placement of convertible preferred stock; (3) $351,868 of ongoing costs reflecting non-cash outlays and monthly adjustments for prepaid expenditures being utilized and expensed, which include (a) $340,744 associated with the development of the Company's direct selling commercial through its contract with The L.L. Knickerbocker Company and the costs associated with fees to cover its celebrity spokesperson, Angie Dickinson (the balance of these recurring outlays will be amortized for 13 months at $83,333.33 per month for The L.L. Knickerbocker Company contract and for 1 month of $21,915 per month for the Angie Dickinson contract costs, and (b) $11,124 associated with the services provided under the Amerasia contract (the balance of this recurring outlay will be amortized for two months at $3,708 per month); (4) $15,500 associated with the non-cash outlay relating to the issuance of 34,445 shares of Common Stock, restricted as to transferability, to certain outside directors of the Company; and (5) $170,469 associated with the non-cash outlay relating to the issuance of 770,000 shares of Common Stock to six key employees and one director as payment in lieu of prior accrued salaries and fees as an advance of their salaries and fees through September 30, 1996 (the balance of the recurring salary and fee outlay will be amortized for the remaining three months at $56,823 per month). Although the specific expenditures for finders fees and for stock grants to employees and directors are non-recurring, the Company anticipates that it will incur similar expenditures in the future. See "EXECUTIVE COMPENSATION -- Proposed 1996 Stock Wage Plan."

         FISCAL YEAR ENDED MARCH 31, 1996 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1995. During the fiscal year ended March 31, 1996, the Company had net revenues of $106,522 as compared to $10,187 net revenues for the fiscal year ended March 31, 1995. Cost of goods sold for the fiscal year ended March 31, 1996 was $40,230 as compared to $4,029 for the fiscal year ended March 31, 1995. This resulted in a gross profit of $66,292 for the fiscal year ended March 31, 1996 as compared to $6,158 gross profit for the fiscal year ended March 31, 1995.

         During the fiscal year ended March 31, 1996, the Company incurred a net loss of $6,090,730 as compared to a net loss of $5,068,583 for the fiscal year ended March 31, 1995. These losses included expenses in the amount of $6,157,022 for the fiscal year ended March 31, 1996 as compared to $5,074,741 for the fiscal year ended March 31, 1995. These expenses consisted of operational costs of $592,880 for the fiscal year ended March 31, 1996 as compared to $687,681 for the fiscal year ended March 31, 1995, information systems costs of $262,942 for the fiscal year ended March 31, 1996 as compared to $465,827 for the fiscal year ended March 31, 1995, sales and marketing costs of $1,031,041 for the fiscal year ended March 31, 1996 as compared to $1,737,438 for the fiscal year ended March 31, 1995, and general and administrative costs of $4,270,159 for the fiscal year ended March 31, 1996 as compared to $2,183,795 for the fiscal year ended March 31, 1995.

         Included in the deficit for the fiscal year ended March 31, 1996 are non-operating expenditures in the amount of (1) $1,059,447 for investor, media and public relations services; (2) $138,000 for legal, audit and tax professional costs associated with the Company entering the process of filing a required registration statement with the Securities and Exchange Commission; and
(3) $181,311 in interest expense incurred as a result of raising capital through convertible debentures, which will be recurring until all the convertible debentures have converted into common shares (however, as Convertible Debentures are converted, the monthly interest expense will be reduced proportionately);
(4) $1,078,785 of ongoing costs reflecting non-cash outlays and monthly adjustments for prepaid expenditures being utilized and expensed, which include
(a) $912,273 associated with the development of the Company's direct selling commercial through its contract with The L.L. Knickerbocker Company and the costs associated with fees to cover its celebrity spokesperson, Angie Dickinson (the balance of these recurring outlays will be amortized for 16 months at $83,333.33 per month for The L.L. Knickerbocker Company contract and for 4 months at $21,915 per month for the Angie Dickinson contract costs), (b) $118,360 relating to the amortization of rent, and (c) $48,152 associated with the administration services provided under the Centry contract; (5) $85,646 relating to the amortization of deferred charges on the commission incurred from the securing of investors for the Company's Convertible Debentures; (6) $826,875 associated with the non-cash outlay relating to the issuance of 630,000 shares of Common Stock, restricted as to transferability, to certain officers of the Company; and (7) $429,061 associated with the non-cash outlay relating to the issuance of 770,000 shares of Common Stock to six key employees and one director as payment in lieu of prior accrued salaries and fees and as an advance of their salaries and fees through September 30, 1996. The balance of the recurring salary and fee outlay will be amortized for the remaining six months at $56,823 per month. All other major expense groups for the fiscal year ended March 31, 1996 have been reduced in comparison to the fiscal year ended March 31,1995 and the Company is continuing in its efforts to minimize its operating cash "burn" rate.


         Although the actual expenditures for sales and marketing were lower than the expenditures for investor, media and public relations services during this period, the discrepancy was due in part to the Company's ability to negotiate large discounts and settlements with a few suppliers for work done in prior years. The discounts were booked in the first quarter of 1996 and were reflected as a negative figure in the sales and marketing line item of the Company financials for the period ended June 30, 1995. Additionally, the Company incurred a substantial amount of media relations costs because the Company was advertised in the media heavily during this period. The investor relations expense was high because the Company was continuing to amortize the remaining seven months of prepaid expense the Company had set up in the previous years. Current year expenditures for investor and media relations have been reduced substantially and are currently running at approximately $6,000 to $7,000 per month.


         FISCAL YEAR ENDED MARCH 31, 1995 COMPARED TO FISCAL YEAR ENDED MARCH 31, 1994. During the fiscal year ended March 31, 1995, the Company had net revenues of $10,187 as compared to no net revenues for the fiscal year ended March 31, 1994. Cost of goods sold for the year ended March 31, 1995 was $4,029 as compared to no cost for the fiscal year ended March 31, 1994. This resulted in a gross profit of $6,158 for the fiscal year ended March 31, 1995 as compared to no gross profit for the fiscal year ended March 31, 1994.

         During the fiscal year ended March 31, 1995, the Company incurred a net loss of $5,068,583 as compared to a net loss of $2,043,425 for the fiscal year ended March 31, 1994. These losses included developmental costs in the amount of $5,074,741 for the fiscal year ended March 31, 1995 as compared to $2,043,425 for the fiscal year ended March 31, 1994. These development costs consisted of
(a) operational costs of $687,681 for the fiscal year ended March 31, 1995 as compared to $149,260 for the fiscal year ended March 31, 1994 (these operational costs increased substantially as the Company added a vice president of operations, increased the number of field and operational staff to handle increased volume in the member services and production areas and increased the number of scanning locations, (b) information systems costs of $465,827 for the fiscal year ended March 31, 1995 as compared to $157,277 for the fiscal year ended March 31, 1994 (these information systems costs rose substantially as the Company continued to develop and test its software and many computer installations, resulting in an increase in depreciation costs), (c) sales and marketing costs of $1,737,438 for the fiscal year ended March 31, 1995 as compared to $606,271 for the fiscal year ended March 31, 1994 (these sales and marketing costs increased substantially as the Company launched in the third quarter of fiscal 1995 and thus substantially increased use of resources in all marketing areas including collateral and media materials as well as public relations expenditures), (d) and general and administrative costs of $2,183,795 for the fiscal year ended March 31, 1995 as compared to $1,130,617 for the fiscal year ended March 31, 1994 (these general administrative costs increased substantially as the Company used more resources in the following: number of staff, patent application of its software and systems and trademarks, consulting, travelling expenses and merger and patent application acquisition costs).

         The results of operations stated above for the fiscal year ended March 31, 1994 are not for a full year, but instead are for the period from May 6, 1993 (the date of inception of Tracker Canada) through March 31, 1994. Accordingly, results for the fiscal years ended March 31, 1995 and March 31, 1994 are not necessarily comparable.

LIQUIDITY AND CAPITAL RESOURCES

         From inception at May 6, 1993 through June 30, 1996, the Company has received approximately $10,335,491 in net cash from financing activities, some of which activities are noted below.

         During the three months ended June 30, 1996, the Company's net cash used in operations was $524,434 as compared to $1,354,743 for the three months ended June 30, 1995. During the year ended March 31, 1996, the Company's net cash used in operations was $3,501,557 as compared $3,394,591 for the fiscal year ended March 31, 1995. The cash used in operations was devoted primarily to funding the development of identification and recovery systems and software, a card registration service, labels, packaging, marketing and advertising materials and plans, the development of a scanning network, and initial sales and promotional commitments leading and subsequent to the Canadian market launch in October 1994 and the buildup for the launch into the United States.


          As of June 30, 1996, the Company had total current assets of $734,059 as compared to $665,102 at March 31, 1996. Current assets consisted of cash in the amount of $214,543 as of June 30, 1996 as compared to $78,844 at March 31, 1996, short-term investments in the amount of $220,100 as of June 30, 1996 as compared to $221,190 at March 31, 1996, accounts receivable in the amount of $24,209 as of June 30, 1996 as compared to $7,361 at March 31, 1996, prepaid expenses and deposits in the amount of $108,405 as of June 30, 1996 as compared to $168,345 at March 31, 1996, inventories in the amount of $99,693 as of June 30, 1996 as compared to $115,612 at March 31, 1996, and current deferred charges in the amount of $67,099 as of June 30, 1996 as compared to $73,750 at March 31, 1996. The increase in the cash and cash equivalents position of the Company was the result of $850,000 raised through the placement of convertible preferred shares and increased sales activity in the amount of $455,447. As of June 30, 1996, the Company had amount due from stockholders in the amount of $58,669 as of March 31, 1996 as compared to $58,226 at June 30, 1996, long-term deferred charges totaling $243,750 as compared to $66,234 at March 31, 1996, net fixed assets totaling $332,232 as compared to $353,729 at June 30, 1996, and long-term investments in the amount of $50,451 as compared to $50,451 at March 31, 1996. The increase in long-term deferred charges was the result of increased sales activity. As of June 30, 1996, the Company had liabilities of $2,055,784 as compared to $2,393,631 at March 31, 1996. Such liabilities consisted of accounts payable in the amount of $572,804 as of June 30, 1996 as compared to $551,553 at March 31, 1996, accrued liabilities in the amount of $122,024 as of June 30, 1996 as compared to $266,837 at March 31, 1996, deferred revenues in the amount of $210,956 as of June 30, 1996 as compared to $115,241 at March 31, 1996, and convertible subordinated debentures in the amount of $1,150,000 as of June 30, 1996 as compared to $1,460,000 at March 31, 1996. The decrease in convertible subordinated debentures was the result of the conversion of $310,000 of subordinated debentures during this period. The Company had long-term deferred revenues in the amount of $472,059 as of June 30, 1996 as compared to $178,883 at March 31, 1996. The increase in long-term deferred revenues was the result of increased sales activity.


         The increased sales activity of the Company and the continued sale of the Company's Convertible Preferred Stock, as noted in the above paragraph, has caused material changes to the Company's cash and cash equivalents position, long-term deferred charges and long-term deferred revenues. During the three months ended June 30, 1996, the Company has experienced the fastest rate of growth in terms of sales activity with respect to sales of its card registration service. For the three month period ended June 30, 1996, the Company had experienced sales activity at approximately the following amounts: card registration service ($398,000) and all other personal property identification and recovering services $57,000. The Company anticipates, however, that sales of its personal property identification and recovery services will continue to increase and ultimately will surpass the card registration service as the Company's largest source of revenues. Although management believes that sales activity will continue to grow at least at its current pace, there can be no assurance that the Company's sales will increase or that these trends will continue.



         The increased sales activity of the Company and the continued sale of the Company's Convertible Preferred Stock, as noted in the above paragraph, has caused material changes to the Company's cash and cash equivalents position, long-term deferred charges and long-term deferred revenues. During the three months ended June 30, 1996, the Company has experienced the fastest rate of growth in terms of sales activity with respect to sales of its card registration service. For the three month period ended June 30, 1996, the Company had experienced sales activity at approximately the following amounts: card registration service-$398,000 and all other personal property identification and recovery services-$57,000. The Company anticipates, however, that sale of its personal property identification and recovery services will continue to increase and ultimately will surpass the card registration service as the Company's largest source of revenues. Although management believes that sales activity will continue to grow at least its current pace, there can be no assurance that the Company's sales will increase or that these trends will continue.


         As of June 30, 1996 and March 31, 1996, respectively, the Company had accumulated deficits of $14,465,450 and $13,202,738. To date, the Company has financed its research and development activities and operations primarily through the private placement by Tracker U.S. of First Series Convertible Debentures aggregating $1,000,000 from July to October 1995, the private placement by Tracker U.S. of Second Series Convertible Debentures aggregating $1,189,529 through March 1996, the sale by Tracker U.S. of a total of $1,810,000 shares of Common Stock in private placements, and the sale by Tracker U.S. pursuant to Regulation S under the Securities Act of 1050 shares of Preferred Stock for $1,050,000 during April through July, 1996.

         The sales of the 1,810,000 shares of Common Stock are described in the remainder of this paragraph. On September 16, 1994, Tracker U.S. issued, pursuant to Regulation S under the Securities Act, 785,000 shares of Common Stock (200,000 shares of which were returned to the Company) for total gross proceeds to Tracker U.S. of $2,351,700, $955,000 of which was received by Tracker U.S. in the form of cash and the remainder of which was in the form of payments by the buyer of the shares of Common Stock to third parties in cancellation of indebtedness owed by the Company to such third parties. On February 9, 1995, Tracker U.S. issued to two separate overseas buyers, pursuant to Regulation S, 275,000 shares of Common Stock for total proceeds to the Company of $550,000. On March 15, 1995, Tracker U.S. issued 500,000 units, each unit consisting of one share of Common Stock and one warrant to purchase Common Stock, for total gross proceeds to the Company of $350,000. On May 1, 1995, Tracker U.S. issued 250,000 units, each unit consisting of one share of Common Stock and one warrant to purchase Common Stock, for total gross proceeds to the Company of $250,000. Tracker U.S. also issued 200,000 shares of Common Stock to a buyer for $200,000, of which only $83,000 has been paid to Tracker U.S. by the buyer. The Company has filed suit against the investor to attempt to collect the remaining $117,000. There can be no assurance, however, that the Company will be successful in the lawsuit or will be able to collect such amount.

         In addition to the above described private placements, the Company raised $619,166 during the year ended March 31, 1996 through the issuance of 849,803 of Tracker Canada's Exchangeable Preference Shares pursuant to outstanding warrants to purchase such Exchangeable Preference Shares. Further, the Company has issued shares to employees and third parties in lieu of compensation to such employees or payments to such third parties for products or services provided to the Company.

         Tracker U.S., the parent corporation, is dependent upon the liquidity of its subsidiary, Tracker Canada. The terms of the Exchangeable Preference Shares restrict, under certain limited circumstances, Tracker Canada's ability to fund the liquidity requirements of Tracker U.S. by paying dividends or making other distributions to Tracker U.S. The Company believes that such terms have no material impact on Tracker Canada's ability to fund the liquidity requirements of Tracker U.S., however, because such terms prohibit Tracker Canada from making a distribution to Tracker U.S. without the consent of the holders of the Exchangeable Preference Shares only if all dividends accrued on the Exchangeable Preference Shares have not been declared and paid in full or an amount set aside for such payment. Because dividends on the Exchangeable Preference Shares do not accrue unless and until a dividend is declared on the Tracker U.S. Common Stock, and because Tracker U.S. has never paid any cash dividends on its Common Stock and does not intend to pay any cash dividends in the foreseeable future (see "DIVIDEND POLICY"), the Company believes it is extremely unlikely that there will ever be any prohibition on distributions by Tracker Canada to Tracker U.S.

         The Company has a short-term investment, recorded at the Company's original cost of $221,730 (CDN $1.04 per share), in 288,462 shares of Stratcomm Media Ltd. ("Stratcomm"). The Company was contractually prohibited from selling such shares until May 30, 1996, and, therefore, could not recover its investment in such shares until that date. Although the Company is no longer contractually restricted in its ability to sell the Stratcom shares, the shares are no longer trading on any exchange or in the United States over-the-counter market. Until such time as the Stratcomm shares are trading on an exchange or begin trading in the over-the-counter market, it may be difficult for the Company to dispose of the shares. Absent any unforeseen circumstance such as a significant decline in the price of the Stratcomm stock, the Company intends to sell the Stratcomm shares as soon as possible in order to improve its liquidity.

         In July 1994 and January 1995, the Company entered into two separate agreements to acquire interests in other companies, Page-Direct Ltd. ("Page-Direct") and C.E.M. Centry Electronic Monitoring Corporation ("Centry"), which management believed at that time could enhance the Company's infrastructure and marketing capabilities. As further described in "Aborted Acquisitions; Acquisition Policy," these investments were subsequently aborted without burdening the Company's cash flows too significantly. Management is now focusing its attention on its core businesses as more fully described in the section entitled "BUSINESS." Long-term and short-term cash needs of the Company are more fully described in "Capital Requirements" below.

CAPITAL REQUIREMENTS


         Although the Company has been generating cash sales of approximately $150,000 per month from January 1996 through June 1996 and approximately $300,000 per month since June 30, 1996, which are all absorbed in their entirety by cash flows used in operating activities as noted in the Consolidated Statement of Cash Flows, the Company will require additional capital in order to continue the Canadian and United States roll-outs and otherwise implement its business plan in the manner contemplated. The acquisition of equipment, establishment of distribution channels and conduct of a comprehensive marketing and advertising campaign are crucial to the Company's success. The Company will require additional debt or equity funding to conduct and complete such activities. No assurance can be given that the necessary funding will be available to the Company when needed, in sufficient amounts, on acceptable terms, or at all. If the Company does not receive sufficient funding on acceptable terms, this could prevent or delay the marketing, sale and operation of the Company's services and may have a material adverse effect on the Company's business, operating results and financial condition.


         Management's current cash projections indicate that its short term annual funding requirements will be approximately $2.5 million for year ended March 31, 1997. Projections also indicate that the Company will begin meeting its funding requirements through ongoing cash sales by the end of the fourth fiscal quarter of 1997. Longer term cash needs are anticipated to be covered by future cash sales. There can be no assurance, however, that the Company's actual short and long term liquidity requirements will be consistent with management's projections.

         Management is attempting to obtain additional debt or equity funding and trying to mitigate the need for such additional funding. One critical element in management's plan to overcome the Company's present financial condition is to raise additional debt or equity funding as needed through private placements or other exempt offerings. For example, the Company raised $2,189,529 in the second half of calendar 1995 and early calendar 1996 through the sale of Convertible Debentures and raised $1,050,000 in April through July 1996 through the sale of Preferred Stock. Although no assurance can be given that the necessary funding will be available to the Company when needed, in sufficient amounts, on acceptable terms, or at all, management believes it is likely that the Company will be able to obtain sufficient funding to support its operations and its planned marketing and advertising campaign during the twelve months following March 31, 1996.

         A second critical element in management's plan to overcome the Company's present financial condition is to mitigate the need for additional outside funding. Management plans to do this in two ways. First, to minimize the Company's cash requirements, the Company (i) has reduced staff to minimal safe operating levels, (ii) has compensated certain members of senior management in stock rather than cash, and (iii) has sought to control expenses. Second, and particularly critical to the long-term viability of the Company, the Company must decrease the need for additional outside funding by generating cash internally, i.e., through sales. For a discussion of the Company's plans with respect to increasing its sales, see "BUSINESS - The Company's Marketing Strategy" and "BUSINESS - The Company's Plan of Distribution." Although no assurance can be given that any sales made by the Company will be at volumes and prices sufficient for the Company to achieve significant revenues, eliminate or decrease the need for additional outside financing, and achieve profitable operations, management believes it is likely that its marketing and sales efforts will, in the long-term, result in sufficient sales to decrease the need for additional outside financing and achieve profitable operations.

ABORTED ACQUISITIONS; ACQUISITION POLICY

         On July 22, 1994, the Company entered into an agreement to acquire Page-Direct, a wireless communications company. Prior to cancellation of the agreement, the Company had issued 271,052 Tracker Canada Exchangeable Preference Shares to the owner of Page-Direct for 46.2% of the outstanding shares of Page-Direct and had advanced $178,350 to Page-Direct at an interest rate equal to the Royal Bank of Canada prime rate plus 2%. In June 1995, the owner of Page-Direct exercised his option under the agreement to re-acquire his interest in Page-Direct, he returned the Exchangeable Preference Shares to the Company, Page-Direct repaid the loan, and the agreement was cancelled.

         By agreement dated January 31, 1995, the Company, through Tracker Canada, committed to purchase up to 35.9% of the voting common shares of Centry through a private placement of an 8% convertible debenture in the principal amount of $405,260 (CDN $575,000). Tracker Canada advanced certain funds to Centry under the debenture and agreed to provide, over nine months, administrative services in the amount of $50,746 (CDN $72,000). In consideration therefor, Tracker Canada received 510,275 common shares of Centry, which represented approximately 9.87% of Centry's common shares then issued. Tracker Canada also secured a voting trust and option agreement over 1,248,087 common shares (approximately 17.2%) of Centry from the founders of Centry and prepaid consulting services agreements in exchange for 78,005 Exchangeable Preference Shares. The agreement contemplated that as payments were made under the debenture, Tracker Canada would receive additional shares in Centry such that upon payment of the entire convertible debenture, Tracker Canada would have voting control of 53.1% of Centry.

         Subsequently, the Company entered into agreements with Centry which released the Company from its obligation to fund the debenture and which provided that the Company would receive a 3% commission of total gross revenues on any deal entered into by Centry with certain companies. The Company has satisfied all of its administrative services obligations to Centry.

         The above-described acquisitions were completely independent. To the Company's knowledge, no common ownership or management exists between Centry and Page-Direct and their principals or promoters. The Company's original purpose in entering into the acquisitions was to acquire companies which the Company at the time believed would assist it in advancing its longer-term strategy of locating lost or stolen possessions through real-time asset tracking technologies. The acquisitions were aborted because the Company was unable to generate sufficient capital to support both its own marketing launch and the capital requirements of the acquisitions. Since making these acquisitions, management has determined that it is in the best interests of the Company to concentrate on the development of its core business (i.e., its personal property identification and recovery system and its card registration service) and to use its capital and other resources to support the development of that business. Accordingly, the Company has no present plans to make other acquisitions in the future.

INFLATION; SEASONALITY

         While inflation has not had a material impact on operating results and management does not expect inflation to have a material impact on operating results, there can be no assurance that the business of the Company, on a consolidated basis, will not be affected by inflation in the future. While the Company's business to date has not been seasonal and management does not expect that its business will be seasonal in the future, there can be no assurance that the business of the Company, on a consolidated basis, will not be seasonal in the future.

                                    BUSINESS

BUSINESS OVERVIEW

         The Company is a development stage company which has developed and has begun to market, sell and operate a personal property identification and recovery system which uses advanced bar code and laser scanning technology to aid in the identification and recovery of lost or stolen personal possessions.

         The Company launched its service in a limited test market in Toronto, Canada in October 1994 and is slowly continuing to expand its service throughout Canada. The Company recently began test marketing in the United States and has begun to introduce its service to various communities in the United States. The Company offers its services through diverse marketing channels such as joint promotional partners, selected retailers, direct response, door-to-door canvassing, telemarketers, and network referral marketers. To facilitate its identification and recovery service, the Company is attempting to organize a network of strategic partnerships and scanning locations in high traffic public areas, including courier companies, law enforcement agencies, lost and found departments and major tourist attractions. There can be no assurance, however, that the Company will be able to establish and maintain such a network or successfully market its service through such channels. In addition, there can be no assurance that competitors will not enter the market with similar or superior products and services. See

"BUSINESS - Competition" and "RISK FACTORS - Competition." The continuation of the Canadian and United States roll-outs and the development of future markets will depend on certain factors, including demand for the Company's service and adequate financing and capital, over which the Company may have little control. There can be no assurance that the Company will be successful in its attempt to secure financing on terms acceptable to the Company, or at all. See "BUSINESS - Capital Requirements."

         The Company's longer-term strategy is to develop an umbrella of recovery services ranging from the current identification and recovery service packages to laser etching the Company's symbology at point of manufacture. There can be no assurance, however, that the Company will be able to implement its longer-term strategy. See "BUSINESS - The Company's Solution."

         In addition to recovery services, the Company has implemented and offers a card registration service.

         The following diagram illustrates the corporate structure of Tracker U.S. and its subsidiary:

                   -----------------------------------------
                             The Tracker Corporation
                                   of America
                                ("Tracker U.S.")
                   -----------------------------------------
                   -----------------------------------------

                   -----------------------------------------
                             The Tracker Corporation
                               ("Tracker Canada")
                            (wholly-owned subsidiary
                                of Tracker U.S.)
                   -----------------------------------------
                   -----------------------------------------

                   -----------------------------------------
                             614593 Alberta Limited
                               ("614593 Alberta")
                            (wholly-owned subsidiary
                               of Tracker Canada)
                   -----------------------------------------


         Tracker U.S. is the parent company of Tracker Canada and generally provides management, accounting, tax and capital raising functions. Sales and contractual relationships are made through both Tracker U.S. and Tracker Canada. Tracker Canada is a wholly-owned subsidiary of Tracker U.S. and generally provides all support services and operational functions to support sales activities, including staffing and facilities. 614593 Alberta is a wholly-owned subsidiary of Tracker Canada which has no material assets and conducts no activities.

NEED FOR THE COMPANY'S PERSONAL PROPERTY IDENTIFICATION AND RECOVERY SYSTEM

         The Company believes that only a portion of the population has taken steps to label or otherwise identify its belongings in the past because of skepticism concerning the possibility of recovery and the value of taking measures to increase the likelihood of recovery. In addition, the Company believes that various existing methods of labeling or otherwise identifying valuables have not achieved mass market acceptance, create concerns for security conscious owners, or have been ineffective in returning valuables to their owners because many owners record only the serial numbers of their possessions, thus making it almost impossible for the police or a "Good Samaritan" to trace the owners and return the possessions.

THE COMPANY'S SOLUTION

         Based upon research conducted by the Company, management believes that there is a need for a personal property identification and recovery service that:


         *        makes it convenient for members to identify their possessions;
         * enables members to identify their possessions without placing personal information on the possessions;
         * provides a better method of identification that will remain on possessions and will remain intact;
         * provides a system that will make the identification process easy;
         * motivates more people who find valuables to be "Good Samaritans" by returning the valuables to their rightful owners; and
         * thereby improves the chances that members will recover their lost or stolen possessions.


The Company believes that its personal property identification and recovery system meets these needs.

         The Company plans to expand its recovery service by having manufacturers of products such as computer chips, bicycles, power tools, electronic equipment, cameras and auto parts apply the Company's coding, through laser etching or other methods, directly onto or into products at the source of manufacture. The Company believes that this expansion of its service will be attractive to manufacturers because (i) it will add value to their products by showing that they care about their customers and their customers' ability to recover lost or stolen items and (ii) the coding will enhance the ability of manufacturers and distributors to combat retail and warranty fraud. Currently, however, the Company does not have a contract with any manufacturers to laser etch the Company's coding or to directly apply the Company's coding at the source of manufacture using any other method. The Company anticipates that if such contracts are procured the manufacturers will absorb the cost of laser etching either directly or indirectly (i.e., in the unit price charged to the manufacturers by the Company). There can be no assurance, however, that the Company will be able to successfully expand its service in this fashion.

THE COMPANY'S PERSONAL PROPERTY IDENTIFICATION AND RECOVERY SYSTEM

         The Company provides a totally integrated personal property identification and recovery system. The Company's strategy is to provide a personal property identification and recovery system that does not merely provide another method of identifying articles, but instead provides a simpler method of identifying articles as well as a complete identification and recovery service that will help return the articles back to members when the articles are located. The Company's system is comprised of four key elements: (1) an identification device; (2) a scanning network; (3) a computer database; and (4) a pick up and delivery system.

         THE IDENTIFICATION DEVICE. Currently, the Company offers its members special encoded labels that are attached to the members' personal possessions and contain ownership information in advanced bar code form (PDF 417 symbology). In addition to the coding, a North American 1-800 number, a toll free worldwide number, and the "call to action" phrase "IF FOUND CALL" are printed on the labels. The Company believes that its labels provide a better method of identification that will remain on possessions and will remain intact because the labels: (i) use a 1.0 mil strong, permanent acrylic adhesive; (ii) have high cohesion; (iii) have good resistance to heat, cold and ultraviolet rays; (iv) have good quick-stick, peral and shear strength; (v) include a hard layer coating on the exterior of the label for abrasion resistance and resistance to solvents; and (vi) are read by PDF 417 technology which allows scanning even if the labels are partially defaced. There can be no assurance, however, that the Company's labels will not be removed. Any failure of the labels to adhere properly could damage the credibility of the Company's property identification and recovery service and could have a material adverse effect on the Company's business, operating results and financial condition.

         THE SCANNING NETWORK. The Company has begun to locate the scanning equipment required to scan the PDF 417 encoded labels at key points of recovery in major metropolitan areas in North America. The average cost to the Company to install the scanning equipment is $2,500 per installation. Scanning locations are expected to include police stations, major transportation lost and founds, and certain high traffic public facilities, such as theme parks and other tourist attraction venues. In addition, arrangements have been made with a national courier company in Canada, Purolator Courier Ltd. ("Purolator"), to maintain scanning locations. See "BUSINESS - Key Suppliers" and "RISK FACTORS - Sources of Supply." As of September 30, 1996, the Company had placed scanners into 40 police stations and other sites in Canada (16 in Ontario and 24 outside Ontario). Negotiations to place scanners in the United States have begun. As of September 30, 1996, the Company had letters of intent from more than 125 police and sheriff locations throughout the United States to accept the Company's scanners, but had installed only 17 scanners in the United States pursuant to those letters of intent. There can be no assurance that these letters of intent will result in additional placed scanners or that the Company will be able to continue to establish strategic or centrally located scanners throughout a wide geographic area. Any failure to place additional scanners could damage the credibility of the Company's personal property identification and recovery system and could have a material adverse effect on the Company's business, operating results and financial condition.

         THE COMPUTER DATABASE. After a member's lost item has been found and then scanned, the labels are linked electronically to a central computer database. Each label is registered to a particular member, and the computer database contains membership information that permits the Company to identify the member who owns a retrieved article. The Company's computer database operates in a fast, multiple-user environment with easy-to- read and easy-to-fill-in screens that accommodate multiple member service entries and minimize member waiting times.

         To ensure the security and integrity of its membership and recovery code databases, the Company uses a combination of program design, technology and Company policies. The integrity of the label/member relational link is critical to the proper operation of the Company's personal property identification and recovery system as it provides the facility through which the rightful owner of a recovered item is identified, thus enabling the Company to return the recovered property to the member. The Company uses five methods to establish a secure member/label relation: (i) the Company policy of "zero tolerance" for matching errors; (ii) the use of two secure servers, an NT member database server and unix label database server; (iii) the use of FoxPro database software across all platforms; (iv) the process of linking and verifying the member ID number and summary or "master" recovery code during order assembly and fulfillment on two levels using a bar code scanner to reduce the risk of human error; and (v) the use of a data entry screen with mandatory prompts and a verification algorithm by the link established during direct response activation.

         The privacy and protection of the membership and recovery code databases are secured through: (i) the Company policy not to release membership information to any third party (other than police agencies); (ii) the use of four levels of system redundancy -- tape backup, equipment replacement inventory, off-site redundant system, and hard copy record keeping; and (iii) the prevention of unauthorized server access through the use of (a) serialized, password protected copy written proprietary software used by recovery terminals;
(b) a separate communication server for remote access; (c) distinct communication and network protocols between the remote access server and the membership database server; and (d) a system audit by an independent third party which indicated that the membership database could not be accessed remotely and that system integrity is high.

         No security system or procedures are foolproof and many aspects of the Company's operations involve some degree of security risk. Any material breach of security could damage the credibility of the Company's personal property identification and recovery service and could have a material adverse effect on the Company's business, operating results and financial condition.

         THE PICK UP AND DELIVERY SYSTEM. Once the label has been scanned and the computer database has notified a Company service representative of the location and owner of an article, a Company service representative then notifies the member that his or her possession has been found and informs the member of the item's location. The identified item may then be picked up by the member or, upon the member's request, delivered to the member safely and promptly by courier at the member's expense. The Company also has implemented and offers a supplemental service called the "Tracker Plus" service, which covers the full cost of returning possessions to members.

THE COMPANY'S CARD REGISTRATION SERVICE

         In addition to the Company's personal property identification and recovery system, the Company has implemented and is currently offering a card registration service marketed through telemarketers. This service permits a member, with a single toll free phone call, to: (i) cancel all of the member's lost or stolen cards (whether they be debit cards, gas cards, automated bank teller cards, department store cards or credit cards); (ii) request replacement cards; (iii) request a change of address for all cards; (iv) receive $15,000 in travel insurance on common carrier; (v) receive $2,000 in AD&D insurance; (vi) receive $500 in airline discounts; and (vii) be covered on fraudulent charges up to $10,000. There can be no assurance that the Company will be able to successfully market its card registration service or that the Company will be able to compete successfully with companies offering similar services. See "BUSINESS - Competition" and "RISK FACTORS - Competition."

PRODUCT DEFINITIONS


         The following describes many of the products offered by the Company. The typical retail pricing for the basic Tracker service is $39.95. The consumer usually pays for the Company's services unless the consumer receives the service in connection with a promotional deal with a manufacturer or retailer. The product configurations offered vary and are subject to change.


         BASIC TRACKER SERVICE. This is a service to aid in the identification and recovery of members' lost or stolen possessions. The initial purchase is packaged as a membership service term, typically between one to three years, and a supply of Tracker identification products. Subsequent purchases of Tracker products or membership term renewals and upgrades are sold separately. The package includes 24 possession labels, 8 clothing labels and an assortment of 10 shoe, key, luggage, and pet tags.


         TRACKER CARD REGISTRATION SERVICE. The Company offers members of this program the benefit and convenience of card registration. With one phone call, a member can (a) cancel all his lost or stolen cards (whether they be debit cards, gas cards, automated bank teller cards, department store cards or credit cards),
(b) request replacement cards, (c) request a change of address for all his cards, (d) receive $15,000 in travel insurance on common carrier, (e) receive $2,000 in AD&D insurance, (f) receive $500 in airline discounts and (g) be covered on fraudulent charges up to $10,000. This service includes 24 identification labels, a card registration form and an indemnification certificate.


         RENEWALS. Membership may be renewed for a specified period of time for which there is a renewal fee. The renewal terms offered by the Company vary but are typically between one to three years. To induce members to renew their service, the Company may offer, from time to time, extra items or incentive renewal bonuses.


         UPGRADES. All members, regardless of the program they originally sign up for, have the opportunity to purchase upgrade products or services offered by the Company such as increasing the number of years of service, adding "Tracker Plus" to their membership, which covers the full cost of returning possessions to members, purchasing the card registration service, or purchasing extra cloth or adhesive labels or shoe, pet, key, or luggage tags.

         CHILD IDENTIFICATION. The Company is offering a special "Tracker Basic Service" package to parents for added protection for their children. The package includes 8 possession labels, 24 clothing labels, an assortment of 10 shoe, key, and luggage tags, a photo and fingerprint kit and special safety tips for parents and kids.

         SAMPLE LABEL PROMOTIONS. Tracker offers businesses an opportunity to provide their clients or customers a special value added incentive in the form of Tracker labels.

         OP-ID-IACP REGISTRATION SERVICE. Tracker is offering its basic service to the former members of Operation ID, previously managed by the International Association of Chiefs of Police, in a special two year program at an introductory discounted price.

         ASSET MANAGEMENT. Tracker offers businesses a simpler method to inventory and keep track of their fixed assets by providing on-site service for data collection and off-site service for inventory management and recovery. The Company provides confidential identification, recovery and asset management services by linking the label on a corporation's physical assets to the Company's worldwide 24 hour recovery network, dispatching mobile scanning technicians on-site, and providing reporting "on-demand." This reduces the in-house inventory control burden and provides a simpler method of tracking changes in a company's physical assets inventory.

         LASER ETCHING THE TRACKER RECOVERY INSIGNIA. In order to push demand through to retail level consumer purchase and registration of marked products, the Company is encouraging the volume purchase by manufacturers of licenses for "Recovery Insignia" laser etching on consumer products at point of manufacture with PDF 417 capable laser drivers. Currently, the Company does not have a contract with any manufacturers to laser etch the Company's coding or to directly apply the coding at the source of manufacture using any other method. There can be no assuance that the Company will be able to expand successfully its service in this fashion.

THE IACP ENDORSEMENT

         The IACP, a nonprofit organization of approximately 14,000 members from the world's law enforcement community founded in 1893, has endorsed the Company's personal property identification and recovery system. The Company's present license agreement with the IACP runs through February 12, 1999. Under the license agreement with the IACP, the Company has agreed to pay the IACP the greater of $100,000 per year or a fee based on the total number of subscribers of the Company calculated as follows:

         Number of
         Subscribers                        Per Capita Amount
         -----------                        -----------------
         0 - 1,000,000                      $0.20 (20 cents)
         1,000,001 - 5,000,000              $0.10 (10 cents)
         More than 5,000,000                $0.075 (7.5 cents)

THE COMPANY'S MARKETING STRATEGY

         THE PERSONAL PROPERTY IDENTIFICATION AND RECOVERY SYSTEM. The Company is attempting to position itself as a credible and worthwhile, but not fail safe, service that provides peace of mind (like insurance) and has a favorable price-to-value relationship. The guiding principle behind the Company's marketing strategy is that the Company is in the business of providing a totally integrated personal property identification and recovery service, not merely selling identification labels. The benefit of this service to the Company's members is an increase in the probability of recovery of the members' lost and stolen possessions. Thus, one key to the Company's long-term success will be the effectiveness of the Company's personal property identification and recovery system in helping to improve the existing low recovery rates. There can be no assurance, however, that the Company will be able to achieve any particular increase in these recovery rates for its members or to increase the overall recovery rate for lost and stolen items in general. As of August 30, 1996, the Company had made 85 successful recoveries of its members' personal possessions. In addition, although the Company's service is not predicated on reports of losses, the Company encourages its members to notify the Company of any such losses. As of August 30, 1996, 20 of the losses reported by members remained unrecovered.

         Another portion of the Company's marketing strategy is to pursue an aggressive and preemptive North American roll-out of the Company's service. By establishing a critical mass of labels in the marketplace, the Company hopes to establish a de facto "identification" standard. The Company believes that this can be done if (1) the initial distribution of labels is performed on a large scale and done quickly and (2) the public is confident that the Company's personal property identification and recovery system improves recovery rates and therefore is of value to the consumer. The Company will attempt to establish credibility and confidence in the marketplace by, among other things, utilizing fusion marketing through the establishment of affiliations, alliances, sponsorships, and promotional programs with well recognized, stable and reputable organizations that have an interest in the protection, security, loss prevention or insurance industries. There can be no assurance that the Company will be able to establish a critical mass of labels and a broad network of compatible scanners early enough to establish a leading and sustainable market position or that the Company will be able to establish credibility and confidence in the marketplace. Any inability by the Company to do so could have a material adverse effect on the Company's business, operating results and financial condition.

         THE CARD REGISTRATION SERVICE. The Company is currently gaining a small market share in the card registration industry. The Company believes that it not only offers a competitive product, but also adds the extra feature of its recovery services to the list of benefits offered to members of the card registration service.

THE COMPANY'S PLAN OF DISTRIBUTION

         THE PERSONAL PROPERTY IDENTIFICATION AND RECOVERY SYSTEM. The Company is approaching the distribution of subscriptions to its personal property identification and recovery service in several ways.

         First, the Company is selling its service at the "grass roots" level via direct marketing. The Company anticipates that this direct marketing will be through door-to-door canvassing in major urban high density locales, through telemarketing, through direct mail solicitations, through multi-level marketing or through a combination of more than one of these techniques. On April 8, 1996, the Company entered into a marketing agreement with Tracker Referral Network International, Inc. ("Tracker Referral"), a direct sales company in the business of marketing through independent distributors using a proprietary marketing plan. Under the agreement, Tracker Referral was appointed as the Company's exclusive multi-level marketing company in the United States and was granted non-exclusive rights to make direct commercial sales to third party businesses in the United States, in both cases provided that certain sales quotas are achieved. The agreement is for an initial term of five years and automatically renews for an additional five years upon Tracker Referral's attainment of the specified sales quotas. Additionally, the Company is obligated to provide the Company's products and marketing materials to Tracker Referral at prices specified in the agreement.

         Second, the Company is beginning to establish promotional programs with retailers of consumer specialty products that have a high potential for loss such as home electronics, luggage, sporting goods, bicycles, cameras and higher valued fashion items. For example, the Company has entered into an agreement with Samsonite Canada, Inc. ("Samsonite") pursuant to which the Company will supply to Samsonite 70,000 tags that Samsonite will affix to its merchandise to provide Samsonite customers an explanation of the benefits of the Company's personal property identification and recovery system and receive a free luggage tag with a Tracker recovery label. The Company agreed to reimburse Samsonite for the cost of affixing and shipping the tags and granted exclusivity to Samsonite in the luggage industry in Canada through March 6, 1997. Upon achievement of certain sales quotas, Samsonite may continue the promotion and its exclusivity in Canada for an additional year.

         The Company also has entered into an agreement with Sony of Canada Ltd. ("Sony") pursuant to which Sony store representatives will resell to Sony's retail customers kits purchased from the Company by Sony. For the life of the program, Sony will include a write up on the program in each of its monthly newsletters. Sony also will include a feature on the program in a one-quarter page advertisement within Sony's national brochure. Under the agreement, the Company is obligated to provide to Sony a yearly commission equal to 20% of the renewal revenues received by the Company related to kits sold by Sony for two renewal terms. The agreement also provides the Company with the right, subject to Sony's ability to cancel such right at any time, to promote the kits using the name "Sony."

         The Company also plans to establish promotional programs with other selected national retail chains chosen for their potential to lend credibility to the Company's service and for their reach in selected markets. The Company believes its service adds value to retailers' products because the service shows that the retailers care about their customers and their customers' ability to recover lost or stolen items. To encourage such retailers to promote the Company's service as a value added to the items purchased from the retailers, the Company may provide retailers with commissions, limited time exclusivity within a particular market, cooperative marketing and advertising funding, and special timed promotions. In addition, the Company has entered into an agreement with Merchant Partners Limited Partnership ("Merchant Partners") through which Merchant Partners will actively introduce and promote the Company to, among others, Montgomery Ward & Co. Incorporated ("Montgomery Ward"), ValueVision International, Inc., and all subsidiaries of Montgomery Ward (collectively, "Prospects"). For the consideration paid to Merchant Partners for such services, see "DESCRIPTION OF SECURITIES - Merchant Partners Option." There can be no assurance that the agreement with Merchant Partners will result in any sales to the Prospects.

         Third, although the Company does not anticipate that such programs will constitute a large percentage of its sales, the Company is developing other joint promotions (such as the arrangement with Samsonite described above), a bulk sales program in which the Company would sell its service in bulk to, for example, product manufacturers, and a fixed asset management program.

         THE CARD REGISTRATION SERVICE. The Company is currently marketing subscriptions in its card registration service through telemarketing. The Company also plans to attempt to develop contractual relationships with credit card issuers for sales of subscriptions to the issuers' cardholders. As of the date of this Prospectus, however, the

Company had no contractual relationships with any credit card issuers and there can be no assurance that it will be able to develop any such relationships. See "RISK FACTORS - COMPETITION" and "BUSINESS - Competition."

         On January 12, 1996, the Company entered into an independent contractor agreement with Datatrack, Inc. ("Datatrack") pursuant to which Datatrack conducts telemarketing efforts for the Company in the United States with respect to the card registration service. Provided certain sales quotas are met, the agreement runs for consecutive automatically renewing one year terms and provides Datatrack a right of first refusal to provide services to the Company if the business is expanded beyond the United States or if the card registration service is sold by any method other than telemarketing. Under the agreement, the Company is obligated to pay weekly commissions to Datatrack in an amount equal to 50% of the net proceeds of final sales made by Datatrack.


         GENERAL. Although the Company has been generating cash sales of approximately $150,000 per month from January 1996 through June 1996 and $300,000 per month since June 30, 1996, which are all absorbed in their entirety by cash flows used in operating activities as noted in the Consolidated Statement of Cash Flows, there can be no assurance that the Company's plan of distribution will be successful. To achieve significant revenues and profitable operations on a continuing basis, the Company must successfully market, sell and distribute its personal property identification and recovery system and its card registration service. There can be no assurance that the Company will be able to do so. In addition, there can be no assurance that any sales made by the Company will be at volumes and prices sufficient for the Company to achieve significant revenues and profitable operations.


         The Company has no material backlog of orders because the Company fills orders for its personal property identification and recovery system and card registration service as received out of existing inventory.

         The Company has granted, and may grant in the future, commissions and other payments in connection with the distribution of its services. Although such arrangements generally call for commissions or other payments only out of sales actually made, certain arrangements call for certain guaranteed payments.

INTERNATIONAL OPERATIONS

         The Company has operations in Canada and recently began test marketing in the United States. In addition, the Company has signed a letter agreement with Amerasia International Holdings Limited ("Amerasia") pursuant to which Amerasia will assist the Company in selling licenses for overseas markets. Under the agreement, the Company is obligated to pay to Amerasia 8% of the exclusivity fee(s) that the Company may receive in good funds from the licensees and 2% of the ongoing paid sales generated by the Company from the licensees. There can be no assurance, however, that this letter agreement will result in any sales of foreign licenses.

         International operations are subject to inherent risks, including unexpected changes in regulatory requirements, currency exchange rates, tariffs and other barriers, difficulties in staffing and managing foreign operations, and potentially adverse tax consequences. There can be no assurance that these factors will not have a material adverse impact on the Company's ability to market its system on an international basis.

         The Company does not engage in any hedging contracts because it receives the majority of its cash flows in United States dollars.

KEY SUPPLIERS

         The Company's ability to market, sell and operate its personal property identification and recovery system depends in part on its ability to procure the necessary scanning equipment, labels and courier services. In this regard, the Company has agreements or preliminary understandings in place with Symbol Technologies Inc. ("Symbol"), Purolator Courier Inc. ("Purolator"), Mail Boxes Etc. USA ("Mail Boxes Etc."), and DHL International Express Ltd. ("DHL"). Although the Company has preliminary understandings and agreements with suppliers of such equipment, labels and services, the Company's agreements or understandings tend to be informal, may be difficult to enforce, and may be subject to termination. Accordingly, there can be no assurance that such equipment, labels and services will be available when needed by the Company or on terms favorable to the Company. Any unavailability of such equipment, labels or services on terms favorable to the Company could prevent or delay the development, marketing, sale, operation and effectiveness of the Company's personal property identification and recovery system and could have a material adverse effect on the Company's business, operating results and financial condition.


          The Company procures scanning equipment from Symbol. Symbol's PDF 417 is an advanced two-dimensional stacked symbology. In 1992, Symbol introduced the PDF 1000 laser scanner, the first laser scanner to read this two-dimensional bar code. The PDF 1000 laser scanner scans thirty times faster than current conventional scanners, decodes in a rastering pattern across and down the PDF 417 symbol, reads both PDF 417 (two-dimensional codes) and linear bar codes (one-dimensional codes), and is able to read poorly printed or damaged codes that have been defaced up to 60%. The Company has a preliminary understanding with Symbol whereby, subject to certain minimum annual purchase requirements, the Company was granted the exclusive right to use, for personal property identification and recovery purposes, Symbol's PDF 1000 laser scanners in Canada, the United States and Europe through the end of calendar year 1996. Pursuant to its original understanding with Symbol, the Company was required to purchase specified numbers and dollar amounts of laser scanners during each of calendar years 1994, 1995 and 1996 in order to maintain its exclusive right. The Company did not meet the minimum commitment level for 1994 or 1995. Although it does not have a formal agreement to do so, the Company has been working in conjunction with Symbol and has obtained an informal understanding to maintain the Company's exclusive right provided the Company purchases at least 830 laser scanners during calendar year 1996. As of September 30, 1996, the Company has purchased 17 scanners during the 1996 calendar year. There can be no assurance that the Company will be able to meet this commitment. Further, the Company's understandings with Symbol are informal, may be difficult to enforce, may be subject to early termination, and are set to expire at the end of calendar year 1996 in any event. Thus, there can be no assurance that the Company has an enforceable exclusive right to use, for personal property identification and recovery purposes, Symbol's PDF 1000 laser scanners in these geographic areas. In addition, although the Company believes that it will be able to continue its relationship with Symbol after the current understanding expires at the end of 1996. If the Company is unable to do so, the Company believes that comparable scanning equipment will be available from other sources. However, there can be no assurance that the Company will be able to procure scanning equipment from Symbol or another manufacturer after such time.

         In the United States, the Company has entered into an agreement with Mail Boxes Etc. pursuant to which Mail Boxes Etc. will accept, pack and ship items for the Company. For courier services, the Company uses Purolator in Canada, uses UPS (through Mail Boxes Etc.) in the United States and has engaged DHL for use in other parts of the world.

COMPETITION

         The Company is aware of one company that is planning to introduce a personal property identification and recovery system similar to the Company's. The Company believes that this competitor may offer a service that provides labels for identification purposes and an 800-number through which the finder and the owner of an item may be put in contact with each other to make their own arrangements for the return of the item to the owner. The Company believes that this company will not offer an integrated system, like the Company's, which not only provides a means of identifying an item, but also provides a complete pick-up and delivery system. The Company also may face competition from alternative personal property identification methods, such as tracking by serial number or by the personal property owner's imprinted name and address or from conventional forms of insurance that reimburse consumers for lost items. Such insurance typically also provides reimbursement for items that are destroyed by fire, flood or acts of God. Further, conventional insurance has high market acceptance and conventional insurance companies typically have substantial resources to market their products effectively and aggressively. Although the Company's personal property identification and recovery service differs from conventional insurance in that its objective is to return its members' personal possessions, there can be no assurance that the Company will be able to compete effectively with conventional insurance providers.


         The successful introduction of such services by this or any other competitors, or the introduction by competitors of ineffective systems that damage the credibility of the Company's industry as a whole, may have a material adverse effect on the Company's business, operating results and financial condition. Moreover, the expansion of services or an increase in the level of competition by this competitor, or the entry of new competitors, could have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully with existing or new competitors in the personal property identification and recovery business.

         With respect to the Company's card registration service, the Company's market share is small and the market is highly competitive. Competitors include Signature, CUC International, American Express and others. These competitors have longer operating histories, benefit from substantially greater market recognition and have substantially greater financial and marketing resources than the Company. In addition, certain competitors have contractual relationships with credit card issuers for sales of subscriptions to the issuers' cardholders. Competition in this third party endorsed segment of the credit card industry is intense. Factors affecting the outcome of competition with respect to the third party endorsed segment include the quality and reliability of the services to be offered, subscriber acquisition strategy and expertise (which is highly dependent upon creative talents), operational capability, reputation, financial stability of the company supplying the services, the confidence of credit card issuers in the company's management, the compensation or fee paid to the credit card issuer and the security maintained by the company with respect to the credit card and credit data of which it has custody. As of the date of this Prospectus, the Company had no contractual relationships with any credit card issuers and there can be no assurance that it will be able to develop any such relationships. This may place the Company at a competitive disadvantage with respect to its card registration service. In addition, an increase in the level of competition from existing competitors, or the entry of new competitors, may have a material adverse effect on the Company's business, operating results and financial condition. There can be no assurance that the Company will be able to compete successfully with existing or new competitors in the card registration business.

INTELLECTUAL PROPERTY PROTECTION AND INFRINGEMENT

         The Company's success will depend, in part, on its ability to obtain patents, maintain trade secret protection and operate without infringing on the proprietary rights of third parties. The Company will rely on a combination of trade secret and trademark laws, nondisclosure and other contractual agreements, and technical measures to protect the confidential information, know-how and proprietary rights relating to its personal property identification and recovery system. The Company has filed for trademark and service mark protection in the United States and Canada over the following: (i) "All is not lost(TM)"; (ii) "Use it or lose it(TM)"; (iii) "Tracker: The Ultimate Warranty(TM)"; (iv) "Tracker(TM)"; and (v) the Tracker logo. The application in the United States for all marks except "Tracker(TM)" and the Tracker logo have been restricted to services only as opposed to goods. In addition, the Company has filed an international patent application pursuant to the Patent Cooperation Treaty for its personal property identification and recovery system. There can be no assurance, however, that these will mature into an issued patent or issued trademarks or service marks or that any patent, trademark or service mark obtained or licensed by the Company will be held valid and enforceable if asserted by the Company against another party. In addition, the above protections may not preclude competitors from developing a personal property identification and recovery system that is competitive with the Company's system. The Company does not believe that its products and trademarks and other confidential and proprietary rights infringe upon the proprietary rights of third parties. There can be no assurance, however, that third parties will not assert infringement claims against the Company in the future. The successful assertion of such claims would have a material adverse effect on the Company's business, operating results and financial condition.

CAPITAL REQUIREMENTS


         Although the Company has begun to achieve ongoing significant cash sales (approximately $150,000 per month from January 1996 through June 1996 and $300,000 per month since June 30, 1996, which are all absorbed in their entirety by cash flows used in operating activities as noted in the Consolidated Statement of Cash Flows), the Company will require additional capital in order to implement its business plan in the manner contemplated. The acquisition of equipment, establishment of distribution channels and conduct of a comprehensive marketing campaign are critical to the Company's success. During the upcoming twelve months, the Company will require additional debt or equity financing to conduct and complete such activities, as it is anticipated that cash flows from revenues will not be sufficient to fund the business plan until March 1997. In addition, there can be no assurance that cash flows from revenues will be sufficient to fund the business plan in the timeframe anticipated by the Company, if at all. Although no assurance can be given that the necessary funding will be available to the Company when needed, in sufficient amounts, on acceptable terms, or at all, management believes it is likely that the Company will be able to obtain sufficient funding for its operations. Any failure to receive sufficient funding when needed, in sufficient amounts, and on acceptable terms could prevent or delay the marketing, sale and operation of the Company's personal property identification and recovery system and its card registration service and could have a material adverse effect on the Company's business, operating results and financial condition. Moreover, the report of independent accountants covering the Company's financial statements expressed substantial doubt about its ability to continue as a going concern because it is a development stage company and has not yet been able to attract significant outside financing or generate significant revenues. Failure to obtain sufficient funding on acceptable terms could affect the Company's ability to continue as a going concern.

EMPLOYEES

         As of June 25, 1996, the Company employed a total of 34 persons, including 2 in management, 5 in administration and accounting, 20 in operations (14 of whom are part-time), 3 in sales and marketing and 4 in information systems. The Company's future success will depend in large part on its ability to attract, train and retain highly skilled and qualified personnel. There can be no assurance that the Company will be successful in attracting, training and retaining such personnel.

         None of the Company's employees is represented by a labor union. The Company has experienced no work stoppages, and the Company believes that its relations with its employees are excellent.

LITIGATION

         The Company is not a party to any material litigation and is not aware of any pending or threatened litigation that would have a material adverse effect upon the Company's business, operating results or financial condition. The Company believes that the Securities and Exchange Commission may be inquiring into trading in the Company's securities. The Company has no reason to believe that it is the target of any such inquiry, or that any activity of the Company would result in any liability under the federal securities laws.

GOVERNMENTAL REGULATIONS

         Except as described in the next two paragraphs, the Company is not subject to any governmental regulations other than those applicable to businesses generally. Although the Company believes it is in substantial compliance with all currently applicable regulations, additional regulations could be enacted in the future that could have an adverse effect on the Company's business, operating results and financial condition.

         The Company is marketing its services through the use of telemarketing and may be subject to state regulation of telemarketing if it is deemed to be a telemarketer within the meaning of such regulations. Although such regulations vary greatly from state to state, they generally require telemarketers (as defined in the regulations) to (i) apply for and obtain a state registration or license before conducting telemarketing; (ii) disclose certain information to consumers (for example, the identify of the telemarketer, information regarding gifts or premiums that customers may be eligible to receive, and that sales made as a result of a telephone solicitation are not final unless followed by a signed contract); and/or (iii) file a surety bond or a certificate of deposit with the state. Further, state regulations typically confer on consumers certain rights, such as the right to cancel a sales agreement made with a telemarketer. A telemarketer's failure to comply with the regulations may result in civil and/or criminal liability.

         In addition, the Company, through Tracker Referral pursuant to a marketing agreement with Tracker Referral, is marketing its personal property identification and recovery services through the use of multi-level marketing. See "BUSINESS - The Company's Plan of Distribution - The Personal Property Identification and Recovery System." Tracker Referral's multi-level marketing system is or may be subject to or affected by extensive government regulation, including but not limited to federal and state regulation (which varies from state to state) of the offer and sale of business franchises, business opportunities and securities. Various governmental agencies monitor multi-level marketing activities. Although such multi-level marketing is performed by Tracker Referral rather than by the Company, and although the Company believes that Tracker Referral's multi-level marketing system is in substantial compliance with all currently applicable regulations, there can be no assurance that Tracker Referral will be found to be in compliance with existing regulations as a result of, among other things, misconduct by independent contractors over whom Tracker Referral has limited control, the ambiguous nature of certain of the regulations, and the considerable interpretive and enforcement discretion given to regulators. Any assertion or determination that Tracker Referral or its independent contractors are not in compliance with existing regulations, or the enactment of additional regulations in the future, could have an adverse effect on the Company's business, operating results and financial condition. Further, any failure to comply could cause Tracker Referral or the Company to pay fines as well as to quit doing business in any state where it is out of compliance.

         The Company believes that compliance with federal, state or provincial, and local provisions which have been enacted regulating the discharge of materials into the environment, or otherwise relating to the protection of the environment, will not have any material effect upon the Company's capital expenditures, earnings and competitive position. The Company does not believe that it will incur any material capital expenditures for environmental control facilities for the remainder of its current fiscal year and the next fiscal year.

PROPERTIES

         Tracker Canada currently leases office premises in Toronto and has entered into a lease agreement for these premises. The term of the lease is ten
(10) years, which commenced on January 1, 1994. The lease requires payment of an annual base rent of $22,000 for the first five years. Thereafter the lease calls for rent at market value less twenty percent (20%). If the present lease cannot be renewed or if Tracker Canada elects not to renew the lease, Tracker Canada does not anticipate any difficulty in securing adequate new space.

         The Company believes that suitable additional space will be available as needed if future expansion is required.

                                  MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY

         The following table sets forth certain information with respect to the Company's executive officers and directors as of June 25, 1996:

NAME                               AGE                                        POSITION
----------------------------      ------      ------------------------------------------------------------------
I. Bruce Lewis                      55        Tracker U.S.: Chief Executive Officer, President and Chairman of
                                              the Board of Directors; Tracker Canada: President, Chief Operating
                                              Officer, Chief Executive Officer and Chairman of the Board of
                                              Directors
Mark J. Gertzbein                   41        Tracker U.S.: Executive Vice President, Chief Financial Officer,
                                              Secretary, Treasurer and Deputy Chairman of the Board of
                                              Directors; Tracker Canada: Senior Vice President of Finance, Chief
                                              Financial Officer, Secretary and Director
Ed J. Korhonen                      60        Tracker U.S.: Director
Quincy A.S. McKean III              39        Tracker U.S.: Director
Charles J. Coronella                63        Tracker U.S.: Director
Wolfgang Kyser                      49        Tracker U.S.: Director
Leonard Yakobovits                  37        Tracker U.S.: Director


         I. BRUCE LEWIS has been the Chairman of the Board of Directors and Chief Executive Officer of Tracker U.S. since June 30, 1994. Mr. Lewis has also served Tracker U.S. as President since August 12, 1995. Mr. Lewis also serves Tracker Canada as its Chief Executive Officer and Chairman of the Board of Directors and has so served since May 1993. For the period from 1980 through May 1990, Mr. Lewis was President and a Director of Albert Berg Limited and its subsidiaries. Albert Berg was petitioned into bankruptcy by its creditors in May 1990. From June 1988 to August 1990, he served as the President of Cape Breton Chemical Corporation, a start-up PVC flexible stretch wrap manufacturer. From May 1990 through May 1993, Mr. Lewis was also a consultant to various companies in the areas of management and acquisition financing.

         MARK J. GERTZBEIN has been the Deputy Chairman of the Board of Directors, the Executive Vice President and the Chief Financial Officer, Secretary and Treasurer of Tracker U.S. since June 30, 1994. In addition, Mr. Gertzbein has served as the Senior Vice President of Finance, the Chief Financial Officer and Secretary of Tracker Canada since his appointment in July 1993 and as a Director of Tracker Canada since May 1993. From August 1984 to June 1988, he served Albert Berg Limited as Vice President, Finance and Administration. Albert Berg was petitioned into bankruptcy by its creditors in May 1990. From June 1988 to August 1990, he served as the Chief Financial Officer of Cape Breton Chemical Corporation, a start-up PVC flexible stretch wrap manufacturer. From August 1990 to June 1991, Mr. Gertzbein consulted various companies on administrative, accounting and tax related issues. From June 1991 to July 1993, he served as the Corporate Controller for Summit Cosmetics, Inc., an exclusive warehouse and distributor in the cosmetics and fragrance industry.

         ED J. KORHONEN has been a Director of Tracker U.S. since November 1, 1995. He was the President, Chief Operating Officer and a Director of Tracker Canada from May 1993 through May 1996. Since resigning from his positions with Tracker Canada in May 1996, Mr. Korhonen has been the Executive Vice President of Eco Logic International Inc. Mr. Korhonen served Nabisco Brands Limited as President of Confectionery, Industrial Products and Grocery Divisions from 1977 to 1988 and was President of Maple Leaf Flour Products from 1989 to 1991. He has subsequently engaged in business consulting with a company, Ed Korhonen Management, he founded in 1991 and was a partner in the management consulting firm of Sniderman & Wood from January 1992 through May 1993. Mr. Korhonen also consults with Tracker Canada.

         QUINCY A.S. MCKEAN III has been a Director of Tracker U.S. since June 30, 1994. Mr. McKean was a director of Ultra Capital Corp., the predecessor entity of the Company, from February 1992 to June 1994. From January 1987 through March 1990, Mr. McKean was employed by First Fidelity Bank, N.A./First Fidelity Brokers of Newark, New Jersey, where he managed retail and institutional accounts. From March 1990 through July 1994, he was a registered representative with Kidder Peabody & Co. in New York City. Since July 1994, Mr. McKean has been associated, as a registered representative, with the New York securities firm of Mercer, Bokert, Buckman and Reid, Inc.

         CHARLES J. CORONELLA has been a Director of Tracker U.S. since June 30, 1994. Since 1995, Mr. Coronella has been the Chairman and Chief Executive Officer of Executive Service Corp. of Arizona. He has been a Director of Acordia of Arizona since 1993 and has been its Chairman of the Board since 1996. Acordia of Arizona is a wholly-owned subsidiary of Acordia, Inc., a New York Stock Exchange listed company. Mr. Coronella served as President and Chief Executive Officer of Chase Bank of Arizona from 1991 to 1994. Prior to that, Mr. Coronella served as a consultant to The Chase Manhattan Corporation from 1990 to 1991. From 1989 to 1990, Mr. Coronella was responsible for the management of Chase Manhattan Bank's United States banking subsidiaries.

         WOLFGANG H. KYSER has been a Director of Tracker U.S. since June 30, 1994. Since 1986 Mr. Kyser has been a principal and the Chief Executive Officer of KHB Investments Corporation, which deals with foreign investments in Canada and the United States. Since 1995 Mr. Kyser has been a principal and the President of Kyser Pacific Group, which invests in and develops real estate. From December 1987 through September 1992, he was the sole director of "687292", an Ontario company which held real estate. In November 1992, "687292" was petitioned into bankruptcy by its creditors. Mr. Kyser also is a Director of AEG Sorting Systems, Inc. and Olympia Business Machines Ltd.

         LEONARD YAKOBOVITS has been a Director of Tracker U.S. since September 8, 1995. Since 1985 Mr. Yakobovits has been the President of Dezco Holding & Trading, a North American clear-out specialist and distributor for branded consumer products. Mr. Yakobovits also consults with Tracker Canada.

CLASSIFICATION OF BOARD OF DIRECTORS OF TRACKER U.S.

         Tracker U.S.'s Certificate of Incorporation and Bylaws provide that the Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in number as possible. The Certificate of Incorporation and Bylaws provide that approximately one-third of the directors of Tracker U.S. will continue to serve until the 1997 annual meeting of stockholders, approximately one-third will continue to serve until the 1998 annual meeting of stockholders, and approximately one-third will continue to serve until the 1999 annual meeting of stockholders. Messrs. Lewis, Gertzbein and Yakobovits have been elected or appointed to serve until the 1997 Annual Meeting of Stockholders. Messrs. Kyser and Korhonen have been elected to serve until the 1998 Annual Meeting of Stockholders. Messrs. McKean and Coronella have been elected to serve until the 1999 annual meeting of stockholders.

         The classification of the Board of Directors will make it more difficult for stockholders to change the composition of the Board of Directors and could discourage a third party from attempting to obtain control of Tracker U.S. See "DESCRIPTION OF SECURITIES - Anti-takeover Effects of Provisions of the Certificate of Incorporation and Bylaws - Classified Board of Directors."

COMMITTEES OF THE BOARD OF DIRECTORS OF TRACKER U.S.

         The Executive Committee is comprised of I. Bruce Lewis and Mark J. Gertzbein. The Audit Committee, which is comprised of Messrs. Coronella (Chairman), McKean and Gertzbein, is responsible for: (i) reviewing and recommending the engagement each year of the Company's independent auditors;
(ii) consulting with the independent auditors on the adequacy of the Company's internal controls; (iii) reviewing, with the independent auditors, the auditors' reports on the Company's financial statements; and (iv) taking such other steps as the Audit Committee deems necessary to carry out the normal functions of an audit committee. The Ethics Committee is comprised of Wolfgang H. Kyser and Charles J. Coronella. The Compensation Committee, which is comprised of Messrs. Coronella (Chairman) and McKean, is responsible for: (i) determining the compensation of the Company's senior officers; (ii) reviewing recommendations by management as to the compensation of other officers and key personnel; and (iii) reviewing management's succession program. Further, the Compensation Committee administers the Company's 1994 Stock Incentive Plan (the "1994 Plan").

                             EXECUTIVE COMPENSATION

COMPENSATION OF DIRECTORS

         Non-employee directors are paid $500 for attendance at each meeting of the Board of Directors or a committee meeting and an annual retainer of $10,000. On August 16, 1995, the Company issued 41,143 shares of Common Stock to Mr. Coronella in lieu of $36,000 compensation owed to him for his service as a director and 31,429 shares of Common Stock to Mr. McKean in lieu of $27,500 compensation owed to him for his service as a director. On September 28, 1995, the Company issued 26,286 shares of Common Stock to Mr. Kyser in lieu of $23,000 compensation owed to him for his service as a director. On October 17, 1995, the Company issued 10,000 shares of Common Stock to Mr. Yakobovits in lieu of $10,000 compensation owed to him for his service as a director. On May 3, 1996, the Company issued 10,000 shares of Common Stock to each of Messrs. Coronella and McKean in lieu of $4,500 compensation owed to him for his service as a director, issued 5,556 shares of Common Stock to Mr. Kyser in lieu of $2,500 compensation for his service as a director, and issued 8,889 shares of Common Stock to Mr. Yakobovits in lieu of $4,000 for his service as a director. In addition, non-employee directors are eligible to receive options to purchase shares of the Company's Common Stock. See "EXECUTIVE COMPENSATION - 1994 Stock Incentive Plan - Stock Options for Non-employee Directors."

COMPENSATION OF NAMED EXECUTIVE OFFICERS

         The following table sets forth the compensation paid to the Chief Executive Officer and to the three other executive officers (the "Named Executive Officers") for services rendered in all capacities to the Company during the fiscal years ended March 31, 1996 and 1995.

                           SUMMARY COMPENSATION TABLE

                                                                    ANNUAL          LONG-TERM
                                                                 COMPENSATION      COMPENSATION
                                                               --------------      ------------
                                                                                 Restricted Stock
             Name and Principal Position               Year        Salary($)        Awards ($)
--------------------------------------------------   --------     ----------     ----------------
I. Bruce Lewis, Chief Executive Officer(1)........     1996        $175,000             --
                                                       1995         178,350             --
Mark J. Gertzbein, Executive Vice President,           1996         175,000           413,437
Chief Financial Officer(2)........................     1995         178,350             --
Gregg C. Johnson, President(3)....................     1996         194,000           413,437
                                                       1995         178,350             --
Ed J. Korhonen, President (Tracker Canada)(4).....     1996         139,000             --
                                                       1995         142,680             --

------------------------------------

 (1) Through BL Consulting Services, Mr. Lewis contracted with Tracker Canada for annual compensation in the amount of $178,350. In connection with the Reorganization, the Company and Mr. Lewis entered into a stockholder-approved employment agreement which originally provided for base annual salary in the amount of $440,000. The Company has amended the employment agreement with Mr. Lewis, and coordinated the consulting agreement between Tracker Canada and BL Consulting Services, to terminate the consulting agreement between Tracker Canada and BL Consulting Services as of the effective date of the employment agreement between the Company and Mr. Lewis, to provide for a total compensation for the year ended March 31, 1995 in the amount of $178,350 and to reduce the annual base salary under the employment agreement between the Company and Mr. Lewis to $175,000 effective
         April 1, 1995. Effective September 24, 1996, Mr. Lewis entered a new employment agreement with the Company that provides for an annual base salary of $175,000 which shall be increased on each of April 1, 1997 and April 1, 1998 by $37,500 if the Company generates positive cash flow, as defined therein, for the previous fiscal year.


 (2) Through MJG Management Accounting Services Ltd., Mr. Gertzbein contracted with Tracker Canada for annual compensation in the amount of $178,350. In connection with the Reorganization, the Company and Mr. Gertzbein entered into a stockholder-approved employment agreement which originally provided for base annual salary in the amount of $350,000. The Company has amended the employment agreement with Mr. Gertzbein, and coordinated the consulting agreement between Tracker Canada and MJG Management Accounting Services Ltd., to terminate the consulting agreement between Tracker Canada and MJG Management Accounting Services Ltd. as of the effective date of the employment agreement between the Company and Mr. Gertzbein, to provide for a total compensation for the year ended March 31, 1995 in the amount of $178,350 and to reduce the annual base salary under the employment agreement between the Company and Mr. Gertzbein to $175,000 effective April 1, 1995. On April 11, 1995, subsequent to fiscal year end, the Compensation Committee granted Mr. Gertzbein 315,000 shares of restricted stock under the 1994 Plan. Effective September 24, 1996,
         Mr. Gertzbein entered a new employment agreement with the Company that provides for an annual base salary of $175,000.



 (3) Through Spire Consulting Group, Inc., Mr. Johnson contracted with Tracker Canada for annual compensation in the amount of $178,350. In connection with the Reorganization, the Company and Mr. Johnson entered into a stockholder-approved employment agreement which originally provided for base annual salary in the amount of $350,000. The Company amended the employment agreement with Mr. Johnson, and coordinated the consulting agreement between Tracker Canada and Spire Consulting Group, Inc., to terminate the consulting agreement between Tracker Canada and Spire Consulting Group, Inc. as of the effective date of the employment agreement between the Company and Mr. Johnson, to provide for a total compensation for the year ended March 31, 1995 in the amount of $178,350 and to reduce the annual base salary under the employment agreement between the Company and Mr. Johnson to $175,000 effective April 1, 1995. On April 11, 1995, subsequent to fiscal year end, the Compensation Committee granted Mr. Johnson 315,000 shares of restricted stock under the Plan. Mr. Johnson resigned from all positions with the Company effective August 12, 1995 but continued to act as a consultant through March 31, 1996. To date, the Company has not paid any compensation to Mr. Johnson under the Consulting Agreement.

 (4) Mr. Korhonen resigned from all positions with Tracker Canada effective as of May 17, 1996. He continues to serve as a non-employee director of Tracker U.S. and a consultant to Tracker Canada.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE OF CONTROL


         On June 30, 1994 the Company, in connection with the Reorganization, entered into stockholder approved employment agreements with Messrs. Lewis, Gertzbein and Johnson. The agreements originally provided for base salaries at annual rates equal to $440,000, $350,000 and $350,000, respectively. Effective July 12, 1995, upon recommendation of the Compensation Committee of the Board of Directors and with the agreement of each of Messrs. Lewis, Gertzbein and Johnson, each of these employment agreements was amended to reduce annual base salaries to $175,000. Mr. Johnson has subsequently resigned from all positions with the Company and the employment agreement with Mr. Johnson, therefore, has terminated.


         Effective September 24, 1996, Messrs. Lewis and Gertzbein entered new three year employment agreements with the Company. Pursuant to his employment agreement, Mr. Gertzbein is entitled to an annual base salary of $175,000 and is eligible for discretionary bonuses. Pursuant to his employment agreement, Mr. Lewis is entitled to an annual base salary of $175,000, which shall be increased on each of April 1, 1997 and April 1, 1998 by $37,500 if the Company generates positive cash flow, as defined therein, for the previous fiscal year, and is eligible to receive discretionary bonuses. The agreements for Messrs. Lewis and Gertzbein have an initial term of three years with one year renewal terms thereafter, and provide for the payment of a relocation allowance equal to the lesser of the actual relocation expenses or $25,000 per each occurrence. Each agreement provides that the executive is entitled to participate in any stock option, stock purchase, annual bonus, pension, profit sharing, life insurance and medical benefit plans and such other fringe benefits that may be applicable to the Company's senior executive employees.

         If either Mr. Lewis' or Mr. Gertzbein's employment is terminated by the Company for cause (as defined in the executive's employment agreement) or during the probationary period or by the executive for any reason (other than for good reason (also as defined)), the executive will be entitled to his compensation through the date of termination. If, prior to a Change of Control of the Company, employment is terminated due to the executive's death or disability by the Company other than for cause or by the executive for good reason, the executive would be entitled to receive all compensation through the date of termination, plus the continuation of base salary for the greater of one year or the remainder of the term of the agreement. In addition, the Company will maintain for Messrs. Lewis and Gertzbein for 12 months, or, if earlier, through the date the executive obtains alternative employment, such executive's participation in the employee benefit plans of the Company in which the executive was eligible to participate immediately before termination, to the extent permissible under such plans. The executive (or his legal representative) also will have the right to exercise all vested stock options outstanding at the termination date in accordance with the plans governing those options. The Company will use its best efforts to remove the restrictions from any restricted stock held by the executive at termination. If the executive's employment is terminated after a Change of Control, either for good reason or without cause, the executive will receive all the benefits he would have received for such a termination prior to a Change of Control, and all unvested stock options held by the executive shall become immediately fully vested. Payments made in conjunction with a Change of Control are limited to an amount that will not result in either a loss of the income tax deduction of the Company under Internal Revenue Code Section 280G or an excise tax under Code Section 4999.

         The Company entered into a Consulting Agreement with Gregg C. Johnson, which took effect upon his resignation as President of the Company on August 12, 1995. The Consulting Agreement provides for (a) a monthly fee of $10,000 until March 31, 1996, (b) a commission of 10% on funds raised for the Company, (c) a commission of 5% of net sales, if any, generated by the Company from certain marketing arrangements up to July 12, 1997, to a maximum of $500,000, (d) a commission of up to 8% of net sales generated from any other sales arrangement introduced and negotiated (subject to Company prior approval) by Mr. Johnson, up to July 12, 1998, (e) release by the Company from his $56,786 (as of August 31, 1995) indebtedness to the Company upon his returning to the Company 2,986 shares of the Company's Common Stock, and (f) reimbursement of preapproved business related expenses. To date, the Company has not paid any compensation to Mr. Johnson under the Consulting Agreement and Mr. Johnson has not returned the 2,986 shares to the Company.

1994 STOCK INCENTIVE PLAN

         GENERAL. On June 30, 1994, the stockholders approved the 1994 Stock Incentive Plan and on November 1, 1995 the stockholders approved certain amendments to the 1994 Stock Incentive Plan (collectively, the "1994 Plan"). The 1994 Plan is intended to enable Tracker U.S. to attract, retain and motivate officers, other key employees and non-employee directors of and consultants to Tracker U.S. and to provide such persons with incentives and rewards for superior performance more directly linked to profitability of the Company's business and increases in shareholder value. Individuals are selected for participation in the 1994 Plan by a Compensation Committee of the Board of Directors (the "Committee"). An aggregate of 1,250,000 shares of Common Stock have been reserved for issuance under the 1994 Plan, subject to adjustment in the event of a stock split, stock dividend or other change in the Common Stock or the capital structure of Tracker U.S. The total number of persons who may receive grants under the 1994 Plan is estimated by Tracker U.S. to be approximately twenty-one (21). The total number of non-employee directors who may receive grants under the 1994 Plan is estimated to be approximately five
(5). In no event shall the aggregate number of shares covered by grants and awards to any one individual participating in the 1994 Plan exceed 315,000 shares per year or 315,000 shares over the term of the 1994 Plan. Options that expire unexercised may again be issued under the 1994 Plan subject to the foregoing limitations. The 1994 Plan is administered by the Committee, which has the exclusive power to determine whether to grant, and the terms and conditions of any grant of, stock options, stock appreciation rights, performance shares, performance units, restricted shares or deferred shares to participants and to resolve all questions relating to the administration of the 1994 Plan. Members of the Committee are not eligible to receive grants or awards under the 1994 Plan other than the automatic grants to non-employee directors. See "EXECUTIVE COMPENSATION - 1994 Stock Incentive Plan - Stock Options for Non-Employee Directors."

         STOCK OPTIONS. Under the 1994 Plan, the Committee may grant options to purchase shares of Common Stock, including options qualifying as "incentive stock options" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to employees as additional compensation for their services to Tracker U.S. Options may be granted prior to termination of the 1994 Plan, which will occur on the earlier of June 29, 2004 or the date on which all awards available for issuance in the last year of the 1994 Plan will have been issued or canceled. Options granted are subject to adjustment in the event of a stock split, stock dividend or other change in the Common Stock or the capital structure of Tracker U.S.

         Options are exercisable over such period as determined by the Committee, but no incentive stock option may be exercised after ten years from the date of grant. However, the option term of incentive stock options which are granted to holders of ten percent or more of Tracker U.S.'s combined voting power shall not exceed five years from the date of grant. Options may be exercisable in installments as determined by the Committee and are evidenced by option agreements. No option may be transferred other than by will or by the laws of descent and distribution. Options generally cannot be exercised after the termination of service, except under certain circumstances where such termination of service is with the consent of the Committee or due to retirement, disability or death, in which event the Committee (subject in any case to the foregoing limitation on the maximum term of incentive stock options) may take any action it deems equitable or in the best interests of Tracker U.S. The purchase price of Common Stock subject to an incentive stock option cannot be less than 100% of the fair market value of such Common Stock on the date of grant. The purchase price of Common Stock subject to a nonqualified option may be less than, equal to or greater than the fair market value of such Common Stock on the date of grant. However, if any individual to whom an incentive stock option is granted is the owner of stock (as determined under Section 424(d) of the Code) possessing 10% or more of the total combined voting power of all classes of Stock of

Tracker U.S. or any subsidiary of Tracker U.S., then the purchase price per share shall not be less than 110% of the fair market value of such Common Stock on the date of grant. The option price may be due upon exercise of the option and may be paid in cash, check, shares of Common Stock or other consideration acceptable to the Committee (including restricted stock), or may be deferred through a sale and remittance procedure with a Company-designated brokerage firm. Grants may also provide for reload option rights upon the exercise of options, provided that the term of any such reload option will not extend beyond the term of the option originally exercised.

         APPRECIATION RIGHTS. The Committee may also grant appreciation rights in tandem with an option or freestanding and unrelated to an option. An appreciation right entitles the participant to receive from Tracker U.S. an amount payable in cash, shares of Common Stock or a combination of cash and Common Stock equal to the positive difference between the fair market value of a share of Common Stock on the date of exercise and the appreciation right grant price, subject to any ceiling that may be imposed by the Committee. The Committee may specify that a grant of an appreciation right: (i) is subject to a waiting period before becoming exercisable; (ii) may be exercised within specified periods of time; or (iii) may be exercised only upon the occurrence of certain events, including a Change of Control (as defined below) or a Corporate Transaction (as defined below). Additionally, with respect to a tandem appreciation right, the Committee may provide that such right may be exercised only when the related option, or similar right, is exercisable and the per share market value of Tracker U.S.'s Common Stock on the date of exercise of the appreciation right exceeds the exercise price of the related option. In no event shall the aggregate appreciation rights granted to any one individual participating in the 1994 Plan exceed 315,000 per year or 315,000 over the term of the 1994 Plan.

         PERFORMANCE SHARES AND PERFORMANCE UNITS. Performance shares and performance units entitle the participant to receive cash or shares of Common Stock, or a combination thereof, based upon the degree of achievement of pre-established management objectives over a pre-established performance period determined by the Committee in its discretion. The Committee may adjust the management objectives, and the related minimum acceptable level of achievement, after the date of grant to avoid distortion that would otherwise result from events not related to the performance of the participants occurring after the date of grant. Management objectives are fixed by the Committee in its discretion on the basis of such criteria and to accomplish such objectives as the Committee may select. The Committee has sole discretion to determine the participants eligible for performance shares or performance units, the duration of each performance period, the value of each performance unit and the number of shares or units earned on the basis of Tracker U.S.'s performance relative to the established objectives. At the end of the performance period, the Committee will determine the number of performance shares and the number of performance units which have been earned on the basis of Tracker U.S.'s performance in relation to the performance objectives. Generally, a participant must be an employee at the end of the performance period to receive the performance shares or units; provided, however, that if the participant dies, retires, becomes disabled or ceases to be an employee prior to the end of the period with the Committee's consent, and in certain other circumstances, the Committee may take any action it deems equitable or in the best interests of Tracker U.S. The number of performance units that are granted under the 1994 Plan shall not exceed 750,000 in the aggregate over the term of the 1994 Plan.

         RESTRICTED STOCK. A grant of restricted stock consists of a specified number of shares of Common Stock that is contingently awarded in amounts determined by the Committee and is subject to forfeiture to Tracker U.S. under such conditions and at such times as the Committee may determine. An employee who has been awarded restricted shares may vote and receive dividends, if any, on restricted shares, but may not sell, assign, transfer, pledge or otherwise encumber restricted shares during the restricted period. If a participant's employment ceases prior to the end of the restricted period either with the consent of Tracker U.S. or upon the occurrence of his death, disability or retirement, the restrictions may lapse with respect to some portion or all of the restricted stock as determined by the Committee. If a participant's employment terminates prior to the end of the restricted period for any other reason, all of the participant's restricted shares and restricted units are forfeited. Grants may be without additional consideration or in consideration of a payment by the participant that is less than the fair market value of the restricted stock on the grant date. On April 11, 1995, Tracker U.S. granted 315,000 shares of restricted Common Stock to each of Gregg C. Johnson and Mark
J. Gertzbein pursuant to the 1994 Plan.

         DEFERRED SHARES. The Committee may grant deferred shares to participants under the 1994 Plan. Each grant or sale of deferred shares will be subject to the fulfillment of conditions and a deferral period specified by the Committee. During the deferral period, the participant will have no right to transfer the award, no right of ownership in the deferred shares, and no right to vote the deferred shares. The Committee, however, may authorize payment of dividend equivalents on the deferred shares in cash or shares of Common Stock of Tracker U.S. on a current, deferred or contingent basis. Grants may be made without additional consideration or in consideration of a payment by the participant that is less than the fair market value on the grant date.

         STOCK OPTIONS FOR NON-EMPLOYEE DIRECTORS. Under the 1994 Plan as originally adopted, each non-employee director elected or appointed on or after the effective date of the 1994 Plan was, upon election, automatically granted an option to purchase 10,000 shares of Common Stock. The price per share to be paid at the time such option is exercised by a non-employee director equals 100% of the fair market value of the Common Stock on the date of the grant of the option. The 1994 Plan provides that options granted to non-employee directors have a maximum term of ten years and are exercisable ratably in annual installments over three years. The option price is due upon exercise of the option and may be paid in cash, check, shares of Common Stock or other consideration acceptable to the Committee or may be deferred through a sale and remittance procedure with a Company-designated brokerage firm. All options granted to a non-employee director who dies or becomes disabled while serving as a director will become immediately and fully exercisable at the time of such termination of service as a director, and all of his options may be exercised within twelve months after such cessation of service. If a former non-employee director should die within six months after cessation of Board service, the personal representative of such former director's estate may exercise those options in which the former director was vested at the time of death for a twelve month period following the death of the former director. If a non-employee director's service terminates for any reason other than those stated above, options which are not then exercisable will be canceled and options which are then exercisable may be exercised at any time within six months after the date of such termination (but not later than the expiration date of the respective options). All options granted to non-employee directors vest immediately upon a "Change of Control" of Tracker U.S. (as defined below). The portion of the 1994 Plan applicable to non-employee directors is designed to be self-executing. Effective July 12, 1994, four such grants with an exercise price of $7.95 per share were made to the four initial non-employee directors. As a result of Mr. O'Malley's resignation after serving one year on the Board of Directors, he holds vested options to purchase 3,333 shares; the balance of the options were cancelled. Effective September 8, 1995 a grant of options to purchase 10,000 shares at an exercise price of $1.81 per share was made to a newly appointed director.

         The amendments to the 1994 Plan approved by the stockholders on November 1, 1995 provide for automatic stock option grants for 10,000 shares each year to Eligible Directors (defined below). This Automatic Option Grant Program would be limited to those persons who serve as non-employee members of the Board and who do not beneficially own, directly or indirectly, or represent any stockholder that beneficially owns, directly or indirectly, more than 5% of the Company's Common Stock outstanding from time to time ("Eligible Directors"). Each individual who first becomes an Eligible Director after the date of approval of the amendment to the 1994 Plan by the stockholders would automatically be granted a nonqualified option to purchase 10,000 shares of Common Stock. On every anniversary (after December 31, 1995) of his initial election or appointment, each person who is at that time serving as an Eligible Director would automatically be granted a nonqualified option to purchase 10,000 shares of Common Stock. There would be no limit on the number of automatic option grants that any one Eligible Director may receive. In addition to the amendment to the automatic grant provisions, the amendments to the 1994 Plan provide that the exercise price of options granted pursuant to such automatic grants would be reduced to a price 25% below the average trading price of the Company's Common Stock for the 30 days immediately prior to the grant date.

         CHANGE OF CONTROL; CORPORATE TRANSACTIONS. The Committee has the discretion to accelerate benefits under the 1994 Plan in the event of a Change of Control or a Corporate Transaction.

         Under the 1994 Plan, "Change of Control" is a change in ownership or control of Tracker U.S. effected through either of the following transactions:

         a. the direct or indirect acquisition by any person or related group of persons (other than Tracker U.S. or a person that directly or indirectly controls, is controlled by, or is under common control with, Tracker U.S.) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than 50% of the total combined voting power of the outstanding securities of Tracker U.S. pursuant to a tender or exchange offer made directly to Tracker U.S.'s stockholders or other transaction, in each case which the Board does not recommend that Tracker U.S.'s stockholders accept; or

         b. a change in the composition of the Board over a period of 36 consecutive months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who either (i) have been Board members continuously since the beginning of such period or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

         Under the 1994 Plan, "Corporate Transaction" means any of the following stockholder-approved transactions to which Tracker U.S. is a party:

         a. a merger or consolidation in which Tracker U.S. is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which Tracker U.S. is incorporated;

         b. the sale, transfer or other disposition of all or substantially all of the assets of Tracker U.S. in complete liquidation or dissolution of Tracker U.S.; or

         c. any reverse merger in which Tracker U.S. is the surviving entity but in which securities possessing more than 50% of the total combined voting power of the outstanding securities of Tracker U.S. are transferred to a person or persons different from the persons holding those securities immediately prior to such merger.

         TERMINATION, AMENDMENT AND ACCELERATION. The Board of Directors of Tracker U.S. may amend, suspend or terminate the 1994 Plan at any time, but no such action may in any way impair the rights of recipients under any options or shares of restricted stock previously granted or any agreement executed under the 1994 Plan. Further, no amendment may increase the total number of shares, appreciation rights or performance units (or shares) which may be issued under the 1994 Plan, reduce the minimum purchase price for shares subject to options, extend the maximum period during which options may be exercised or change the employees eligible to participate in the plan without the approval of the holders of a majority of the shares of Tracker U.S. Common Stock present or represented at a meeting duly called and held for such purpose; provided, however, that such shareholder approval is required only to the extent that Rule 16b-3, as promulgated by the Securities and Exchange Commission under the Exchange Act, requires the approval of the stockholders of a company of any material amendment to any employee benefit plan of such company.

         LOAN PROGRAM. The Committee may, in its discretion, permit Tracker U.S. to finance the exercise of Company options and the payment of related taxes by means of loans to the participants. The Committee may also allow participants to pay the exercise price or purchase price in installments or may authorize the payment of a cash bonus to allow participants to exercise options and rights under the 1994 Plan. Each loan will be evidenced by a promissory note to be entered into by the participant in favor of Tracker U.S. Each loan, including extensions, will be on such terms as the Committee determines. Loans or installment payments may be authorized with or without security or collateral. The maximum credit available will be the exercise or purchase price of the acquired shares (less the par value of the shares) plus any related federal, state and local income and employment tax liability, subject to any applicable margin borrowing limitation. The Committee also has the authority to forgive all or a portion of the borrower's indebtedness in circumstances it deems appropriate; provided, however, that the Committee may not forgive that portion of a loan owed to cover par value.

         RESTRICTIONS ON GRANTS OF OPTIONS. The Company will not grant options in excess of 20% of the outstanding shares to directors, officers or employees unless ratified or approved by a majority of the shareholders, excluding directors, officers, employees and their spouses. Further, the Company will not grant options to directors, officers or employees with an exercise price less than 85% of fair market value on the date of grant unless ratified or approved by a majority of the shareholders, excluding directors, officers, employees and their spouses.


         REGISTRATION. Tracker U.S. plans to file a registration statement to register the shares of Common Stock reserved for issuance under the 1994 Plan. Shares issued upon exercise of outstanding stock options and sold after the effective date of any such registration statement generally will be available for resale in the public market.

         As of June 25, 1996, no grants had been made under the 1994 Plan, other than the automatic option grants to the non-employee directors and the grants of 315,000 shares of restricted stock to each of Messrs. Johnson and Gertzbein discussed above.

CASH BONUS ARRANGEMENT

         Tracker U.S.'s Discretionary Cash Bonus Arrangement (the "Cash Bonus Arrangement") is designed to provide a mechanism to allow specified employees to share in the profits of Tracker U.S. Employees of Tracker U.S. who customarily work at least 35 hours per week and have been employed for at least 12 consecutive months, and have been designated for participation by the Compensation Committee are eligible to receive cash bonuses under the Cash Bonus Arrangement. Tracker U.S. estimates that approximately twenty-one (21) employees are eligible to participate in the Cash Bonus Arrangement. Bonuses may be based on merit, production or other individualized criteria, or may be paid based on each Eligible Employee's (as defined in the 1994 Plan) assigned portion of a bonus pool established in the discretion of the Compensation Committee. If bonuses are to be paid based on a bonus pool, the Compensation Committee will determine the criteria upon which the amount of each year's bonus pool will be based prior to the beginning of any such year. The Committee may also divide Eligible Employees into classes and may designate the portion of any bonus pool to be assigned to each such class. Any bonuses will be paid not later than 45 days after the end of the fiscal year for which the bonus is awarded. No bonuses have been paid yet under the Cash Bonus Arrangement.

1995 STOCK WAGE AND FEE PAYMENT PLAN

         The Company's Board of Directors adopted a 1995 Stock Wage and Fee Payment Agreement (the "Wage Plan") on September 28, 1995. The purpose of the Wage Plan is to retain and motivate participants in the Wage Plan and to provide them with incentives and rewards more directly linked to the profitability of the Company's business and increases in stockholder value.

         Six employees and one director of the Company were eligible to, and elected to, participate in the Wage Plan. Under the Wage Plan, the participants agreed to receive an aggregate of 770,000 shares of the Company's Common Stock in lieu of certain wage payments or fees that the participants had earned before October 1, 1995 but had not yet been paid and in lieu of all of their respective wage payments or fees for the period from October 1, 1995 through September 30, 1996. The number of shares granted to the participants was based upon a price per share of Common Stock of $1.00. The participants elected to receive the following numbers of shares:

Name of Participant               Number of Shares                Dollar Value
I. Bruce Lewis                             192,400                    $192,400
Mark J. Gertzbein                          215,100                     215,100
Ed J. Korhonen                             152,000                     152,000
Christopher H. Creed                       100,500                     100,500
Jonathan B. Lewis                           40,000                      40,000
Gigi M. Lipton                              60,000                      60,000
Leonard Yakobovits                          10,000                      10,000
                                           -------                     -------
         Total                             770,000                    $770,000
                                           =======                    ========

         No fees, commissions or other charges will be paid by the participants in connection with the grants of shares to such persons under the Wage Plan. The Wage Plan may not be altered, amended or modified except by written agreement signed by the participants, Tracker U.S. and Tracker Canada. As the Wage Plan is a contract among the participants, Tracker U.S. and Tracker Canada relating to a designated issuance of shares in lieu of wages or fees and is not an ongoing employee benefits program pursuant to which grants or awards can be made on an ongoing basis or pursuant to which plan funds are invested for the benefit of participants, there is no separate administration of the Wage Plan. The Company has registered the shares issued under the Wage Plan under the Securities Act of 1933, as amended.


         1996 STOCK WAGE AND FEE PAYMENT PLAN



        The Board of Directors recently approved a 1996 Stock Wage and Fee Payment Plan (the "1996 Wage Plan") for the period October 1, 1996 through January 31, 1997. The purpose of the 1996 Wage Plan is to reduce the Company's need for cash and to retain and motivate participants and provide them with incentives and rewards more directly linked to the profitability of the Company's business and increases in stockholder value. Under the 1996 Wage Plan, the Company may designate certain months during the period October 1, 1996 through January 31, 1997 as months in which it may compensate certain full-time employees and non-employee (outside) directors in the form of stock, in lieu of cash, in whole or in part (the "Designated Months"). Each full-time employee of the Company and Tracker Canada and non-employee (outside) director of the Company may elect, after a registration statement on form S-8 relating to the 1996 Wage Plan is filed, to receive his or her compensation for the Designated Months in any combination of the following three Options: (a) cash ("Option
(a)"), (b) 50% discounted Common Stock ("Option (b)"), or (c) Common Stock at market value, with a guaranteed three times future value ("Option (c)").


        Before the beginning of each calendar month in the period October 1996 through January 1997, the Company will notify each full-time employee or non-employee (outside) director who has elected Option (b) or Option (c) whether the month will be a Designated Month. If it is, then the affected employee or director will receive his or her compensation for the Designated Month in the previously elected form.

         An employee or director who elects Option (b) will receive on the first business day of each Designated Month (or shortly thereafter) a number of shares equal to his or her compensation for the month, divided by one-half of the "Month's Original Price." The "Month's Original Price" means the average quoted closing bid price for the last five business days of the previous month. The employee or director must agree that if he terminates service before the end of the Designated Month, he will return to the Company the portion of shares (or their then-cash value) that corresponds to the remainder of the Designated Month. However, in the case of an employee who is laid off or otherwise terminated by the Company (other than for cause) before the end of the Designated Month, he will not be obligated to return any such shares or cash value.

         An employee or director who elects Option (c), will receive on the first business day of each Designated Month (or shortly thereafter) the number of shares equal to his or her compensation for the month, divided by the Month's Original Price. The employee or director must agree that if he terminates service before the end of the Designated Month, he will return to the Company the proportion of shares (or their cash value) that correspond to the remainder of the Four Months. However, in the case of an employee who is laid off or otherwise terminated by the Company (other than for cause) before the end of the Designated Month, he will not be obligated to return any such shares or cash value.

          If an employee or director does not dispose of any Option (c) shares for 30 months after the shares are allocated and remains an employee or director of Tracker for such period, then the Company will make a payment to the employee or director equal to the excess, if any, of (1) three-times the amount of cash compensation that the employee or director elected to receive in the form of Option (c) shares for all the Designated Months (the "Guaranty Price") minus
(2) the product of (A) the average quoted bid price for the five business days before the conclusion of the 30-month period (the "30 Month Price") and (B) the number of Option (c) shares. In the case of an employee, the condition that he still be an employee at the end of the 30-month period does not apply if the employee is laid off or otherwise terminated by Tracker (other than for cause) before the end of the period. The Company has the option to pay the excess in the form of cash, additional stock, or both, or to purchase Option (c) shares for the Guaranty Price.


        The Company will register 1,200,000 shares for the 1996 Wage Plan. In the event that for any reason the number of remaining authorized, but unissued, shares under the 1996 Wage Plan is less than the number of shares that eligible employees and directors would otherwise be entitled to receive, then each eligible employee or director who elected to receive shares under Option (b) or Option (c) (an "electing participant") shall receive the following number of Option (b) or Option (c) shares:


        (A/B) x C,


where A in the number of remaining authorized but unissued shares under the 1996 Wage Plan; Be is the total number of shares (Option (b) and Option (c)) which the electing participants would otherwise be entitled to receive, and C is the number of Option (b) or Option (c) shares that the electing participant would be otherwise entitled to receive.



        No fees, commissions or other charges will be paid by participants in connection with the grants of shares to such persons under the 1996 Wage Plan. The 1996 Wage Plan may not be altered, amended or modified except by written agreement signed by the participants, Tracker U.S. and Tracker Canada. As the 1996 Wage Plan is a contract among the participants, Tracker U.S. and Tracker Canada relating to a designated issuance of shares in lieu of compensation and is not an ongoing employee benefits program pursuant to which grants or awards can be made on an ongoing basis or pursuant to which plan funds are invested for the benefit of participants, there is no separate administration of the 1996 Wage Plan.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

TRANSACTIONS WITH MANAGEMENT

         The Company has entered into employment agreements containing severance arrangements with certain of its executive officers, which provide for payment under certain circumstances to each officer of compensation through the remainder of the terms of the agreements. See "EXECUTIVE COMPENSATION - Employment Contracts, Termination of Employment and Change of Control." The Company's Certificate of Incorporation and By-laws provide for indemnification of all Directors and officers. In addition, each Director of the Company has entered into a separate indemnification agreement with the Company.

         Upon the inception of Tracker Canada in May 1993, Tracker Canada issued to certain members of management, in aggregate, 5,089,286 common shares, including 2,857,143 shares to Mr. Lewis, 628,578 shares to Mr. Gertzbein and 642,858 shares to Mr. Johnson, in consideration for the assignment of rights with respect to certain inventions and a patent application and as inducements for such persons to join Tracker Canada. Mr. Lewis and Mr. Johnson have subsequently disposed of a limited number of such shares. As part of the Reorganization, the Tracker Canada common shares were reclassified into Exchangeable Preference Shares.

CERTAIN RELATIONSHIPS

         Tracker Canada contracted with Messrs. Lewis, Gertzbein and Johnson through BL Consulting Services, MJG Management Accounting Services Ltd. and Spire Consulting Group, Inc., respectively. Under these management and consulting contracts, Tracker Canada agreed to pay each of the foregoing entities annual compensation of $178,350. The agreements expired as of the effective date of the employment agreements between the Company and each of Messrs. Lewis, Gertzbein and Johnson. See "EXECUTIVE COMPENSATION - Employment Contracts, Termination of Employment and Change of Control."

INDEBTEDNESS OF MANAGEMENT

         As of March 31, 1996, Mr. Johnson was indebted to the Company by way of a loan in the amount of $58,226. The loan is evidenced by a promissory note bearing interest at an annual rate of 5% and is payable upon demand. See "EXECUTIVE COMPENSATION - Employment Contracts, Termination of Employment and Change of Control." As of March 31, 1995 Mr. Lewis was indebted to the Company by way of a loan in the amount of $138,275. Mr. Lewis repaid the loan in full prior to the end of the quarter ended June 30, 1995. The Company does not anticipate making any future loans to related parties. Further, the Company has agreed with certain state regulatory authorities that so long as the Company's securities are registered in such states, or one year from the date of this Prospectus, whichever is longer, the Company will not make loans to its officers, directors, employees, or principal shareholders, except for loans made in the ordinary course of business, such as travel advances, expense account advances, relocation advances, or reasonable salary advances.

TRANSACTIONS WITH PROMOTERS

         In connection with the Company's private equity placements, placement commissions amounting to $0 for the year ended March 31, 1996 and $115,282 for the year ended March 31, 1995 were paid to the beneficial owners of Stalia Holdings B.V., an affiliate of Saturn, Mr. Avron Shore, Mr. Jack Stritcharuk and Mr. Steve Heard, all of whom are or were stockholders, and $371,846 for the period from inception (May 6, 1993) to March 31, 1994 were paid to Mr. Majid Al-Refai. Commissions amounting to $85,646 for the year ended March 31, 1996 were paid to Wheel of Fortune Corp. S.A., a stockholder, in connection with the Company's securing holders of the Convertible Debentures.

FUTURE TRANSACTIONS WITH AFFILIATES

         The Company's management believes that the terms of the transactions described above are no less favorable to the Company than those that could have been obtained from unaffiliated third parties. Further, all future transactions between the Company and its executive officers, Directors, employees, 5% stockholders and affiliates (including for example future loans and any forgiveness of loans, none of which is contemplated) will be subject to the approval of a majority of the independent, disinterested members of the Board of Directors. In addition, such future transactions will be for bona fide business purposes and will be on terms that are no less favorable to the Company than those that could be negotiated with unaffiliated parties.

REORGANIZATION

         On July 12, 1994, Tracker U.S. (then Ultra Capital Corp., a Nevada corporation) and Tracker Canada completed the Reorganization contemplated by the Reorganization Agreement, dated as of May 26, 1994, by and among Tracker U.S., Jeff W. Holmes, R. Kirk Blosch and Tracker Canada, as amended (the "Reorganization Agreement"). The Reorganization resulted in a change in control of Tracker U.S. Pursuant to the Reorganization Agreement, Tracker U.S. acquired all the issued and outstanding voting shares of Tracker Canada in exchange for shares of Tracker U.S.'s capital stock representing, at the time, approximately 90% of the total voting shares of Tracker U.S. As part of the Reorganization, Tracker U.S. (then Ultra Capital Corp.) changed its domicile from Nevada to Delaware and changed its corporate name to "The Tracker Corporation of America."

         Pursuant to the Reorganization Agreement, Tracker U.S. authorized a new series of Class B Voting Common Stock ("Voting Stock") having full voting rights, which were conferred upon the Tracker Canada shareholders as part of the Reorganization in each case equal to the number of Exchangeable Preference Shares held by the Tracker Canada shareholder. See "DESCRIPTION OF SECURITIES - Class B Voting Common Stock." Tracker U.S. delivered 6,235,225 shares of its newly authorized Voting Stock to Montreal Trust Company of Canada ("Montreal Trust") to be held pursuant to the terms of an Exchange Agency and Voting Trust Agreement (the "Exchange Agreement"). The Exchange Agreement permits the Tracker Canada shareholders to direct the voting of the Voting Stock.

         The common shares of Tracker Canada, other than the Class A common shares issued to Tracker U.S., were reclassified into Exchangeable Preference Shares, a new class of Tracker Canada stock. The Exchangeable Preference Shares are exchangeable for Reserved Common Shares (as defined below) of Tracker U.S. on a one-to-one basis commencing July 12, 1995. On July 12, 2002, all of the Exchangeable Preference Shares then outstanding shall be automatically exchanged for shares of Tracker U.S. Common Stock. Upon any exchange of Exchangeable Preference Shares for Common Stock, whether voluntary or automatic, the Exchangeable Preference Shares will be cancelled and a corresponding number of shares of the Voting Stock will be returned to Tracker U.S.

         The holders of the Exchangeable Preference Shares have voting, dividend and liquidation rights that are in parity with those of the shares of the Tracker U.S. Common Stock. These parallel rights were created in the following manner:

         a. Tracker U.S. placed 6,235,225 shares of the Voting Stock with Montreal Trust for the benefit of the holders of the Exchangeable Preference Shares. The beneficial owners of the Voting Stock (i.e., the holders of the Exchangeable Preference Shares) have the right to vote the Voting Stock under procedures set forth in the Exchange Agreement and collectively controlled approximately 90% of the voting power of Tracker U.S. at the time of the closing of the Reorganization Agreement. Although the Voting Stock is redeemable by Tracker U.S., Tracker U.S. has agreed not to redeem the Voting Stock until such time as the Exchangeable Preference Shares are exchanged into Reserved Common Shares (as defined below).

         b. Tracker U.S. irrevocably reserved 6,235,225 shares of its authorized, unissued Common Stock for issuance to holders of Exchangeable Preference Shares. Under the terms of the Reorganization Agreement, these shares will be used for the exchange of the Exchangeable Preference Shares into shares of the Tracker U.S. Common Stock on a one-to-one basis. These reserved and unissued shares are referred to herein as the "Reserved Common Shares."

         c. The exchange of the Exchangeable Preference Shares for the Reserved Common Shares will be accomplished through an exchange trust created under the Exchange Agreement. Under the Exchange Agreement, Montreal Trust, as Trustee, has agreed, at any time on or after July 12, 1995, to (i) exchange with any holder of the Exchangeable Preference Shares any or all of the Exchangeable Preference Shares held by such holder for Reserved Common Shares on a one-to-one basis, and (ii) return to Tracker U.S. a certificate representing the corresponding number of shares of Voting Stock.

         d. Under the Exchange Agreement, Tracker U.S. has agreed not to declare and pay any cash dividends on its Common Stock unless it also causes Tracker Canada to declare and pay cash dividends on the Exchangeable Preference Shares at the same time and in the same manner as the dividends paid on the Tracker U.S. Common Stock. Additionally, under a Guarantee Agreement with Tracker Canada, Tracker U.S. must provide Tracker Canada with adequate funds, through a contribution to capital surplus, to pay such dividends to the holders of the Exchangeable Preference Shares. The Guarantee Agreement also obligates Tracker U.S. to satisfy the liquidation value of the Exchangeable Preference Shares in the event of the liquidation of Tracker Canada. Under the Guarantee Agreement, the liquidation value per share is calculated as if Tracker U.S. were liquidated on the same date and each issued and outstanding Exchangeable Preference Share were an issued and outstanding share of Tracker U.S. Common Stock. Tracker U.S. has the option to pay the liquidation value of the Exchangeable Preference Shares in cash or in Reserved Common Shares.

         In the Reorganization Agreement, Tracker U.S. agreed to file a registration statement relating to the Reserved Common Shares. This Prospectus is part of a registration statement filed by Tracker U.S. under the Securities Act pursuant to the Reorganization Agreement. See "DESCRIPTION OF SECURITIES - Registration Rights."

         At a special meeting of stockholders held June 30, 1994, the stockholders of Tracker U.S. (then Ultra Capital Corp.) approved the Reorganization and several corporate proposals, including the change in domicile from Nevada to Delaware, the change in corporate name, the adoption of the Delaware certificate of incorporation and bylaws, employment agreements with senior management and the 1994 Plan.

INVESTMENT BY SATURN INVESTMENTS, INC.

         In March 1994, prior to the Reorganization, Tracker Canada received an investment of CDN $3,350,000 from Stalia Holdings B.V. ("Stalia") for units consisting of common shares of Tracker Canada and warrants to purchase common shares of Tracker Canada. In connection with that investment by Stalia, Tracker Canada on March 14, 1994 entered into a Stock Option Agreement with Stalia (the "Stalia Option Agreement") and Tracker Canada and certain of its stockholders entered into a Right of First Refusal, Co-Sale and Voting Agreement with Stalia (the "Stalia Agreement"). As described below, Stalia has transferred its shares and its rights under the Stalia Option Agreement and the Stalia Agreement to Saturn Investments, Inc. ("Saturn").

         In the Stalia Option Agreement, Tracker Canada granted to Stalia the right to purchase an additional amount of common shares that would provide Stalia (when combined with common shares held by Stalia at the time of exercise) with ownership of 25% of Tracker Canada's issued and outstanding voting equity. The purchase price of such shares is their Fair Market Value. The Stalia Option Agreement defines "Fair Market Value" as the price at which such shares could reasonably be expected to be sold in an arms-length transaction, occurring on the date on which Stalia proposes to purchase such shares, for cash to a person not employed by, controlled by, in control of or under common control with Tracker Canada. Absent evidence of fraud, the determination of the Board of Directors of Tracker Canada of the Fair Market Value is final and conclusive. Stalia may exercise the option with respect to all (but not less than all) of such shares by giving Tracker Canada written notice of the date on which it intends to so exercise the option, which date shall be not less than 60 nor more than 120 days following the date of the written notice. Stalia's option terminates, among other things, upon the earlier of (a) the closing date of Tracker Canada's first public offering of its equity securities pursuant to a registration statement filed with the Securities and Exchange Commission (the "Commission") or (b) March 14, 1999. Because the registration statement of which this Prospectus is a part was filed with the Commission and relates to a public offering of the Company's equity securities, the Company believes that the Stalia Option Agreement terminates as of the date such registration statement is declared effective by the Commission.

         In the Stalia Agreement, Tracker Canada granted to Stalia a right of first refusal to purchase its pro rata share of all New Securities which Tracker Canada may from time to time propose to issue and sell. The Stalia Agreement defines "New Securities" to mean any capital stock, rights to purchase capital stock, and securities of any type convertible into capital stock; provided, however, that "New Securities" does not include: (i) securities issued pursuant to a stock dividend, stock split, combination or other reclassification, (ii) securities covered by a registration statement declared effective by the Commission or a final prospectus for which a receipt has been issued by the relevant securities regulatory authority in each of the Provinces of Canada where the securities are issued and sold, (iii) certain shares issued pursuant to the exercise of warrants, and (iv) certain shares issued for a specified price pursuant to a private placement underwritten by an investment banker. This right of first refusal could make it more difficult for the Company to raise additional equity financing under terms satisfactory to the Company.

         The Stalia Agreement also provides Stalia with certain rights of co-sale. Specifically, if any Controlling Shareholder, as defined in the Stalia Agreement, receives an offer to purchase any of the shares owned by the Controlling Shareholder, the Controlling Shareholder must promptly notify Saturn in writing of the terms and conditions of the purchase offer. Within thirty days after receiving notice of the purchase offer, Saturn then has the right to participate in the sale pursuant to the terms and conditions of the offer. As a result, if Saturn exercise its right, the number of shares that the Controlling Shareholder is entitled to sell is reduced by up to an amount equal to Saturn's pro rata share (i.e., the percentage of the total shares owned by the Controlling Shareholder and Saturn that are owned by Saturn). Saturn does not have co-sale rights in connection with sales to relatives (or trusts) of the Controlling Shareholders or sales in a registered public offering. The Stalia Agreement further provides that in the case of permitted transfers, the Controlling Shareholder must inform the Company and Saturn of the transfer prior to effecting it and, in the case of a transfer to a relative or trust, the transferee must furnish to Saturn a written agreement to be bound by the provisions of the Stalia Agreement. The Stalia Agreement further provides that any transfers in violation of the Agreement are void.

         The Stalia Agreement also provides Stalia with the right (which to date has not been exercised) to have one representative on Tracker Canada's Board of Directors, which representative may be removed only with the written consent of Stalia. Certain controlling shareholders agreed to vote their shares in favor of the election of Stalia's representative to the Board of Directors. Stalia's representative may be removed from the Board of Directors only with the written consent of Stalia. Upon any resignation or removal of Stalia's representative, certain controlling stockholders of the Company must exercise their best efforts to replace such director as soon as possible with another nominee of Stalia. In addition, by separate letter agreement, the Company confirmed that Tracker Canada agrees to (a) allow Stalia or a nominee to attend Board meetings; (b) provide Stalia with copies of all communications regularly made to the directors; (c) use best efforts to elect a nominee of Stalia to the Tracker Canada Board; (d) provide monthly updates on Tracker Canada's business and affairs; and (e) provide Stalia's counsel with all documentation relating to issues which may affect Stalia.

         The Stalia Agreement further provides, as a protective provision in favor of Stalia, that, without first obtaining the written consent of Stalia, certain controlling stockholders must not vote for, and must exercise their best efforts as significant shareholders to ensure that the Board of Directors does not approve: (a) the liquidation or dissolution of the Company; (b) the declaration or payment of any dividends or the making of any distribution out of the ordinary course of the Company's business to the shareholders of the Company; (c) the repurchase by the Company of any of its capital stock; or (d) any material alteration in the rights, preferences, privileges and restrictions of the common stock or warrants held by Stalia. In addition, certain controlling shareholders must exercise their best efforts to ensure that such controlling stockholders and Stalia together at all times control the majority of the voting rights of the Company to ensure that the voting rights and protective provisions are complied with.

         The Stalia Agreement terminates upon the earlier of (a) the closing date of the Company's first public offering of its equity securities pursuant to a registration statement filed with the Commission or pursuant to a final prospectus for which a receipt has been issued by the relevant securities regulatory authority in each of the Provinces of Canada where the shares are offered or sold or (b) March 14, 1999. Because the registration statement of which this Prospectus is a part was filed with the Commission and relates to a public offering of the Company's equity securities, the Company believes that the Stalia Agreement terminates as of the date such registration statement is declared effective by the Commission. The Company understands that Saturn does not share this belief, and the parties are in discussions to resolve their differences. There can be no assurance that such differences will be resolved or that the Company's position will prevail if challenged.

         Although the Stalia Option Agreement and the Stalia Agreement originally were between Tracker Canada and Stalia, Stalia's consent to the Reorganization was necessary pursuant to the terms of the Stalia Agreement. Thus, at or about the time of the Reorganization, in connection with obtaining Stalia's consent to the Reorganization, Tracker U.S., Tracker Canada and certain controlling shareholders agreed that all obligations under the Stalia Agreement applicable to Tracker Canada also apply to Tracker U.S., that references to Tracker Canada in the Stalia Agreement shall be deemed to be references to Tracker U.S. as well, and that references in the Stalia Agreement to common shares of Tracker Canada shall be deemed to be references to the common stock of Tracker Canada as well as the Common Stock of Tracker U.S. In addition, Tracker Canada confirmed to Stalia that none of Stalia's rights under the Stalia Option Agreement or the Stalia Agreement would be adversely affected by the Reorganization. Accordingly, all the provisions discussed above apply to Tracker U.S. as well as Tracker Canada notwithstanding that the original Stalia Option Agreement and Stalia Agreement were between Stalia and Tracker Canada.

         As of January 31, 1996, Stalia transferred its Tracker Canada Exchangeable Preference Shares to Saturn, an affiliate of Stalia. Stalia also transferred to Saturn all of Stalia's rights under the Stalia Option Agreement and the Stalia Agreement.

CORPORATE RELATIONS GROUP

         The Company obtains investor relations services from the Corporate Relations Group ("CRG"), a stockholder of the Company. Pursuant to its arrangements with CRG, the Company has paid, or caused to be paid, to CRG $1,316,780 in cash and stock for investor relations services through June 25, 1996. On November 20, 1995, the Company entered into an agreement pursuant to which CRG agreed to provide services to the Company for a period of one year and the Company agreed to pay to CRG $570,000 or 326,000 freely tradeable shares of Common Stock upon execution of the agreement and to issue options to CRG to purchase shares of Common Stock as follows: 100,000 shares at $2.00 per share one year from the date of the agreement, 100,000 shares at $2.40 per share two years from the date of the agreement, 100,000 shares at $2.60 per share three years from the date of the agreement, 100,000 shares at $2.80 per share five years from the date of the agreement, and 100,000 shares at $3.00 per share five years from the date of the agreement. As of the date of this Prospectus, CRG had not provided any services under the agreement and the Company had not made any payment to CRG.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of June 25, 1996 by (i) each person known to the Company to own beneficially more than 5% of the total voting stock of the Company (i.e., Common Stock and Class B Voting Common Stock), (ii) the Chief Executive Officer and the other executive officers of the Company named in the Summary Compensation Table, (iii) each of the Company's directors, and (iv) all directors and officers of the Company as a group. Except as otherwise indicated below, to the knowledge of the Company, all persons listed below have sole voting and investment power with respect to their shares of Common Stock, except to the extent that authority is shared by spouses under applicable law. The Common Stock and the Class B Voting Common Stock, from which the holders of Exchangeable Preference Shares acquire their voting rights, are the only outstanding classes of equity securities of Tracker U.S. As of June 25, 1996, there were 320 record holders of Common Stock and 100 record holders of Class B Voting Common Stock.

                                    Number of       Number of                  Percentage
                                    Shares of    Shares of Class     Total      of Total
                                     Common         B Voting       Number of    Number of
Beneficial Owner                     Stock        Common Stock      Shares      Shares(1)
----------------                    --------     --------------     --------   ----------
I. Bruce Lewis(2)(3)...........      177,500        3,408,532      3,586,032      14.8%
180 Dundas Street West,
Suite 1502
Toronto, Ontario, Canada
M5G 1Z8

Mark J. Gertzbein(2) ..........      786,278                0        786,278      3.2%
180 Dundas Street West,
Suite 1502
Toronto, Ontario, Canada
M5G 1Z8

Ed J. Korhonen(2) .............      101,750          142,864        244,614      1.0%
180 Dundas Street West,
Suite 1502
Toronto, Ontario, Canada
M5G 1Z8

Quincy A.S. McKean III(9) .....       46,082                0         46,082        *
75 West Front Street
Red Bank, New Jersey
07701

Charles J. Coronella(9) .......       54,476                0         54,476        *
4521 East Via Los Caballos
Phoenix, Arizona  85028

Leonard Yakobovits(2) .........        8,889              100          8,989        *
P. O. Box 243
Concord, Ontario, Canada
L4K 1B4

Wolfgang H. Kyser(4)(9) .......       35,175            2,858         38,033        *
121 Richmond Street West, #1000
Toronto, Ontario, Canada
M5H 2K1

                              Number of      Number of                      Percentage
                              Shares of   Shares of Class       Total       of Total
                               Common        B Voting         Number of     Number of
Beneficial Owner               Stock       Common Stock        Shares       Shares(1)
----------------              --------    ---------------     ---------    ----------
Gregg C. Johnson(2)(5) ....     585,844          28,572          614,416       2.5%
13470 North 85th Place
Scottsdale, Arizona 85260

Saturn Investments, .......   3,903,797       1,052,564        4,956,361      20.4%
  Inc.(2)(6)
c/o Anthony Bonanno, Esq.
Gibson, Dunn & Crutcher
1050 Connecticut Ave., NW
Washington, D.C. 20036-5306

Ismail A Abudawood(2)(7)(10) 4,132,369       1,052,564        5,184,933      21.4%

P.O. Box 227
Jeddah, 21411
Kingdom of Saudi Arabia

Ayman I. Abudawood(2)(7) ..  3,903,797       1,073,264        4,977,061      20.5%
P.O. Box 227
Jeddah, 21411
Kingdom of Saudi Arabia

Osama I. Abudawood(2)(7) ..  3,903,797       1,125,564        5,029,361      20.7%
P.O. Box 227
Jeddah, 21411
Kingdom of Saudi Arabia

Anas I. Abudawood(2)(7) ...  3,903,797       1,067,264        4,971,061      20.5%
P.O. Box 227
Jeddah, 21411
Kingdom of Saudi Arabia

Executive officers and ....  1,210,150       3,003,781        4,213,931      17.4%
directors as a group
including those named
above (seven persons)(2)(8)

------------------------------------
* Less than 1% of the outstanding Common Stock.

 (1) Percentage of ownership is based upon 24,257,855 shares of Common Stock beneficially owned on June 25, 1996, including 10,711,885 shares of Common Stock, 5,209,762 shares of Class B Voting Common Stock ("Voting Stock"), currently exercisable warrants for 15,577 Exchangeable Preference Shares, currently exercisable warrants to purchase 750,000 shares of Common Stock, currently exercisable options to purchase 9,999 shares of Common Stock, 1,688,959 shares reserved for issuance under the Company's currently convertible Convertible Debentures (based on the placement of such debentures through June 25, 1996), which may be converted commencing October 1, 1995, 3,903,797 shares issuable to Saturn Investments, Inc. ("Saturn") under a currently exercisable option to acquire 25%, post-exercise issuance, of the outstanding voting equity of the Company, 867,876 shares reserved for issuance to holders of the Company's presently convertible Convertible Preferred Stock (based on the conversion price in effect on June 25, 1996), 200,000 shares reserved for issuance under the TODA Warrant and 900,000 shares reserved for issuance under the Merchant Partners Options. The Company believes that the option to purchase the 3,903,797 shares terminates as of the date the registration statement of which this Prospectus is a part is declared effective. See "CERTAIN RELATIONS AND RELATED TRANSACTIONS -- Investment by Saturn Investments, Inc."

 (2) Pursuant to that certain Exchange Agency and Trust Agreement dated July 12, 1994 among the Company, Tracker Canada and Montreal Trust Company ("Trustee"), the Trustee holds, for the benefit of the holders of Exchangeable Preference Shares, that number of shares of Voting Stock as are held by the owners of Exchangeable Preference Shares. By contractual agreement, prior to the exchange of the Exchangeable Preference Shares, holders of Exchangeable Preference Shares receive their voting rights from the Voting Stock held by the Trustee.

 (3) Includes 1,236,436 Exchangeable Preference Shares over which Mr. Lewis has voting power pursuant to agreements with Mr. Gertzbein, Mr. Johnson and Mr. Jonathan Lewis, Mr. Lewis' son.

 (4) Includes 2,858 shares of Class B Voting Common Stock held by Kyser Investment Corporation, a company of which Mr. Kyser is the sole stockholder.

 (5) Includes 28,572 Exchangeable Preference Shares held by the Trustee for the benefit of Spire Consulting Group, Inc.

 (6) Includes 1,052,564 Exchangeable Preference Shares owned by Saturn and shares issuable pursuant to the option agreement described below. Pursuant to an option agreement dated March 14, 1994, Saturn has the right to acquire that number of shares of the Company's Common Stock which would provide Saturn (when combined with shares held by Saturn at the time of exercise) with 25%, post-exercise issuance, of the outstanding voting equity of the Company. The purchase price of such shares is their fair market value. Based on the number of shares of the Company's Common Stock issued and outstanding as of June 25, 1996, Saturn may exercise the option for 3,903,797 shares of the Company's Common Stock. In addition, Saturn has a contractual right, which to date it has not exercised, to have one representative on the Company's Board of Directors, which representative may be removed only with the written consent of Saturn. Saturn also has the right to attend Board meetings and to receive certain information regarding the Company. The Company believes that the option to purchase the 3,903,797 shares terminates as of the date the registration statement of which this Prospectus is a part is declared effective. See "CERTAIN RELATIONS AND RELATED TRANSACTIONS -- Investment by Saturn Investments, Inc."

 (7) Includes 1,052,564 Exchangeable Preference Shares owned by Saturn and 3,903,797 shares underlying Saturn's option. Ismail A. Abudawood is the sole stockholder, and Ayman I. Abudawood, Osama I. Abudawood and Anas
         I. Abudawood are directors, of Saturn. Accordingly, they may be deemed to be beneficial owners of such shares. The Company believes that the option to purchase the 3,903,797 shares terminates as of the date the registration statement of which this Prospectus is a part is declared effective. See "CERTAIN RELATIONS AND RELATED TRANSACTIONS -- Investment by Saturn Investments, Inc."

 (8) Includes currently exercisable options to acquire 9,999 shares of Company Common Stock, 607,858 shares held by individuals who are not executive officers, directors or nominees over which Mr. Lewis has voting power, and 78,005 shares held by individuals who are not executive officers, directors or nominees over which Mr. Korhonen, or failing him, Mr. Gertzbein, has voting power.

 (9) Includes currently exercisable options to acquire 3,333 shares of Company Common.

 (10) Includes Convertible Debentures which are currently convertible into 228,572 shares of Company Common Stock and which are held by Wafr Holdings N.V. ("Wafr"). Ismail A. Abudawood beneficially owns Wafr. Accordingly, he may be deemed to be a beneficial owner of the shares issuable pursuant to the Convertible Debentures.

                             SELLING SECURITYHOLDERS

        The following table lists the Selling Securityholders and provides certain information with respect to the shares of Common Stock owned by each Selling Securityholder as of June 25, 1996 (or later if the Company has actual knowledge of transfers after such date), which may be offered from time to time pursuant to this Prospectus. The information contained in the table has been taken from Selling Securityholder questionnaires and from the Company's records with respect to Tracker Canada Exchangeable Preference Shares and Exchangeable Preference Share Warrants and from a shareholder report from the Company's transfer agent dated June 25, 1996 with respect to shares of Common Stock. There can be no assurance that the Selling Securityholders will actually sell any of the shares that may be sold pursuant to this Prospectus. This table assumes the exchange of any and all of each Selling Securityholder's Tracker Canada Exchangeable Preference Shares and Exchangeable Preference Share Warrants for shares of Tracker U.S. Common Stock, the conversion of any and all of each Selling Securityholder's Convertible Debentures for shares of Common Stock, the issuance of the CRG Shares and the exercise of the CRG Option for shares of Tracker U.S. Common Stock, the exercise of the TODA Warrant for shares of Tracker U.S. Common Stock, and the exercise of the Merchant Partners Option for shares of Tracker U.S. Common Stock. Unless otherwise indicated by footnote to the table below, none of the Selling Securityholders has had any position, office or other material relationship with Tracker U.S. or its affiliates or predecessors within the past three years other than as a result of ownership of the Common Stock or other securities of Tracker U.S. or any of its affiliates.


                           SHARES OF COMMON        PERCENTAGE OF COMMON       NUMBER OF SHARES
                         STOCK OWNED PRIOR TO       STOCK OUTSTANDING         THAT MAY BE SOLD
                             THE OFFERING         PRIOR TO THE OFFERING       PURSUANT TO THIS
   NAME                                                    (1)                   PROSPECTUS
----------------------------------------------------------------------------------------------
999600 Ontario Inc.               70,654                 *                        70,654
Aaron Greenberg                   14,286                 *                        14,286
Abdul Najimudeen (2)                 100                 *                           100
Amerasia International            30,000                 *                        30,000
Holdings Ltd. (2)
Anas I. Abudawood                 14,700                 *                        14,700
Andrew Ascenzi (3)                    15                 *                            15
Andrew Gregory                     1,429                 *                         1,429
Anton Voronoff                     1,360                 *                         1,360
Avron Shore                        5,142                 *                         5,142
Ayman I. Abudawood                20,700                 *                        20,700
Baby Shoes, Inc.                 228,572                1.4%                     228,572
Barbara and Jackson               25,000                 *                        25,000
Edwards
Barry Greenberg                    1,786                 *                         1,786
Bina Gregory                      14,286                 *                        14,286
Bob Faulkner (2)                   1,100                 *                         1,100
Bob Pence (3)                        500                 *                           500
Boys Town Jerusalem              100,000                 *                       100,000
Foundation of America
Brian Rosenbloom                 137,143                 *                       137,143
Bruce Knox                       228,572                1.4%                     228,572
Bruce Lewis (4)                2,329,596               14.6%                   2,329,596
Bryan King                       104,202                 *                       104,202
Business Centurions                2,000                 *                         2,000
  Centres Inc. (2)
Cam Brame                         25,000                 *                        25,000
C.A. Oportunidad, S.A.           346,667                2.2%                     346,667
Carla Collins                         25                 *                            25
Charlanne Callahan                25,000                 *                        25,000
Charles E. Andrews (2)               400                 *                           400
Charles J. Coronella (5)          51,143                 *                        51,143
Charles L. Hall (3)                2,400                 *                         2,400
Christine Rogers (3)               5,720                 *                         5,720
Christopher Creed (6)             35,814                 *                        35,814
Corporate Relations Group        826,000                5.2%                     826,000
Credit Mountain Land              23,000                 *                        23,000
   Co. Limited
D. Dave Consulting                28,572                 *                        28,572
David Gellman                     40,000                 *                        40,000
David Sullivan                    10,000                 *                        10,000
Dennis Obert (3)                     500                 *                           500
Dora Aletto (3)                    1,000                 *                         1,000
Douglas Stewart                   21,426                 *                        21,426
Dr. H. Joe Greenberg             200,000                1.3%                     200,000
Ed Herbert (2)                       970                 *                           970
Ed Leinster                      228,572                1.4%                     228,572
Edward Shkolnlkov                 20,000                 *                        20,000
Edward S. McRobbie                 3,571                 *                         3,571
Edwin J. Korhonen (7)            142,864                 *                       142,864
Elizabeth M. McRobbie              3,571                 *                         3,571
Ellen Greenberg                    1,786                 *                         1,786

                              SHARES OF COMMON        PERCENTAGE OF COMMON         NUMBER OF SHARES
                            STOCK OWNED PRIOR TO       STOCK OUTSTANDING           THAT MAY BE SOLD
                                THE OFFERING         PRIOR TO THE OFFERING         PURSUANT TO THIS
    NAME                                                      (1)                     PROSPECTUS
---------------------------------------------------------------------------------------------------
First Marathon Securities            500                      *                           500
  (for Eitan Schibi) (3)
Fondo De Acquisiciones           245,000                     1.5%                     245,000
  E Inversiones
Internacionales
Frances L. Stewart                45,428                      *                        45,428
Franklin & Catherine Hough        16,000                      *                        16,000
Fred Cesare (3)                    1,970                      *                         1,970
Frederick A. Lenz                171,429                     1.1%                     171,429
Gigi Lipton (8)                   19,147                      *                        19,147
Gordon Cormie (4)                  8,906                      *                         8,906
Gregg C. Johnson (9)             585,844                     3.7%                     585,844
Guy H. Johnson                     3,571                      *                         3,571
Henri Schkud                     213,333                     1.3%                     213,333
Henry Malat (2)                      100                      *                           100
Herman Henin                      27,273                      *                        27,273
Revocable Living Trust
Hussain H. Abudawood              44,100                      *                        44,100
Ian Penman (3)                       500                      *                           500
Jack Gertzbein (3)                19,001                      *                        19,000
Jack Stricharuk (3)               25,000                      *                        25,000
Jacob and Wanda Dorsey            41,666                      *                        41,666
James Tanner                       7,144                      *                         7,144
Jan Neundorf (3)                     500                      *                           500
Jay C. Gagne                      25,000                      *                        25,000
Johanna J. Wolf (10)                 500                      *                           500
John Andrews (11)                 10,000                      *                        10,000
John Nestor (2)                    2,000                      *                         2,000
John R. Harper                    26,667                      *                        26,667
Retirement Trust

                           SHARES OF COMMON          PERCENTAGE OF COMMON      NUMBER OF SHARES
                         STOCK OWNED PRIOR TO         STOCK OUTSTANDING        THAT MAY BE SOLD
                             THE OFFERING           PRIOR TO THE OFFERING      PURSUANT TO THIS
   NAME                                                        (1)                 PROSPECTUS
-----------------------------------------------------------------------------------------------
Jonathan Lewis (12)            25,000                         *                    25,000
Joseph Brown                      715                         *                     1,430
Ken Brown (3)                     500                         *                       500
Kim Martin (3)                    500                         *                       500
Klaus Stahl (3)                 2,969                         *                     2,969
Kyser Investment Corporation    2,858                         *                     2,858
Leonard Yakobovits (13)         8,989                         *                     8,989
Leon Schkud                    80,000                         *                    80,000
Leon Willis, Jr.               26,667                         *                    26,667
Lisa Fahringer (3)                600                         *                       600
Majestic Global               121,200                         *                   121,200
  Investments
Malcolm Newton (2)                100                         *                       100
Mark Greenberg                  1,786                         *                     1,786
Mark J. Gertzbein (14)        786,078                        4.9%                 786,078
Matthew Ascenzi (3)                15                         *                        15
Mei Na Leung (3)                  100                         *                       100
Melanie Casselman (3)             500                         *                       500
Merchant Partners, L.P.       900,000                        5.7%                 900,000
Mercy International            93,086                         *                    93,086
Michael J. Dyrnaes (15)         7,143                         *                     7,143
Michael Joseph                 69,700                         *                    69,700
Michael Lee (3)                 7,243                         *                     7,243
Miriam Henin                   18,824                         *                    18,824
  Revocable Living Trust
Mohammad H. Abudawood          14,700                         *                    14,700
Morris Starkman                30,000                         *                    30,000
Morton Greenberg                7,142                         *                     7,142

                               SHARES OF COMMON       PERCENTAGE OF COMMON     NUMBER OF SHARES
                             STOCK OWNED PRIOR TO      STOCK OUTSTANDING       THAT MAY BE SOLD
                                 THE OFFERING        PRIOR TO THE OFFERING     PURSUANT TO THIS
   NAME                                                         (1)               PROSPECTUS
-----------------------------------------------------------------------------------------------
Nancy Hutchins (3)                    600                     *                           600
Omar H. Abudawood                  14,700                     *                        14,700
Osama I. Abudawood                 63,000                     *                        63,000
Paul Greenberg                      1,786                     *                         1,786
Pearl Gertzbein (3)                19,001                     *                        19,000
Phil Harding (3)                    1,200                     *                         1,200
Quincy A.S. McKean III (16)        42,749                     *                        41,429
Renee C. Johnson                    3,571                     *                         3,571
Reynold Kern                      253,300                    1.6%                     250,000
Richard and Paula Gagne           114,286                     *                       114,286
Richard G. Kahn                    71,428                     *                        71,428
Richard Maus                      112,500                     *                       112,500
Richard Scott Revocable            28,302                     *                        28,302
   Trust Part B
Robin Ward                             25                     *                            25
Rudy Morelli and                    7,143                     *                         7,143
Patricia Ray Morelli
Ruth Cappel (3)                        50                     *                            50
Ryckman Financial Corporation      60,000                     *                        60,000
Salwa I. Abudawood                 14,700                     *                        14,700
Samih I. Abudawood                 14,700                     *                        14,700
Sana I. Abudawood                  14,700                     *                        14,700
Sara Zagdanski                      3,571                     *                         7,142
Saturn Investments, Inc.        1,052,564                    6.6%                   1,052,564
Scotia McLeod Inc, in               5,714                     *                         5,714
Trust for Dr. H. Joe Greenberg
Sky Corporation Ltd.               57,144                     *                        57,144
Spire Consulting Group, Inc.       28,572                     *                        28,572

                            SHARES OF COMMON        PERCENTAGE OF COMMON     NUMBER OF SHARES
                          STOCK OWNED PRIOR TO       STOCK OUTSTANDING       THAT MAY BE SOLD
                              THE OFFERING         PRIOR TO THE OFFERING     PURSUANT TO THIS
NAME                                                        (1)                 PROSPECTUS
---------------------------------------------------------------------------------------------
Stanley L. Alpert                3,040                   *                         3,040
Stephen Dorsey                  20,833                   *                        20,833
Steve Heard (2)                 25,000                   *                        25,000
Susan Love                      58,485                   *                        58,485
Susan A. Vint (17)              18,366                   *                        18,366
Terry Penman (3)                    50                   *                            50
The Dundas Edward Centre        50,000                   *                        50,000
The Tolton Buildings            12,500                   *                        12,500
   Limited
Tim Shannon                    114,286                   *                       114,286
Toda Corporation               200,000                  1.3%                     200,000
   Limited
Tom and Judy Callahan           25,000                   *                        25,000
Toni M. Mesi (3)                   600                   *                           600
Vee Ltd.                       243,630                  1.5%                     243,630
Victoria Boyce                   1,540                   *                         1,540
WAFR Holdings, N.V.            228,572                  1.4%                     228,572
Wheel of Fortune               413,893                  2.6%                     413,893
Wing Fat Kwok (3)                  500                   *                           500
Wolfgang H. Kyser (25)          31,842                   *                        31,842

--------------------
*        Less than 1%.
 (1) Percentage of ownership is based upon 15,921,647 shares of Common Stock outstanding on June 25, 1996, including 10,711,885 shares of Common Stock and 5,209,762 shares of Class B Voting Stock.

 (2)     The Selling Securityholder is or was a consultant to Tracker Canada.

 (3)     The Selling Securityholder is or was an employee of Tracker Canada.

 (4) Mr. Lewis is the Chief Executive Officer, President and Chairman of the Board of Directors of Tracker U.S. and the Chief Executive Officer, President and Chairman of the Board of Directors of Tracker Canada.

 (5)     Mr. Coronella is a Director of Tracker U.S.

 (6)     Mr. Creed is Tracker Canada's Vice President of Operations.

 (7) Mr. Korhonen is a Director of Tracker U.S. and the former President, Chief Operating Officer and Director of Tracker Canada.

 (8) Ms. Lipton is Tracker Canada's Director of Information Systems and Vice President of Information Systems.

 (9) Mr. Johnson formerly was the President, General Counsel and Director of Tracker U.S.

 (10)    Ms. Wolf is Tracker Canada's Coordinator - Marketing/Administration.

 (11) Mr. Andrews is the Company's Manager of Field Operation for Canada and the Chief of Security/Director of Field Operations for North America.

 (12)    Mr. Lewis works in Investor Relations for Tracker Canada.

 (13) Mr. Yakobovits is a Director of Tracker U.S and a consultant for Tracker Canada.

 (14) Mr. Gertzbein is the Deputy Chairman of the Board of Directors, Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Tracker U.S. He is also a Director and the Senior Vice President of Finance, Chief Financial Officer and Secretary of Tracker Canada.

 (15)    Mr. Dyrnaes was Tracker Canada's Assistant Director of Information
         Systems.

 (16) Mr. McKean is a Director of Tracker U.S. He was a Director of Ultra Capital Corp., the predecessor of Tracker U.S., from February 1992 to June 1994.

 (17)    Ms. Vint was Tracker Canada's Director of Operations and Director of
         Sales.

 (18)    Mr. Kyser is a Director of Tracker U.S.

         Because the Selling Securityholders may offer all, some part or none of the shares of Common Stock which they hold pursuant to the offering contemplated by this Prospectus, and because this offering is not being underwritten, it is not possible to predict the number of shares of Common Stock that will be sold hereby. Accordingly, it is not possible to predict the number of shares or percentage of shares that will be owned by Selling Securityholders upon completion of this offering. See "PLAN OF DISTRIBUTION."

                              PLAN OF DISTRIBUTION

         The Company will not receive any of the proceeds from the sale of Common Stock by the Selling Securityholders.

         The shares offered by this Prospectus may not be sold in any state of the United States unless such shares are registered under the applicable state's securities laws or there is an applicable exemption from the registration requirements. In addition, the shares offered by this Prospectus may not be distributed in Canada unless distributed pursuant to prospectus and registration exemptions contained in applicable provincial or territorial securities legislation. Accordingly, Selling Securityholders are advised to consult with counsel as to their ability to sell the shares in accordance with applicable state and provincial or territorial laws.

         The Selling Securityholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell all or a portion of the shares of Common Stock held by them from time to time while the Registration Statement of which this Prospectus is a part remains effective on terms to be determined at the time of sale. The shares of Common Stock held by the Selling Securityholders may be sold by them in transactions in the over-the-counter market, in negotiated transactions or by a combination of these methods, at market prices prevailing at the time of sale, at prices related to such market prices or at negotiated prices. To the extent required, the specific shares to be sold, the names of the Selling Securityholders, purchase price, public offering price, the names of any such agent, dealer or underwriter, and any applicable commission or discount with respect to a particular offer will be set forth in an accompanying Prospectus Supplement. Such Prospectus Supplement will also set forth information regarding any indemnification by the Company of the Selling Securityholders or any underwriter, dealer or agent against certain liabilities, including liabilities under the Securities Act. Pursuant to the terms of the Reorganization Agreement, the Company must exercise its best efforts to maintain the effectiveness of such registration statement for one year. See "DESCRIPTION OF SECURITIES - Registration Rights."

         The aggregate proceeds to the Selling Securityholders from the sale of shares of Common Stock offered by the Selling Securityholders hereby will be the prices at which such shares are sold, less any commissions. There can be no assurance that the Selling Securityholders will sell any or all of the shares of Common Stock offered hereby. The Company will pay all expenses incident to the offering and sale of the Common Stock to the public by the Selling Securityholders other than selling commissions and fees.

         The Selling Securityholders and any broker-dealers or agents that participate with the Selling Securityholders in sales of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such shares. In such event, any commission received by such broker-dealers or agents and any profit on the resale of the shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

         Pursuant to certain contractual arrangements entered into with certain Selling Securityholders, the Company and the Selling Securityholders have agreed to indemnify each other against certain liabilities, including liabilities under the Securities Act.

                            DESCRIPTION OF SECURITIES

         The authorized capitalization of Tracker U.S. consists of 30,000,000 shares of Common Stock, $0.001 par value per share, 20,000,000 shares of Class B Voting Common Stock, $.00000007 par value per share, and 500,000 shares of Preferred Stock, $0.001 par value per share.

COMMON STOCK

         As of June 25, 1996, there were 10,711,885 shares of Common Stock outstanding, held of record by approximately 320 stockholders. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of all common stock outstanding, including the Common Stock and the Class B Voting Stock (described below), entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of Preferred Stock outstanding from time to time. Upon the liquidation, dissolution or winding up of Tracker U.S., the holders of all common stock, including the Common Stock and the Class B Voting Stock (described below), are entitled to receive ratably the net assets of Tracker U.S. available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of the Convertible Preferred Stock and the holders of shares of any other class or series of Preferred Stock that Tracker U.S. may designate and issue in the future.

         Saturn has a contractual right, which to date it has not exercised, to have one representative on the Company's Board of Directors, which representative may be removed only with the written consent of Saturn. Saturn also has the right to attend Board meetings and to receive certain information regarding the Company. See "CERTAIN RELATIONSHIPS AND TRANSACTIONS - Investment by Saturn Investments, Inc."

CLASS B VOTING COMMON STOCK

         As of June 25, 1996, there were 5,209,762 shares of Class B Voting Common Stock, par value $.00000007 (the "Voting Stock"), outstanding, held by Montreal Trust, as Trustee, pursuant to an Exchange Agreement for the benefit of approximately 100 holders. The Class B Voting Common Stock is redeemable by Tracker U.S. at par value at any time, has no right to cash dividends, has liquidation rights of $0.0001 per share (junior to the rights of the holders of the Common Stock), and has voting rights equivalent to those of the Common Stock. The beneficial owners of the Voting Stock (i.e., the holders of the Exchangeable Preference Shares of Tracker Canada) have the right to vote the Voting Stock under procedures set forth in the Exchange Agreement. Although the Voting Stock is redeemable by Tracker U.S., Tracker U.S. has agreed not to redeem the Voting Stock until such times, from time to time, as holders of Exchangeable Preference Shares of Tracker Canada elect to exchange such shares into Common Stock of Tracker U.S. Upon the exchange of a holder's Tracker Canada Exchangeable Preference Shares for Common Stock of Tracker U.S., a corresponding number of the shares of the Voting Stock will be returned to Tracker U.S. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS Reorganization." The rights, preferences and privileges of holders of Voting Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any class or series of Preferred Stock that Tracker U.S. may designate and issue in the future.

EXCHANGEABLE PREFERENCE SHARES

         As of June 25, 1996, Tracker Canada had outstanding 5,209,762 Exchangeable Preference Shares. As a result of certain agreements and the Plan of Arrangement entered into in connection with the Reorganization, holders of the Exchangeable Preference Shares have voting, dividend and liquidation rights that are in parity with those of holders of the shares of the Tracker U.S. Common Stock. In addition, holders of Exchangeable Preference Shares are entitled to exchange such shares with Tracker U.S. for shares of the Tracker U.S. Common Stock on a one-to-one basis, subject to adjustment from time to time to take into account certain events. Accordingly, there are no material differences between the rights of the holders of the Exchangeable Preference Shares and the rights of the holders of the Tracker U.S. Common Stock. The exchange of Exchangeable Preference Shares for Common Stock is a taxable event.

         Tracker U.S. has deposited shares of Voting Stock in trust with Montreal Trust under an arrangement that entitles each holder of Exchangeable Preference Shares (other than Tracker U.S. and Tracker Canada) to vote at meetings of stockholders of Tracker U.S. on the basis of one vote in Tracker U.S. for each whole share of Common Stock into which the Exchangeable Preference Shares held of record by such holder are then exchangeable.

         Dividends on the Exchangeable Preference Shares are cumulative and have priority over dividend payments on the common shares of Tracker Canada. Dividends payable on each Exchangeable Preference Share shall be an amount equal to the product obtained by multiplying the applicable exchange rate (i.e., the rate at which Exchangeable Preference Shares may be exchanged into shares of Common Stock) by the Canadian dollar equivalent of dividends declared by Tracker U.S. on each share of the Common Stock of Tracker U.S. Tracker Canada must, within five business days following the declaration of a dividend by Tracker U.S., declare a dividend on the Exchangeable Preference Shares in such amount. Tracker U.S. has agreed, for the benefit of the holders of the Tracker Canada Exchangeable Preference Shares, not to declare and pay any cash dividends on its Common Stock unless it also causes Tracker Canada to declare and pay cash dividends on the Exchangeable Preference Shares at the same time and in the same manner as the dividends paid on the Tracker U.S. Common Stock. In addition, Tracker U.S. has agreed to provide Tracker Canada with such funds as may be necessary to pay any such dividends to holders of the Exchangeable Preference Shares. Tracker U.S. has never paid any cash dividends on its Common Stock and does not intend to pay any cash dividends in the foreseeable future. See "DIVIDEND POLICY." Accordingly, it is unlikely that any dividends will be paid on the Exchangeable Preference Shares.

         The Exchangeable Preference Shares are nonredeemable and, except under circumstances involving the nonpayment of dividends comparable to those paid on shares of the Tracker U.S. Common Stock as described above, generally are not entitled to vote on matters put before the shareholders of Tracker Canada. If, however, within the 12 months immediately following payment of any dividend upon the Tracker U.S. Common Stock, Tracker Canada does not declare and pay an equivalent dividend on the Exchangeable Preference Shares, then the holders of the Exchangeable Preference Shares will be entitled to exercise 51% of the voting rights in Tracker Canada until such equivalent dividend has been paid.

         Holders of the Tracker Canada Exchangeable Preference Shares are entitled upon any liquidation, dissolution or winding-up of Tracker Canada, before any distribution is made to the holders of the common shares of Tracker Canada or any other shares junior to the Exchangeable Preference Shares, to an amount equal to the Basic Liquidation Amount, together with an amount equal to all dividends accrued and unpaid on such Exchangeable Preference Shares. The "Basic Liquidation Amount" per Exchangeable Preference Share is on any date the Canadian dollar equivalent of an amount equal to (a) the aggregate value on such date of the property and assets of Tracker U.S. available for distribution to the holders of Tracker U.S. Common Stock on such date divided by (b) the sum of
(i) the number of shares of Tracker U.S. Common Stock issued and outstanding on such date plus (ii) the product of the number of Exchangeable Preference Shares issued and outstanding on such date multiplied by the applicable exchange rate. The Basic Liquidation Amount (excluding unpaid dividends) may be satisfied at Tracker Canada's option in cash or by causing the distribution to each holder of Exchangeable Preference Shares of the number of shares of the Common Stock of Tracker U.S. equal to the product of the number of Exchangeable Preference Shares registered in the name of such holder by the applicable exchange rate. Tracker U.S. has agreed to provide Tracker Canada such funds as may be necessary to satisfy the liquidation value to which the holders of the Exchangeable Preference Shares are entitled. In lieu of providing such funds to Tracker Canada, Tracker U.S. may satisfy its obligation with respect to the payment of the liquidation value of the Exchangeable Preference shares by issuing to each holder of Exchangeable Preference Shares the number of shares of the Common Stock of Tracker U.S. for which such holder is then entitled to exchange such shares.

EXCHANGEABLE PREFERENCE WARRANTS

         As of June 25, 1996, Tracker Canada had outstanding warrants to purchase 15,577 Exchangeable Preference Shares at CDN $14 per share (the "Exchangeable Preference Warrants") exercisable until various expiration dates, the last of which is September 23, 1996.

PREFERRED STOCK

         Tracker U.S. has an authorized class of 500,000 shares of undesignated Preferred Stock, par value $0.001 per share. The Board of Directors is authorized, subject to any limitations prescribed by law, without further action of the stockholders of Tracker U.S., to issue from time to time such shares of Preferred Stock in one or more classes or series. The Board is also authorized to fix or alter the designations, preferences and rights and any qualifications, limitations or restrictions of the shares of each such class or series of Preferred Stock, including the dividend rights, dividend rates, conversion rights, voting rights, terms of redemption (including sinking fund provisions), redemption price or prices, liquidation preferences and the number of shares constituting any class or series or the designations of such class or series. It is possible that the Board could issue, without stockholder approval, Preferred Stock with voting or dividend rights that could adversely affect the voting power and dividend rights of the holders of the Common Stock and the Voting Stock. In addition, under certain circumstances such Preferred Stock could be used as a means of discouraging, delaying or preventing a change in control of Tracker U.S.

         As of June 25, 1996, the only Preferred Stock outstanding was 100 shares of the Company's $1,000.00 6% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock") and 250 shares of the Company's Series B $1,000.00 6% Cumulative Convertible Preferred Stock (the "Series B Convertible Preferred Stock"). The Convertible Preferred Stock is not redeemable and, except as otherwise provided by law, is non-voting. Subject to the prior right of the holders of any shares of any series of Preferred Stock ranking prior to the shares of Convertible Preferred Stock with respect to dividends, the holders of the Convertible Preferred Stock are entitled to receive when, as and if declared by the Board of Directors: (i) quarterly dividends payable in cash out of funds legally available for such purpose on the last day of July 1996 and October 1996 (each such date being referred to herein as a "Quarterly Dividend Payment Date") at an annual rate of $60.00 per share; or, (ii) at the sole option of the Company, quarterly dividends payable on each Quarterly Dividend Payment Date in additional shares of Convertible Preferred Stock at an annual rate of 0.06 additional shares per share of Convertible Preferred Stock then outstanding.


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
         In the event of any liquidation, dissolution or winding up of the Company, the holders of the Convertible Preferred Stock are entitled to receive, prior to any distribution of any of the assets or funds of the Company to the holders of the Common Stock or any other shares of stock of the Company ranking as to such a distribution junior to the Convertible Preferred Stock, an amount equal to $1,000.00 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus an amount equal to any accrued but unpaid dividends thereon to the date fixed for payment of such distribution. Upon payment of the full preferential amount, the holders of the Convertible Preferred Stock are not entitled to any further participation in any distribution of assets by the Company.

         Each share of Convertible Preferred Stock is convertible, at the option of the holder, without the payment of any additional consideration, and at any time, into such number of shares of Common Stock as is determined by dividing $1,000.00 plus the amount of any accrued but unpaid dividends through the date such holder's conversion notice is received by the Company by the Conversion Price (as hereafter defined). The "Conversion Price" shall be equal to that amount which is 33% less than the average of the published OTC Bulletin Board closing bid prices for the Company's Common Stock for the five (5) trading days preceding, at the election of the holder, the date such holder's subscription to purchase the Convertible Preferred Stock was accepted by the Company or the date such holder's conversion notice is received by the Company; provided, however, that the Conversion Price shall in no event be less than $0.15. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Convertible Preferred Stock is increased or decreased by a stock dividend, stock split, or combination or reclassification of the outstanding shares of Common Stock, the Conversion Price shall be appropriately decreased or increased so that the number of shares of Common Stock issuable on conversion shall be increased or decreased in proportion to such increase or decrease in the outstanding shares of Common Stock.

         The Series B Convertible Preferred Stock is identical in all material respects to the Convertible Preferred Stock except that the Quarterly Dividend Payment Dates are August 1996 and November 1996 rather than July 1996 and October 1996.

COMMON WARRANTS

         As of June 25, 1996, there were warrants ("Common Warrants") to purchase 750,000 shares of Common Stock, subject to adjustment, outstanding held by two holders. The Common Warrants entitle the holders thereof to purchase one share of Common Stock for the period commencing on July 12, 1995 and ending on the first date after July 12, 1996 on which the Common Stock can be purchased at a legally marginable price under applicable laws, rules and regulations. The per share exercise price of the Common Warrants, subject to adjustments, is $5 per share.

MERCHANT PARTNERS OPTION

         As of July 10, 1996, there was outstanding an option (the "Merchant Partners Option") to purchase 900,000 shares of Common Stock, subject to adjustment, held by one holder. The Merchant Partners Option is divided into three tranches. Tranche I entitles the holder to purchase 200,000 shares through July 10, 1998 at an exercise price of $0.50 per share, subject to adjustment. Tranche II entitles the holder to purchase 450,000 shares through July 10, 1999 at an exercise price of $0.75 per share, subject to adjustment; provided, however, that Tranche II is not exercisable unless and until the Company enters into one or more Sales Contracts (as defined in the agreement) with a Prospect (as defined below) before April 10, 1997. Tranche III entitles the holder to purchase 250,000 shares through July 10, 2001 at an exercise price of $1.00 per share, subject to adjustment; provided, however, that Tranche III is not exercisable unless and until the Company enters into one or more Sales Contracts with a term of three years or more with a Prospect before July 10, 1999. A Prospect means Signature Financial/Marketing Inc., and all of its subsidiaries, Montogomery Ward & Co. Incorporated, Montgomery Ward Direct, L.P., ValueVision International, Inc., and all other subsidiaries of Montgomery Ward & Co. Incorporated. Merchant Partners, L.P. is an affiliate of each Prospect.


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
TODA WARRANT

         As of June 25, 1996, there was outstanding a warrant (the "TODA Warrant") to purchase 200,000 shares of Common Stock at an exercise price of $0.40 per share, subject to adjustment, through May 30, 2001.

CRG SHARES AND OPTIONS

         As of June 25, 1996, the Company had agreed to issue to its investor relations firm ("CRG") options to purchase 100,000 shares at an exercise price of $2.00 per share through November 19, 1996, 100,000 shares at an exercise price of $2.40 per share through November 19, 1997, 100,000 shares at an exercise price of $2.60 per share through November 19, 1998, 100,000 shares at an exercise price of $2.80 per share through November 19, 2000, and 100,000 shares at an exercise price of $3.00 per share through November 19, 2000. In addition, the Company may issue to CRG 326,000 shares of Common Stock in lieu of cash compensation.

CONVERTIBLE DEBENTURES


         As of June 25, 1996, Tracker U.S. had outstanding an aggregate principal amount of $420,000 of its 15% one-year convertible subordinated debentures (the "First Series Convertible Debentures"). The interest payments are payable monthly in advance commencing on August 1, 1995. The principal balance together with any accrued but unpaid interest shall be paid on August 1, 1996. The First Series Convertible Debentures may be converted into shares of Common Stock, in whole or in part, from October 1, 1995 through December 1, 1996 at a conversion rate of $0.4375 per share of Common Stock. The First Series Convertible Debentures are subordinated to all other indebtedness incurred by Tracker U.S.

         In addition, as of June 25, 1996, Tracker U.S. had outstanding an aggregate principal amount of $730,000 of its 15% convertible subordinated debentures (the "Second Series Convertible Debentures"). The interest payments are payable monthly in advance commencing on October 1, 1995. The principal balance together with any accrued but unpaid interest shall be paid on October 1, 1996. The Second Series Convertible Debentures outstanding as of June 25, 1996 may be converted into shares of Common Stock, in whole or in part, from October 1, 1995 through December 1, 1996 at various conversion rates, the weighted average of which is $1.00143 per share of Common Stock. The Second Series Convertible Debentures are subordinated to all other indebtedness incurred by Tracker U.S. The Board of Directors has authorized the issuance of up to an additional $810,471 aggregate principal amount of Second Series Convertible Debentures with a conversion price to be not less than $0.9375 per share.


CERTAIN EFFECTS OF AUTHORIZED BUT UNISSUED STOCK

         Under Tracker U.S.'s Certificate of Incorporation, assuming, as of June 25, 1996, (i) the conversion of all the Convertible Debentures into shares of Common Stock, (ii) the exchange of all Exchangeable Preference Shares, (iii) the conversion of all the Convertible Preferred Stock, (iv) the exercise of the Merchant Partners Option, and (v) the exercise of the TODA Warrant, there will be 10,421,518 shares of Common Stock and 500,000 shares of Preferred Stock available for future issuance generally without stockholder approval. The Board of Directors is authorized, subject to any limitations prescribed by law, without further action of the stockholders of the Company, to issue from time to time additional shares of Common Stock and Preferred Stock. These additional shares may be utilized for a variety of corporate purposes, including for example a future public offering or private placement to raise additional capital or to facilitate corporate acquisitions.

         One of the effects of the existence of unissued and unreserved Common Stock and Preferred Stock may be to enable the Board of Directors to issue shares to persons friendly to current management or to issue Preferred Stock with terms that could render more difficult or discourage an attempt to obtain control of Tracker U.S. by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of Tracker U.S.'s management. Such additional shares could also be used to dilute the stock ownership of persons seeking to obtain control of Tracker U.S.


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
REGISTRATION RIGHTS

         In the Reorganization Agreement, Tracker U.S. covenanted to the Trustee, the Montreal Trust Company of Canada, for the express benefit of the holders of the Exchangeable Preference Shares, that Tracker U.S. will, (i) on or before July 12, 1995 (subject to postponement or delay for up to 120 days under certain circumstances), file a registration statement under the Securities Act, covering the exchange of the Exchangeable Preference Shares for the Reserved Common Shares (the "Share Exchange Offer") and the resale of the Reserved Common Shares received pursuant to the Share Exchange Offer, (ii) use its best efforts to cause such registration statement to become effective, and (iii) use its best efforts to keep the registration statement current, at its expense, for a one year period following July 12, 1995. This Prospectus is part of a registration statement filed by Tracker U.S. under the Securities Act pursuant to the Reorganization Agreement. In addition, if during the two year period commencing with July 12, 1997 and ending July 12, 1999, Tracker U.S. proposes to register any of its equity securities under the Act for sale for cash (otherwise than in connection with the registration of securities issuable pursuant to an employee stock option, stock purchase or similar plan or pursuant to a merger, exchange offer or a transaction of a type specified in Rule 145(a) under the Act), Tracker U.S. shall (a) give the holders of the then outstanding Exchangeable Preference Shares notice of the proposed registration, (b) upon request of a holder, use its best efforts to register the Share Exchange Offer and the resale of the Reserved Common Shares received pursuant to the Share Exchange Offer, and
(c) use its best efforts to cause such registration to become and remain effective. No assurance can be given, however, that any such registration statement referred to in the immediately preceding sentence will be filed between July 12, 1997 and July 12, 1999, and Tracker U.S. has no legal duty to file a registration statement during such period.

         The holder of 250,000 shares of Common Stock and Common Warrants to purchase 250,000 shares of Common Stock has contractual rights to demand that such shares and the shares underlying such Common Warrants be registered under the Securities Act during the one year period between July 12, 1995 and July 12, 1996, if no current registration statement by Tracker U.S. is on file covering the shares of Common Stock. All expenses in connection with such registration shall be borne by Tracker U.S. with respect to the first demand registration, except that the holder shall pay all underwriting discounts and selling commissions and all fees and disbursements of any special counsel to any seller of the securities being registered. The costs of any subsequent demand registrations shall be borne by the holder. This Prospectus is part of a registration statement filed to register these shares and the shares underlying such Common Warrants under the Securities Act.

         The holder of common warrants to purchase 500,000 shares of Common Stock has contractual rights to demand that the shares underlying such common warrants be registered under the Securities Act during the one year period between July 12, 1995 and July 12, 1996, if no current registration statement by Tracker U.S. is on file covering the securities comprising or underlying the shares and warrants. The holder shall have such rights, however, only if such holder exercises his common warrants to purchase 500,000 shares of Common Stock in full prior to making any such demand. No such exercise has yet occurred. Tracker U.S. may postpone or delay such demand registration under certain circumstances. All expenses in connection with such registration shall be borne by Tracker U.S. with respect to the first demand registration, except that the holder shall pay all underwriting discounts and selling commissions and all fees and disbursements of any special counsel to any seller of the securities being registered. The costs of any subsequent demand registrations shall be borne by the holder.

         The holder of 800,000 shares of Common Stock has the right to demand that such shares be registered under the Securities Act during the five year period ending on March 15, 2000. Such holder's shares are registrable at its own expense.

         Holders of the First Series Convertible Debentures have the right to demand that the shares of Common Stock underlying such Convertible Debentures be registered under the Securities Act. Tracker U.S. must file a registration statement within 30 business days after it receives notices of conversion that represent, in the aggregate, 50% or more of the then unpaid principal balance of all outstanding First Series Convertible Debentures and in any event evidencing First Series Convertible Debentures with an outstanding principal balance of at least $300,000. Tracker U.S. shall use its best efforts to cause such registration statement to become effective by December 1, 1996. All expenses of such registration, other than underwriting discounts and commissions, shall be paid by Tracker U.S. This Prospectus is part of a registration statement filed to register the shares underlying such First Series Convertible Debentures under the Securities Act.

         Holders of the Second Series Convertible Debentures have the right to demand that the shares of Common Stock underlying such Convertible Debentures be registered under the Securities Act. Tracker U.S. must file a registration statement within 30 business days after it receives notices of conversion that represent, in the aggregate, 50% or more of the then unpaid principal balance of all outstanding Second Series Convertible Debentures and in any event evidencing Second Series Convertible Debentures with an outstanding principal balance of at least $300,000. Tracker U.S. shall use its best efforts to cause such registration statement to become effective by December 1, 1996. All expenses of such registration, other than underwriting discounts and commissions, shall be paid by Tracker U.S. This Prospectus is part of a registration statement filed to register the shares underlying such Second Series Convertible Debentures under the Securities Act.

         The holder of 25,000 shares of Common Stock has the right to have such shares included in the first registration statement filed by the Company following the issuance of such shares. This Prospectus is part of a registration statement filed to register such shares under the Securities Act.

         The holder of the Merchant Partners Option has (i) two demand registration rights pursuant to which it can require the Company to register the Common Stock owned by the holder and maintain the effectiveness of such registration for at least 90 days, in each case at the holder's and the Company's expense on an equal basis; (ii) the right to include its shares in any registration statement filed by the Company (subject to certain exceptions) at the Company's expense; and (iii) the right to include its shares in the registration statement of which this Prospectus is a part. This Prospectus is part of a registration statement filed to register the 900,000 shares underlying the Merchant Partners Option under the Securities Act.

         The holder of the TODA Warrant has the right to have the shares underlying such warrant included in any registration statement filed by the Company (subject to certain exceptions) at the Company's expense. This Prospectus is part of a registration statement filed to register the 200,000 shares underlying the TODA Warrant under the Securities Act.

         The shares which may be issued to CRG are required to be freely tradeable shares. This Prospectus is a part of a registration statement filed to register the 326,000 CRG Shares and the 500,000 shares underlying the CRG Options under the Securities Act.

         The holder of 112,500 shares of Common Stock has the right to have such shares registered. This Prospectus is a part of a registration statement filed to register such shares under the Securities Act.

DIRECTORS' LIABILITY

         As authorized by the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of Tracker U.S. provides that no director of Tracker U.S. shall be personally liable to Tracker U.S. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Tracker U.S. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases, or (iv) for any transaction from which the director derived an improper personal benefit. The effect of this provision is to eliminate the rights of Tracker U.S. and its stockholders (through stockholders' derivative suits on behalf of Tracker U.S.) to recover monetary damages from a director for breach of the fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through
(iv) above. In addition, the Certificate of Incorporation provides that any repeal or modification of this provision by stockholders of Tracker U.S. will not adversely affect any right or protection of a director existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification. This provision does not limit or eliminate the rights of Tracker U.S. or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care.

         The Certificate of Incorporation of Tracker U.S. requires Tracker U.S. to indemnify its directors and officers against expenses and certain other liabilities arising out of their conduct on behalf of Tracker U.S. to the maximum extent and under all circumstances provided by law. In addition, the Bylaws of Tracker U.S. provide more particularly that directors and officers of Tracker U.S. shall be indemnified against expenses and certain other liabilities arising out of legal actions brought or threatened against them for their conduct on behalf of Tracker U.S., provided that each such person acted in good faith and in a manner he reasonably believed was in or not opposed to the best interest of Tracker U.S. Indemnification by Tracker U.S. is available in a criminal action only if such person also had no reasonable cause to believe that his conduct was unlawful. In the case of an action by or in the right of Tracker U.S., indemnification is available if such person acted in good faith and in a manner that he reasonably believed was in or not opposed to the best interests of Tracker U.S., except as regards a person adjudged to be liable to Tracker U.S., unless a court shall determine that such person is fairly and reasonably entitled to indemnity for certain expenses. The provisions of the Certificate of Incorporation and Bylaws relating to indemnification cannot be amended absent the approval of two-thirds of the combined voting power of the voting stock of Tracker U.S.

         Tracker U.S. has entered into substantially identical indemnification agreements with each of its directors. Tracker U.S. has agreed, to the full extent permitted by the DGCL, as amended from time to time, to indemnify each indemnitee against all loss and expense incurred by, or as a result of any threat of, his being named a party to any completed, pending or threatened action, suit or proceeding whether civil, criminal, administrative or investigative by reason that he was a director, officer, employee or agent of Tracker U.S. or any of its affiliates, or because Tracker U.S. has a right to judgment in its favor because of his position with Tracker U.S. The indemnitee will be indemnified so long as he acted in good faith and in a manner reasonably believed by him to be in or not opposed to the best interest of Tracker U.S. The agreements provide that the indemnification thereunder is not exclusive of any other rights the indemnitees may have under the Certificate of Incorporation, Bylaws or any agreement or vote of stockholders, nor may the Certificate of Incorporation or Bylaws be amended to affect adversely the rights of any indemnitee.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling Tracker U.S. pursuant to the foregoing provisions, Tracker U.S. has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and is therefore unenforceable.

         At present, there is no pending litigation or proceeding involving a director, officer, employee or other agent of Tracker U.S. for which indemnification is being sought, nor is Tracker U.S. aware of any threatened litigation that may result in claims for indemnification by any director, officer, employee or other agent.

SECTION 203 OF THE DELAWARE GENERAL CORPORATION LAW

         Tracker U.S. is subject to Section 203 of the DGCL ("Section 203"), which, subject to certain exceptions, prohibits a Delaware corporation from engaging in a "Business Combination" (defined as a variety of transactions, including mergers, as set forth below) with an "Interested Stockholder" (defined as a person with 15% or more of a corporation's outstanding voting stock) for three years following the date such person became an Interested Stockholder unless: (i) before such person became an Interested Stockholder, the board of directors of the corporation approved either the Business Combination or the transaction in which the Interested Stockholder became an Interested Stockholder; (ii) upon consummation of the transaction that resulted in the Interested Stockholder becoming an Interested Stockholder, the Interested Stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding stock held by directors who are also officers and employee stock ownership plans in which employee participants do not have the right to determine confidentially whether shares subject to the plan will be tendered in a tender or exchange offer); or
(iii) on or following the date on which such person became an Interested Stockholder, the Business Combination is (x) approved by the board of directors of the corporation and (y) authorized at a meeting of stockholders by the affirmative vote of the holders of at least 66-2/3% of the outstanding voting stock of the corporation not owned by the Interested Stockholder.

         Section 203 defines a Business Combination to include: (i) any merger or consolidation with an Interested Stockholder or any affiliate or associate thereof; (ii) any sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding


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
stock of a corporation; (iii) any transaction which results in the issuance or transfer by the corporation or by certain subsidiaries thereof of any stock of the corporation or such subsidiaries to the Interested Stockholder, except (x) pursuant to the exercise, exchange or conversion of securities exercisable for, exchangeable for or convertible into stock of the corporation or any subsidiary which were outstanding prior to the time the stockholder became an Interested Stockholder or (y) pursuant to a transaction which effects a pro rata distribution to all stockholders of the corporation; (iv) any transaction involving the corporation or certain subsidiaries thereof that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation or any such subsidiary which is owned directly or indirectly by the Interested Stockholder (except as a result of immaterial changes due to fractional share adjustments or as a result of the purchase or redemption of shares not caused by the Interested Stockholder); or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder of such corporation) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

  ANTI-TAKEOVER EFFECTS OF PROVISIONS OF THE CERTIFICATE OF INCORPORATION AND
                                     BYLAWS

         Certain provisions of the Certificate of Incorporation and the Bylaws of Tracker U.S. could have an anti-takeover effect. The Certificate of Incorporation and Bylaws contain provisions that will increase the probability that, if an unsolicited attempt is made to acquire Tracker U.S., the public stockholders will be treated fairly by virtue of the provisions which: (i) provide that directors may only be removed by a two-thirds (2/3) vote of the stockholders; (ii) limit the rights of stockholders to amend certain provisions of the Certificate of Incorporation and Bylaws; (iii) eliminate the rights of stockholders to take action by written consent (except by unanimous written consent) and limit the rights of stockholders to call special meetings of the stockholders; (iv) limit the rights of stockholders to bring new business before special meetings; and (v) impose certain restrictions, including approval by the holders of two-thirds (2/3) of the outstanding stock, on certain business combinations. The provisions will also encourage any person intending to attempt such acquisitions to negotiate with the Board of Directors and curtail such person's use of his dominant interest to control both sides of the negotiations. Under such circumstances, the Board of Directors may be better able to make and implement reasoned business decisions and protect the interests of stockholders.

         NUMBER OF DIRECTORS; REMOVAL; FILLING VACANCIES. The Certificate of Incorporation and Bylaws provide that the Board of Directors will consist of not less than three nor more than eleven members, the exact number to be determined from time to time by the affirmative vote of a majority of directors then in office. Moreover, the Certificate of Incorporation and Bylaws provide that directors may be removed, with or without cause, by a vote of the holders of two-thirds (2/3) of the then outstanding shares of Common Stock. This provision, when coupled with the provision authorizing only the Board of Directors to fill vacant directorships, may make it more difficult for a stockholder to remove incumbent directors and simultaneously gain control of the Board of Directors by filling the vacancies created by such removal with its own nominees. Moreover, this provision will also make it more difficult to remove a director when the only reason for such removal may be dissatisfaction with the performance of such director.

         These removal provisions could have the effect of discouraging a third party from making a tender offer or otherwise attempting to obtain control of Tracker U.S., even though such an attempt might be beneficial to Tracker U.S. and its stockholders. Accordingly, stockholders could be deprived of certain opportunities to sell their stock at a temporarily higher market price.

         CLASSIFIED BOARD OF DIRECTORS. The Bylaws provide that the Board of Directors is divided into three classes of directors, with the classes to be as nearly equal in size as possible. The Certificate of Incorporation and Bylaws provide that approximately one-third (1/3) of the directors will continue to serve until the 1997 annual meeting of stockholders, approximately one-third (1/3) will continue to serve until the 1998 annual meeting of stockholders, and approximately one-third (1/3) will continue to serve until the 1999 annual meeting of stockholders.

         The classification of directors may have the effect of making it more difficult for stockholders to change the composition of the Board of Directors. At least two annual meetings of stockholders, instead of one, will generally be required to effect a change in a majority of the Board of Directors. Such a delay may help ensure that the directors, if confronted by a holder attempting to force a proxy contest, a tender or exchange offer, or an extraordinary corporate transaction, would have sufficient time to review the proposal as well as any available alternatives to the proposal and to act in what they believe to be the best interest of Tracker U.S. The classification provisions will apply to every election of directors, however, regardless of whether a change in the composition of the Board of Directors would be beneficial to Tracker U.S. and its stockholders and regardless of whether or not a majority of the stockholders believe that such a change would be desirable.

         The classification provisions could also have the effect of discouraging a third party from initiating a proxy contest, making a tender offer or otherwise attempting to obtain control of Tracker U.S., even though such an attempt might be beneficial to Tracker U.S. and its stockholders. The classification of the Board of Directors could thus increase the likelihood that incumbent directors will retain their positions. In addition, because the classification provisions may discourage accumulations of large blocks of stock by purchasers whose objective is to take control of Tracker U.S. and remove a majority of the Board of Directors, the classification of the Board of Directors could tend to reduce the likelihood of fluctuations in the market price of the Common Stock that might result from accumulations of large blocks. Accordingly, stockholders could be deprived of certain opportunities to sell their shares of Common Stock at a higher market price than might otherwise be the case.

         SPECIAL MEETINGS OF STOCKHOLDERS. The Certificate of Incorporation provides that special meetings of stockholders may be called only by (i) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board), or (ii) the Chairman or the Deputy Chairman of the Board of Directors or the President, or (iii) a stockholder who owns 20% or more of the issued and outstanding Common Stock (a "20% Stockholder"). Special meetings may not be called by stockholders other than 20% Stockholders. This provision will make it more difficult for stockholders other than 20% Stockholders to take action opposed by the Board of Directors.

         STOCKHOLDER ACTION BY WRITTEN CONSENT. The Certificate of Incorporation provides that any action required to be taken or which may be taken by holders of Common Stock must be effected at a duly called annual or special meeting of such holders, or by the unanimous written consent of such stockholders. These provisions may have the effect of delaying consideration of a stockholder proposal until the next annual meeting unless a special meeting is called by the persons set forth above. The provisions of the Certificate of Incorporation prohibiting stockholder action by written consent unless the same is unanimous would prevent the holders of a majority of the voting power of Tracker U.S. from using the written consent procedure available under the DGCL to take stockholder action without giving all the stockholders of Tracker U.S. entitled to a vote on a proposed action the opportunity to participate in determining such proposed action.

         ADVANCE NOTICE REQUIREMENTS FOR STOCKHOLDER PROPOSALS. The Bylaws provide that stockholders seeking to bring business before an annual or special meeting of stockholders must provide timely notice thereof in writing to the Secretary of Tracker U.S. To be timely, this notice must be received at the principal executive offices of Tracker U.S. not less than 90 days nor more than 120 days prior to the meeting. If less than 100 days' notice of the meeting is given to stockholders, then the notice of a stockholder's proposal must be received not later than the tenth day following the date the notice of the meeting was mailed. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, and, in the event that such business includes a proposal to amend either the Certificate of Incorporation or the Bylaws, the language of the proposed amendment; (ii) the name and record address of the stockholder proposing such business; (iii) the class and number of shares of capital stock of Tracker U.S. that are beneficially owned by such stockholder; and (iv) any material interest of such stockholder in such business. The provision requiring timely notice of stockholder business ensures both orderly meetings and an adequate opportunity for the Board of Directors to review business to be decided at such meetings. This provision, however, may also preclude some stockholders from bringing matters before the stockholders and directors at an annual or special meeting.

         SPECIAL VOTING REQUIREMENTS FOR CERTAIN TRANSACTIONS; FAIR PRICE PROVISION. The Certificate of Incorporation provides that any Business Combination (as defined therein), including any merger, consolidation, sale, joint venture, plan of liquidation or recapitalization, with an Interested Stockholder (as hereinafter defined for purposes of this provision only) shall require the affirmative vote of not less than two-thirds (2/3) of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock in the election of directors, voting together as a single class, excluding any voting stock beneficially owned by such Interested Stockholder. Such affirmative vote is required notwithstanding the fact that no vote may be required, or that a lesser percentage or separate class vote may be required, by law or otherwise.

         The two-thirds (2/3) vote requirement shall not apply to a particular Business Combination, and such Business Combination shall require only such affirmative vote, if any, as is required by law or otherwise, if such Business Combination is approved by a majority of the Continuing Directors (as hereinafter defined) or certain conditions shall have been met regarding the amount and form of the consideration (the "fair price") to be received by the stockholders of Tracker U.S. in such Business Combination. Generally, the "fair price provision" will have been satisfied if the price received by the holders of shares of Common Stock or other class of voting stock is not less than the higher of (i) the highest price paid by the Interested Stockholder when acquiring any of its shares of Common Stock or other class of stock, as applicable, during the two-year period preceding the first public announcement of the Business Combination or the transaction in which it became an Interested Stockholder, or (ii) the fair market value of such stock on the date of such public announcement or the date on which the Interested Stockholder became such.

         The fair price provision is intended to provide some protection against certain forms of takeover techniques including two-tiered offers in which the acquirer seeks as a first step to acquire a controlling equity interest in a company and then as a second step to acquire the remaining equity interest with cash or securities that have a value substantially below the consideration paid to acquire control. Tracker U.S. believes that the fair price provision will help assure that all of the stockholders will be treated fairly if certain kinds of Business Combinations are effected. However, the fair price provision may make it more difficult to accomplish certain transactions that are opposed by the incumbent Board of Directors and that could be beneficial to stockholders.

         The term "Interested Stockholder" for purposes of the fair price provision means any person (other than, among others, Tracker U.S. or any employee stock ownership plan of Tracker U.S. or any subsidiary), who is, or has announced an intention to become, the beneficial holder of voting stock representing 10% or more of the votes entitled to be cast by the holders of all the then outstanding shares of voting stock. The term "Continuing Director" means any member of the Board of Directors on the date the Certificate of Incorporation was filed and any member of the Board of Directors who thereafter becomes a member while such person is a member of the Board who is not an affiliate or associate of the Interested Stockholder and who was a member before the Interested Stockholder became an Interested Stockholder. All current directors of Tracker U.S. would be Continuing Directors.

         AMENDMENT OF CERTAIN PROVISIONS OF THE CERTIFICATE OF INCORPORATION. Subject to the DGCL, the Certificate of Incorporation may generally be amended by the affirmative vote of a majority of the outstanding shares entitled to vote thereon, together with the affirmative vote of a majority of the outstanding shares of each class or series entitled to vote thereon as a class or series in accordance with the DGCL and the Certificate of Incorporation. Notwithstanding the foregoing, the amendment, modification or repeal of certain provisions of the Certificate of Incorporation regarding (i) the shares which Tracker U.S. shall have authority to issue, (ii) the management of the business and the conduct of the affairs of Tracker U.S., (iii) any proposed compromise or arrangement between Tracker U.S. and its creditors, (iv) the authority of stockholders to act by written consent or to call special meetings, (v) the indemnification of directors and officers, or (vi) the amendment of any of certain provisions of the Certificate of Incorporation and the Bylaws, requires the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of all of the securities entitled to vote generally in the election of directors. In addition, the amendment, modification or repeal of the fair price provision and the other anti-takeover provisions of the Certificate of Incorporation requires the affirmative vote of at least two-thirds (2/3) of the combined voting power of all the securities entitled to vote generally in the election of directors. These voting requirements will make it more difficult for stockholders to make changes in the Certificate of Incorporation that would be designed to facilitate the exercise of control over Tracker U.S.

         AMENDMENT TO CERTAIN BYLAW PROVISIONS. The Bylaws may be altered, amended or repealed at any meeting of the Board of Directors or the stockholders; provided, however, that the notice of the proposed change was given in the notice of such meeting of the Board of Directors or of the stockholders, as the case may be. Notwithstanding the foregoing, the amendment, modification or repeal of certain provisions of the Bylaws regarding (i) the authority of stockholders to call special meetings, (ii) procedures by which stockholders may bring business before any meeting of stockholders, (iii) the number and election of directors; or (iv) the indemnification of officers and directors, requires the affirmative vote of the holders of at least two-thirds (2/3) of the combined voting power of the then outstanding shares entitled to vote generally in the election of directors voting together as a single class.

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for Tracker U.S.'s Common Stock is Atlas Stock Transfer located in Salt Lake City, Utah.

                         SHARES ELIGIBLE FOR FUTURE SALE

         Future sales of substantial amounts of shares in the public market could adversely affect the market price of the Company's shares. Of the 10,711,885 shares of Common Stock that are currently outstanding, 1,509,048 are freely tradeable and an additional 4,709,181 shares which are being registered by the Registration Statement of which this Prospectus is a part will, upon their sale pursuant to this Prospectus, become freely tradeable. All of the remaining 4,493,656 shares of Common Stock that are currently outstanding are "restricted securities" that will become eligible for resale in the public market after expiration of the applicable holding periods. An additional 9,090,298 shares which are being registered by the registration statement of which this Prospectus is a part will, upon their issuance and sale pursuant to this Prospectus, if any, become freely tradeable in the public market without restriction or further registration under the Act, except that any shares purchased by "affiliates" of the Company, as that term is defined in Rule 144(a) adopted under the Act, may generally only be sold in compliance with the applicable provisions of Rule 144.

         "Restricted securities" under Rule 144 are securities that were originally issued and sold by Tracker U.S. in private transactions in reliance upon exemptions from the registration requirements under the Act. The holders of these restricted shares will be eligible to sell such shares pursuant to Rule 144 upon the expiration of the applicable two-year holding periods from the dates such restricted shares were acquired.

         In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated), including persons deemed to be affiliates, whose restricted securities have been fully paid for and held at least two years from the later of the date of issuance by Tracker U.S. or acquisition from an affiliate, may sell such securities in brokers' transactions or directly to market makers, provided that the number of shares sold within any three-month period does not exceed the greater of 1% of the then outstanding shares of Tracker U.S.'s Common Stock (approximately 195,785 shares as of June 25, 1996 assuming all Exchangeable Preference Shares are exchanged for Common Stock, all Convertible Debentures outstanding are converted into Common Stock, shares of Convertible Preferred Stock outstanding are converted into Common Stock (based on the conversion price in effect as of June 25, 1996), and the TODA Warrant and the Merchant Partners Option are exercised in full) or the average weekly trading volume in Tracker U.S.'s Common Stock in the over-the-counter market during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. The Securities and Exchange Commission (the "Commission") has proposed reducing this two-year holding period to one year. Sales under Rule 144 are also subject to certain provisions relating to notice of sale and availability of current public information about the Company. Affiliates may sell shares not constituting restricted securities in accordance with the foregoing volume limitations and other restrictions, but without regard to the two-year holding period.

         Further, under Rule 144(k) as currently in effect, after three years have elapsed from the later of the issuance of the restricted securities by the Company or their acquisition from an affiliate, a holder of such restricted securities who is not an affiliate of the Company at the time of the sale and has not been an affiliate of the Company for at least three months prior to the sale would be entitled to sell the shares immediately without regard to the volume limitations and other conditions described above. The Commission has proposed reducing this three-year holding period to two years.

         Tracker U.S. intends to file a registration statement on Form S-8 under the Act to register the shares of Common Stock reserved for issuance under Tracker U.S.'s 1994 Stock Incentive Plan. See "EXECUTIVE COMPENSATION - 1994 Stock Incentive Plan." Shares issued upon exercise of outstanding stock options and sold pursuant to the option plans after the effective date of such registration statements generally will be available for resale in the public market. In addition, the Company has granted registration rights to certain of its stockholders (including the Selling Securityholders.) See "DESCRIPTION OF SECURITIES - Registration Rights."

         To date, there has been only a limited public market for the Common Stock, and no prediction can be made as to the effect, if any, that market sales of shares of Common Stock or the availability of shares of Common Stock for sale will have on the market price of the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market, or the perception that such sales could occur, could adversely affect prevailing market prices and could impair the Company's future ability to raise capital through the sale of its equity securities.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of Common Stock being offered hereby will be passed upon for the Company by Fennemore Craig, a Professional Corporation, Phoenix, Arizona.

                                     EXPERTS

         The consolidated financial statements as of March 31, 1996 and 1995 and for the years ended March 31, 1996 and 1995 and the periods from inception at May 6, 1993 through March 31, 1996, 1995 and 1994 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                       THE TRACKER CORPORATION OF AMERICA

                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

                                                                                                PAGE NO.
                                                                                                --------
Audited Consolidated Financial Statements

     Report of Independent Accountants...........................................................  F-2

     Consolidated Balance Sheet as of March 31, 1996 and 1995....................................  F-3

     Consolidated Statement of Operations for the years ended March 31, 1996 and 1995 and for the periods from inception (May 6, 1993) through March 31, 1996, 1995 and 1994......  F-4

     Consolidated Statement of Cash Flows for the years ended March 31, 1996 and 1995 and for the periods from inception (May 6, 1993) through March
     31, 1996, 1995 and 1994.....................................................................  F-5

     Consolidated Statement of Shareholders' Equity (Deficit) for the years ended March 31, 1996 and 1995...............................................................  F-6

     Notes to Consolidated Financial Statements..................................................  F-8

Interim Consolidated Financial Statements (Unaudited)

     Consolidated Balance Sheet as of June 30, 1996 and March 31, 1996...........................  F-21

     Consolidated Statement of Operations for the three months ended June 30, 1996 and 1995 and for the period from inception (May 6, 1993) through June 30, 1996..............  F-22

     Consolidated Statement of Cash Flows for the three months ended June 30, 1996 and 1995 and for the period from inception (May 6, 1993) through June 30, 1996..............  F-23

     Consolidated Statement of Shareholders' Equity (Deficit) for the period from
     inception (May 6, 1993) through June 30, 1996..............................................   F-24

     Notes to Consolidated Financial Statements..................................................  F-27

THE TRACKER
CORPORATION
OF AMERICA
(A DEVELOPMENT STAGE COMPANY)

CONSOLIDATED
FINANCIAL STATEMENTS
MARCH 31, 1996 AND 1995

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Board of Directors and Shareholders of The Tracker Corporation of America

In our opinion, the consolidated financial statements listed in the accompanying index present fairly, in all material respects, the financial position of The Tracker Corporation of America (the Company), and its subsidiary at March 31, 1996 and 1995, and the results of their operations and their cash flows for the years ended March 31, 1996 and 1995, and the periods from inception at May 6, 1993 through March 31, 1996, 1995 and 1994 in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the consolidated financial statements, the Company is a development stage company and has not yet been able to obtain significant outside financing. As a result, there is substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PRICE WATERHOUSE LLP

Phoenix, Arizona
May 28, 1996

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)

                           CONSOLIDATED BALANCE SHEET
                                     ASSETS

                                                              MARCH 31,
                                                       1996             1995
                                                  ---------------   -------------
Current assets:
 Cash and cash equivalents                        $       78,844   $      107,091
 Short-term investment                                   221,190                -
 Accounts receivable                                       7,361            4,981
 Prepaid expenses and deposits                           168,345          544,432
 Inventory                                               115,612          166,003
 Note receivable                                               -          178,350
 Deferred charges                                         73,750                -
                                                  --------------   --------------
     Total current assets                                665,102        1,000,857

Due from shareholders                                     58,226          191,926
Deferred charges                                          66,234                -
Fixed assets (net)                                       353,729          437,147
Long-term investment                                      50,451           39,522
                                                  --------------   --------------
     Total assets                                 $    1,193,742   $    1,669,452
                                                  ==============   ==============

                LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
 Accounts payable                                 $      551,553   $    1,101,424
 Accrued liabilities                                     266,837          334,121
 Deferred revenue                                        115,241           10,998
 Convertible subordinated debentures                   1,460,000                -
                                                  --------------   --------------
     Total current liabilities                         2,393,631        1,446,543

Deferred revenue                                         178,883                -

Commitments (Note 13)

Shareholders' equity (deficit):
 Preferred stock, $.001 par value, 500,000 shares
  authorized, no shares issued and outstanding                 -                -
  Common stock, $.001 par value, 30,000,000
  shares authorized, 6,130,929 (2,924,219 -1995)
  shares issued and outstanding                            6,131            2,109
 Class B voting common stock, $0.00000007 par
  value, 20,000,000 shares authorized, 6,126,362
  (6,378,248 - 1995) issued and outstanding                   -                -
 Paid-in capital                                      14,013,062        9,707,617
 Other capital                                        (1,954,327)      (2,086,685)
 Accumulated deficit                                 (13,202,738)      (7,112,008)
 Cumulative translation adjustment                      (240,900)        (288,124)
                                                  --------------   --------------
     Total shareholders' equity (deficit)             (1,378,772)         222,909
                                                  ---------------  --------------
     Total liabilities and shareholders'
        equity (deficit)                          $    1,193,742   $    1,669,452
                                                  ==============   ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF OPERATIONS

                                                                                     For the Period From Inception (May 6, 1993)
                                                Year Ended March 31,                              through March 31,
                                          -------------------------------        --------------------------------------------------
                                             1996                 1995               1996               1995                1994
                                          ------------        -----------        ------------        -----------        -----------
Revenue                                   $    106,522        $    10,187        $    116,709        $    10,187        $        --

Cost of goods sold                              40,230              4,029              44,259              4,029                 --
                                          ------------        -----------        ------------        -----------        -----------

Gross profit                                    66,292              6,158              72,450              6,158                 --
                                          ------------        -----------        ------------        -----------        -----------

Expenses:
 Operational                                   592,880            687,681           1,429,821            836,941            149,260
 Information systems                           262,942            465,827             886,046            623,104            157,277
 Sales and Marketing                         1,031,041          1,737,438           3,374,750          2,343,709            606,271
 General and administrative                  4,270,159          2,183,795           7,584,571          3,314,412          1,130,617
                                          ------------        -----------        ------------        -----------        -----------

Total expenses                               6,157,022          5,074,741          13,275,188          7,118,166          2,043,425
                                          ------------        -----------        ------------        -----------        -----------

Net loss applicable to common stock       $ (6,090,730)       $(5,068,583)       $(13,202,738)       $(7,112,008)       $(2,043,425)
                                          ============        ===========        ============        ===========        ===========

Loss per share of common stock            $      (0.57)       $     (0.71)       $      (1.70)       $     (1.14)       $     (0.38)
                                          ============        ===========        ============        ===========        ===========

Weighted average number of shares
outstanding                                 10,637,237          7,100,488           7,755,584          6,255,379          5,333,441
                                          ============        ===========        ============        ===========        ===========


              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)


                      CONSOLIDATED STATEMENT OF CASH FLOWS

                                                                                      For the Period From Inception (May 6, 1993)
                                                           Year Ended March 31,                    through March 31,
                                                         -------------------------    ------------------------------------------
                                                             1996          1995           1996           1995            1994
                                                         -----------   -----------    ------------    -----------    -----------
Cash flows from (used in) operating activities:
 Net loss                                                $(6,090,730)  $(5,068,583)   $(13,202,738)   $(7,112,008)   $(2,043,425)
 Adjustments to reconcile net loss to net
 cash from operating activities:
     Depreciation                                            111,070        94,161         235,346        124,276         30,115
     Rent, consulting and marketing
          services, employee compensation
          settled via the issuance of                      2,749,208       799,249       3,872,801      1,123,593        324,344
          company shares
     Changes in assets and liabilities:
          Prepaid expenses and deposits                      376,087      (219,317)       (185,618)      (561,705)      (342,388)
          Accounts receivable                                 (2,380)       (4,981)         (7,361)        (4,981)          --
          Short-term investment                             (221,190)         --          (221,190)          --             --
          Inventory                                           50,391      (166,003)       (115,612)      (166,003)          --
          Deferred charges                                  (139,984)         --          (139,984)          --             --
          Deferred revenue                                   283,126        10,998         294,124         10,998           --
          Accounts payable and accrued liabilities          (617,155)    1,159,885         833,035      1,450,190        290,305
                                                         -----------   -----------    ------------    -----------    -----------

Net cash used in operating activities                     (3,501,557)   (3,394,591)     (8,637,197)    (5,135,640)    (1,741,049)
                                                         -----------   -----------    ------------    -----------    -----------

Cash Flows from (used in) investing activities:
 Acquisition of fixed assets                                 (13,006)     (329,840)       (589,945)      (576,939)      (247,099)
 Loan to shareholders                                         (8,911)     (211,022)       (414,638)      (405,727)      (142,634)
 Repayment of loans to shareholders                          142,611       152,006         356,412        213,801          2,663
 Note receivable                                                --        (200,317)       (200,317)      (200,317)          --
 Repayment of note receivable                                178,350        21,967         200,317         21,967           --
 Long-term investment                                        (10,929)   (2,290,443)     (2,301,372)    (2,290,443)          --
 Unwind of long-term investment                                 --       2,250,921       2,250,921      2,250,921           --
                                                         -----------   -----------    ------------    -----------    -----------

Net cash from (used in) investing activities                 288,115      (606,728)       (698,622)      (986,737)      (387,070)
                                                         -----------   -----------    ------------    -----------    -----------

Cash flows from (used in) financing activities:
 Issuance of common shares                                 1,177,445     3,030,897       8,922,530      7,745,085      4,714,188
 Issuance of convertible subordinated                      2,189,529          --         2,189,529           --             --
     debentures
 Due to shareholder                                             --         108,390         108,390        108,390           --
 Repayment to shareholder                                       --        (108,390)       (108,390)      (108,390)          --
 Share Issue Costs                                          (214,357)     (779,495)     (1,459,994)    (1,245,637)      (466,142)
                                                         -----------   -----------    ------------    -----------    -----------
Net cash from financing activities                         3,152,617     2,251,402       9,652,065      6,499,448      4,248,046
                                                         -----------   -----------    ------------    -----------    -----------

Effect of exchange rate changes                               32,578      (155,976)       (237,402)      (269,980)      (106,943)
                                                         -----------   -----------    ------------    -----------    -----------

Increase (decrease) in cash and cash                         (28,247)   (1,905,893)         78,844        107,091      2,012,984
 equivalents during the period

Cash and cash equivalents, beginning of period               107,091     2,012,984            --             --             --
                                                         -----------   -----------    ------------    -----------    -----------

Cash and cash equivalents, end of period                 $    78,844   $   107,091    $     78,844    $   107,091    $ 2,012,984
                                                         ===========   ===========    ============    ===========    ===========


SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES

The Company issued certain shares of its Class B Common Stock for services and for nominal values. See Consolidated Statement of Shareholders' Equity (Deficit).

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)

            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)

                                                                         Shares
                                                          =============================     ==================================
                                                                           Class B                                Paid-in
                                                              Common       Common               Common          Capital in
                                                              Stock        Stock                Stock          Excess of Par
                                                          ==============  =============     ============       =============
Shares issued to officers at inception (cash - $Nil)                          5,089,286                        $           -
Shares issued for cash (cash - $4,714,188)                                      884,729
Shares issued in lieu of rent (Note 12-xi)(cash - $Nil)                          60,871                            4,714,188
Share issue costs                                                                                                    324,344
Translation adjustment
Net loss                                                                                                            (466,142)
                                                                          -------------                        -------------
                                                                              6,034,886                        $   4,572,390
                                                                          -------------                        -------------
Shares issued for cash (cash - $1,175,797)                                      234,517                            1,175,797
Shares issued in lieu of rent (Note 12-xi)(cash - $Nil)                           5,777                               30,121
Reverse merger with The Tracker Corporation on
  July 12, 1994 (cash - $100)
Shares issued from Regulation S offering (including
  79,658 shares at $7 per share for consulting                   739,219                    $        739                (639)
  services and 3,571 shares at $5.50 per share for the
 purchase of fixed assets) (cash - $1,505,000)                   860,000                             860           2,900,840
Share proceeds to be received subsequent to March 31, 1995
Shares issued for consulting and marketing services
  (Note 13) (cash - $Nil)                                        825,000         78,005
Less: consulting and marketing services not yet received        (814,583)                                           (819,459)
Share proceeds received from private placement
 on March 15, 1995 (cash - $350,000)                             500,000                             825           2,204,153
Shares issued to employees for employment services
 (Note 12-xi)(cash - $Nil)                                                       25,063             (815)
Share issue costs
Translation adjustment                                                                               500             349,500
Net loss                                                                                                              74,409
Balances at March 31, 1995                                                                                          (779,495)
                                                          --------------  -------------     ------------       -------------
                                                               2,109,636      6,378,248     $      2,109       $   9,707,617
                                                          ==============  =============     ============       =============


                                                                                         Amounts
                                                            =================================================================
                                                                                                  Deficit
                                                            ============                        Accumulated
                                                                               Cumulative          During
                                                                Other          Translation      Development
                                                               Capital         Adjustment          Stage            Total
                                                            ============      ============     =============    ==============
Shares issued to officers at inception (cash - $Nil)                                                                 4,714,188
Shares issued for cash (cash - $4,714,188)                                                                             324,344
Shares issued in lieu of rent (Note 12-xi)(cash - $Nil)
Share issue costs                                                                                                     (466,142)
Translation adjustment                                                       $    (129,098)                           (129,098)
Net loss                                                                                       $  (2,043,425)       (2,043,425)
                                                            ------------     -------------     -------------    --------------
                                                            $          0     $    (129,098)    $  (2,043,425)        2,399,867
                                                            ------------     -------------     -------------    --------------
Shares issued for cash (cash - $1,175,797)                                                                           1,175,797
Shares issued in lieu of rent (Note 12-xi)(cash - $Nil)                                                                 30,121
Reverse merger with The Tracker Corporation on
  July 12, 1994 (cash - $100)                                                                                              100
Shares issued from Regulation S offering (including
  79,658 shares at $7 per share for consulting                                                                       2,901,700
  services and 3,571 shares at $5.50 per share for the
  purchase of fixed assets) (cash - $1,505,000)
Share proceeds to be received subsequent to March 31, 1995
Shares issued for consulting and marketing services
  (Note 13) (cash - $Nil)                                                                                             (819,459)
Less: consulting and marketing services not yet received
Share proceeds received from private placement                                                                       2,204,978
 on March 15, 1995 (cash - $350,000)
Shares issued to employees for employment services                                                                  (2,087,500)
 (Note 12-xi)(cash - $Nil)
Share issue costs                                             (2,086,685)                                              359,000
Translation adjustment                                                                                                  74,409
Net loss                                                                                                              (779,495)
Balances at March 31, 1995                                                        (159,026)                           (159,026)
                                                                                                  (5,068,583)       (5,068,583)
                                                            ------------      ------------     -------------    --------------
                                                              (2,086,685)     $   (288,124)    $  (7,112,008)   $      222,909
                                                            ============      ============     =============    ==============

              The accompanying notes are an integral part of these
                       consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)

        CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (CONT'D)

                                                                             Shares                         Amounts
                                                                ---------------------------      ------------------------------
                                                                                                  Class B           Paid-in
                                                                   Common         Common          Common          Capital in
                                                                   Stock          Stock           Stock          Excess of Par
                                                                -----------    ------------      ---------       -------------
Share proceeds received re Regulation S offering
 made before March 31, 1995 (cash - $225,280)                                                    $       -       $ 819,459
Consulting services received re shares issued
 before March 31, 1995 (Note 12-xi) (cash - $Nil)                    14,582*                            14
Marketing services received re shares issued
 to LL Knickerbocker Co. (Note 13) (cash - $Nil)                    266,664*                           265
Shares issued to Directors as compensation
 (Note 12-xi) (cash - $Nil)                                          98,858                            99           86,402
Shares issued to Amerasia for marketing services
 (Note 12-xi) (cash - $Nil)                                                          30,000                         44,496
Less: services not yet received                                                     (12,500)*
Shares cancelled (cash - $Nil)                                        (171)                            1               (1)
Shares issued pursuant to S-8 for employees, consultants and        770,000                           770          769,230
 a director (Note 12-vii)(cash - $Nil)
Less: employment and consulting services not yet received          (340,939)*                        (341)
Shares issued to R. Zuk for cash (cash $83,000)                     200,000                           200          199,800
Less: share proceeds to be received                                                                               (117,000)
Share proceeds received from private placement                      250,000                           250          249,750
(cash - $250,000)
Shares issued upon exercise of warrants at                                          849,803                        619,166
 Canadian $1 per share (cash - $619,166)
Shares issued to officers (Note 12-iv)(cash - $Nil)                 630,000                           630          826,245
Shares issued to a consultant (Note 12-xi)(cash - $Nil)               7,500                             8            9,836
Shares issued for investor relation services
 (Note 12-vi)(cash - $Nil)                                          200,000                           200          262,300
Less: services not yet received                                    (200,000)*                        (200)
Shares issued to employees for employment services
 (Note 12-xi)(cash - $Nil)                                                           14,176                         22,716
Shares exchanged as per exchange agreement (cash - $Nil)          1,133,365      (1,133,365)        1,134           (1,134)
Shares issued for conversion from debenture holders (cash - $Nil)   991,434                           992          728,537
Share issue cost from April 1, 1995 to March 31, 1996                                                             (214,357)
Translation adjustment
Net loss from April 1, 1995 to March  31, 1996
                                                                -----------    ------------      --------      -----------
Balance at March 31, 1996                                         6,130,929       6,126,362      $  6,131      $14,013,062
                                                                ===========    ============      ========      ===========

                                                                                              Amounts
                                                                 -----------------------------------------------------------------
                                                                                                       Deficit
                                                                                                     Accumulated
                                                                                  Cumulative           During
                                                                     Other        Translation        Development
                                                                    Capital       Adjustment            Stage         Total
                                                                   -----------   -------------    ----------------  ----------
Share proceeds received re Regulation S offering
 made before March 31, 1995 (cash - $225,280)                      $         -   $           -    $        -        $  819,459
Consulting services received re shares issued
 before March 31, 1995 (Note 12-xi) (cash - $Nil)                       87,486                                          87,500
Marketing services received re shares issued
 to LL Knickerbocker Co. (Note 13) (cash - $Nil)                       666,400                                         666,665
Shares issued to Directors as compensation
 (Note 12-xi) (cash - $Nil)                                                                                             86,501
Shares issued to Amerasia for marketing services
 (Note 12-xi) (cash - $Nil)                                                                                             44,496
Less: services not yet received                                        (18,630)                                        (18,630)
Shares cancelled (cash - $Nil)
Shares issued pursuant to S-8 for employees, consultants and                                                           770,000
 a director (Note 12-vii)(cash - $Nil)
Less: employment and consulting services not yet received             (340,598)                                       (340,939)
Shares issued to R. Zuk for cash (cash $83,000)                                                                        200,000
Less: share proceeds to be received                                                                                   (117,000)
Share proceeds received from private placement                                                                         250,000
(cash - $250,000)
Shares issued upon exercise of warrants at                                                                             619,166
 Canadian $1 per share ($619,166)
Shares issued to officers (Note 12-iv)(cash - $Nil)                                                                    826,875
Shares issued to a consultant (Note 12-xi)(cash - $Nil)                                                                  9,844
Shares issued for investor relation services
 (Note 12-vi)(cash - $Nil)                                                                                             262,500
Less: services not yet received                                       (262,300)                                       (262,500)
Shares issued to employees for employment services
 (Note 12-xi)(cash - $Nil)                                                                                              22,716
Shares exchanged as per exchange agreement (cash - $Nil)
Shares issued for conversion from debenture holders (cash - $Nil)                                                      729,529
Share issue cost from April 1, 1995 to March 31, 1996                                                                 (214,357)
Translation adjustment                                                                  47,224                          47,224
Net loss from April 1, 1995 to March  31, 1996                                                      (6,090,730)     (6,090,730)
                                                                   -----------   -------------    ----------------  ----------
Balance at March 31, 1996                                          $(1,954,327)  $    (240,900)   $(13,202,738)    $(1,378,772)
                                                                   ===========   =============    ================  ==========

* 1,074,276 common shares and 12,500 Class B common shares have been subscribed for but remain unissued as at March 31, 1996.

        The accompanying notes are an integral part of these consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS/CORPORATE HISTORY:

The Tracker Corporation of America (the "Company"), through a wholly-owned subsidiary, The Tracker Corporation ("Tracker Canada"), is engaged in the development, marketing and operation of a unique system to aid in the recovery of lost or stolen items using advanced bar code and laser scanning technologies.

The Company was formed under the name Ultra Capital Corp. ("Ultra") in February 1986 under the laws of the State of Nevada to serve as a vehicle to acquire or merge with an operating company. The Company changed its name from Ultra on July 1, 1994 when, as more fully discussed below, Ultra merged with Tracker Canada.

The Company was reincorporated in Delaware on July 1, 1994. Effective July 12, 1994, the Company merged with Tracker Canada. Concurrent with the effective date, Ultra changed its name to The Tracker Corporation of America and changed its year end from December 31 to March 31. In conjunction with the merger, the common stock of Tracker Canada was reclassified as exchangeable preference stock which is exchangeable on a one-for-one basis for shares of the common stock of the Company beginning July 12, 1995 through July 12, 2002. An equal number of Class B Voting Common Stock (Class B shares) is held in trust for exchangeable preference shareholders who can direct the voting of the Class B shares. The Class B shares will be canceled upon the exchange of the exchangeable preference shares for the Company's common stock.

For accounting purposes, the merger was treated as a reverse merger/acquisition with recapitalization of Tracker Canada as the acquirer because, among other factors, the assets and operations of Tracker Canada significantly exceed those of Ultra and the shareholders of Tracker Canada control the Company after the merger. The merger was treated for accounting and financial reporting purposes as an issuance of shares by Tracker Canada and, accordingly, pro forma information is not presented as the merger is not a business combination. The historical consolidated financial statements prior to July 12, 1994 are those of Tracker Canada. The merger has been recorded at the value of Ultra's net tangible assets as of the effective date. The accumulated deficit of Tracker Canada is carried forward and the common stock and paid-in capital of Tracker Canada prior to the merger have been retroactively restated for the equivalent number of shares received in the merger and carried forward.

The Company utilizes state of the art proprietary technology providing a service to aid in the recovery of lost or stolen possessions. The Company's members receive a series of individualized, digitally-encoded labels that can be applied to personal belongings. In the event a labelled item is recovered, the Company's technology allows for the identification of the item's owner. After identification, the Company's 24-hour service network coordinates the return of the item to its owner via an international courier network. The Company's Worldwide Identification and Recovery Service is endorsed by the International Association of Chiefs of Police.

NOTE 2 - GOING CONCERN:

The Company has been in a development stage since May 6, 1993, its inception. The Company's successful launch to the marketplace, and ultimately to the attainment of profitable operations, is dependent on its ability to obtain adequate sources of financing and revenue generation. Management is currently working to secure adequate sources of capital through private placements of securities. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

The accompanying financial statements include the accounts of The Tracker Corporation of America and its wholly-owned subsidiary, The Tracker Corporation. All significant intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

DEVELOPMENT COSTS

Development costs are expensed as incurred.

INVENTORY

The inventory is stated at the lower of cost or market value with cost being determined by the average cost method. Inventory predominantly consists of raw materials as the Company fulfills its sales orders on a just in time basis, when received. No significant work-in-progress or finished goods were held by the Company at year end.

DEFERRED CHARGES

Deferred charges relate to unamortized commissions and are amortized on a straight-line basis over the term of the related agreement.

REVENUE RECOGNITION AND DEFERRED REVENUE

Revenue for Company services is recognized on a straight-line basis over the term of the services offered and is shown net of sales discounts and allowances. Amounts received for which service has not yet been provided, are recorded as deferred revenue. The average length of the membership agreement varies from monthly to a five-year period.

FIXED ASSETS

Fixed assets are stated at cost less accumulated depreciation. Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the related assets as follows:

          Scanning equipment and computer hardware           5 years
          Computer software                                  1 year
          Office furniture and equipment                     5 years
          Leasehold improvements                             term of the lease
          Kiosk equipment                                    5 years

FOREIGN CURRENCY TRANSLATION

The assets and liabilities of the Company's wholly-owned Canadian subsidiary are translated at the fiscal year-end exchange rate while revenues, expenses and cash flows are translated at average rates in effect for the period.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments are carried in the accompanying consolidated balance sheet at amounts that approximate fair value unless separately disclosed.

EARNINGS PER SHARE

Primary earnings per share are calculated based on net profit (loss) divided by the weighted average number of shares of common stock and Class B voting common stock outstanding.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for inventory obsolescence, depreciation and amortization, taxes, and contingencies.

RECLASSIFICATIONS

Certain reclassifications have been made to prior year balances to conform to the current year presentation.

ACCOUNTING FOR STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," establishes financial and reporting standards for stock-based employee compensation plans. This statement defines the fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. The accounting requirements are effective for transactions entered into in fiscal years beginning after December 15, 1995. The disclosure requirements are effective for fiscal years beginning after December 31, 1995. Pro forma disclosures required for entities that elect to continue to measure compensation cost using APB Opinion No. 25 must include the effects of all awards granted in fiscal years that begin after December 15, 1994. The Company has not completed an evaluation of the effect of this statement.

NOTE 4 - SHORT-TERM INVESTMENT:

The amount of $221,190 represents a short-term investment in 288,462 shares of Stratcomm Media Ltd., which was a publicly traded company on the Vancouver Stock Exchange, and represents less than a 4% interest in that company. The shares owned by the Company were restricted from trading for a period of 12 months starting May 30, 1995. Although the Company is no longer contractually restricted in its ability to sell its shares of Stratcomm, because the twelve month period has expired, the Stratcomm shares are no longer trading on any exchange or in the United States over-the-counter market. Until such time as the Stratcomm shares are listed on an exchange or begin trading in the over-the-counter market, it may be difficult for the Company to dispose of the shares. The investment, which is carried as available for sale, is carried at cost which approximates fair value.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 5 - PREPAID EXPENSES AND DEPOSITS:

Prepaid expenses and deposits comprise the following:

                                         March 31,
                                  -----------------------
                                    1996          1995
                                  ----------   ----------
Investor relations                $     --      $325,267
Marketing and celebrity            120,992            --
Rent                                   450       115,147
Other                               46,903       104,018
                                  --------      -------
                                  $168,345      $544,432
                                  ========      ========

At March 31, 1996, $120,992 of marketing and celebrity costs were reported as prepaid assets. Marketing and celebrity costs were $241,983 for fiscal year ended March 31, 1996, which is included in sales and marketing expenses in the Consolidated Statement of Operations. The capitalized costs of the marketing and celebrity costs are amortized over a twelve month period.

NOTE 6 - NOTE RECEIVABLE:

At March 31, 1995, the Company had advanced $178,350 to Page-Direct Ltd. (a wireless communications company for which the Company had entered into an agreement to purchase). The related note receivable bore interest at the Royal Bank of Canada prime rate plus 2% and was payable on demand. The note was repaid in June 1995 in conjunction with the cancellation of the subject agreement.

Subsequent to March 31, 1995, the owner of Page-Direct Ltd. exercised its option under the agreement to reacquire its interest in Page-Direct Ltd. Prior to the exercise of this option, the Company had issued 271,052 exchangeable preference shares in its Canadian subsidiary to the owner of Page-Direct Ltd. in exchange for 46.2% of the outstanding shares of Page-Direct Ltd. Such exchangeable preference shares were returned to the Company in June 1995. The Company had recorded the exercise of the reversionary option by the owner of Page Direct Ltd. as if it had occured as of March 31, 1995.

NOTE 7 - DUE FROM SHAREHOLDERS:

Promissory notes reflecting loans to shareholders bear interest at 5% per annum and are due on demand.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 8 - DEFERRED CHARGES:

Deferred charges consist of the following:

                                                March 31, 1996     March 31, 1995
                                                   -------            -------
Current:
     Deferred sales commission                     $47,222            $    --
     Other                                          26,528                 --
                                                   -------            -------
                                                   $73,750            $    --
                                                   =======            =======
Long term:
     Deferred sales commission                     $61,680            $    --
     Other                                           4,554                 --
                                                   -------            -------
                                                   $66,234            $    --
                                                   =======            =======

NOTE 9 - FIXED ASSETS:

Property and equipment consist of the following:

                                                             March 31,
                                                  ------------------------------
                                                    1996                  1995
                                                  --------              --------
Scanning equipment                                $106,471              $ 99,364
Computer equipment                                 257,189               250,152
Computer software                                   31,988                30,845
Office furniture and equipment                      67,254                54,950
Leasehold improvements                              66,840                64,674
Kiosk equipment                                     63,496                61,438
                                                  --------              --------
     Total original cost                           593,238               561,423
Less:  Accumulated depreciation                    239,509               124,276
                                                  --------              --------
                                                  $353,729              $437,147
                                                  ========              ========

Depreciation expense for the year ended March 31, 1996 was $111,070 and was $94,161 for the year ended March 31, 1995.

NOTE 10 - LONG-TERM INVESTMENT:

By agreement dated January 31, 1995, the Company, through Tracker Canada, committed to purchase up to 35.9% of the voting common shares of C.E.M. Centry Electronic Monitoring Corporation ("Centry"), a publicly listed Canadian company trading on the Vancouver Stock Exchange, through a private placement of an 8% convertible debenture in the principal amount of $405,260 (CDN $575,000). Tracker Canada advanced certain funds to Centry under the debenture and agreed to provide, over nine months, administrative services in the amount of $50,746 (CDN $72,000). In consideration therefor, Tracker Canada received 510,275 common shares of Centry, which represented approximately 9.87% of Centry's common shares then issued. Tracker Canada also secured a voting trust and option agreement over 1,248,087 common shares (approximately 17.2%) of Centry from the founders of Centry and prepaid consulting services agreements in exchange for 78,005 Exchangeable Preference Shares. The agreement contemplated that as payments

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 10 - LONG-TERM INVESTMENT:  (CONTINUED)

were made under the debenture, Tracker Canada would receive additional shares in Centry such that upon payment of the entire convertible debenture, Tracker Canada would have voting control of 53.1% of Centry.

Subsequently, the Company entered into agreements with Centry which released the Company from its obligation to fund the debenture and which provided that the Company would receive a 3% commission of total gross revenues on any deal entered into by Centry with certain companies. The Company has satisfied all of its administrative services obligations to Centry.

The amount of $50,451 represents the original cost to acquire 633,002 common shares of Centry currently held by the Company, which approximates fair value. This investment represents approximately 11.96% of Centry's total common shares issued.

NOTE 11 - ACCRUED LIABILITIES:

Accrued liabilities comprise the following:

                                                     March 31,
                                            ------------------------
                                              1996            1995
                                            --------        --------
Payroll and employee benefits               $     --        $178,980
Director fees                                 11,000          44,500
Finder fees for convertible debentures        52,906              --
Other                                        202,931         110,641
                                            --------        --------
                                            $266,837        $334,121
                                            ========        ========

NOTE 12 - CAPITAL STOCK:

(i) The Company's Common Stock and Class B Voting Common Stock share ratably as to dividends. The Class B Voting Common Stock is held in trust pursuant to the terms of an exchange agency and voting trust agreement with holders of Exchangeable Preference Shares in the Canadian subsidiary. The agreement permits the persons holding the Exchangeable Preference Shares to direct the voting of the Class B common shares and provides a mechanism for the exchange of the Exchangeable Preference Shares for a like number of shares of Common Stock. As of June 25, 1996, Tracker Canada had outstanding 5,209,762 Exchangeable Preference Shares. As a result of certain agreements and the Plan of Arrangement entered into in connection with the Reorganization, holders of the Exchangeable Preference Shares have voting, dividend and liquidation rights that are in parity with those of holders of the shares of Tracker U.S. Common Stock. Holders of Exchangeable Preference Shares are entitled to exchange such shares with Tracker U.S. for shares of the Tracker U.S. Common Stock on a one-to-one basis, subject to adjustment from time to time to take into account certain events. Dividends on the Exchangeable Preference Shares are cumulative and have priority over dividend payments on the common shares of Tracker Canada. Holders of Exchangeable Preference Shares are entitled upon any liquidation, dissolution or winding-up of Tracker Canada, before any distribution is made to the holders of the common shares of Tracker Canada or any other shares junior to the Exchangeable Preference Shares, to a certain liquidation amount, together with an amount equal to all dividends accrued and unpaid on such Exchangeable Preference Shares. The Exchangeable Preference Shares are nonredeemable and, except under

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 12 - CAPITAL STOCK:  (CONTINUED)

circumstances involving the nonpayment of dividends comparable to those paid on shares of the Tracker U.S. Common Stock, generally are not entitled to vote on matters put before the shareholders of Tracker Canada.

(ii) At March 31, 1996, outstanding warrants had been issued and were outstanding to acquire 17,348 exchangeable preference shares (1,185,880 at March 31, 1995) of the Canadian subsidiary at Canadian $14 per share. These warrants expire two years after the date of issuance. For further discussion on outstanding warrants refer to Note 17.

(iii) On March 15, 1995, the Company entered into an agreement and sold, for net proceeds of $350,000, 500,000 units comprised of 500,000 restricted common shares and 500,000 warrants to purchase 500,000 restricted common shares to Kuplen Group Investment ("KGI"). The warrants are exercisable during the one-year period commencing July 12, 1995 to July 12, 1996 at a price of $5.00 per share. In the event that the common stock underlying the warrants cannot be purchased legally on margin at a marginable price, then the exercise period will be extended until the first day that the common stock becomes marginable. In order to secure registration rights of the restricted shares, KGI must exercise the warrants on a 1:1 basis with the common shares.
(iv) (a) During the year ended March 31, 1995, the Company adopted a plan that allows for the granting of options, appreciation rights, restricted stock and certain other stock-based performance incentives to certain officers as determined at the discretion of the compensation committee of the board of directors. On April 11, 1995, the Company issued stock, pursuant to stock grants, of 630,000 shares of common stock, restricted as to transferability, to certain officers of the Company.

         (b)  The Company issued the following options and warrants:

                                    March 31,       Exercise      March 31,    Exercise
                                      1996           Price          1995        Price
                                    ---------------------------------------------------
OPTIONS:
Opening                                40,000          $7.95              0         n/a
     Granted during the year (*)       10,000          $1.81         40,000       $7.95
     Exercised during the year              0            n/a              0         n/a
     Expired/canceled during year    (10,000)          $7.95              0         n/a
                                    --------                      ---------
Closing                               40,000                         40,000
                                   =========                      =========
WARRANTS (COMMON STOCK AND CLASS B):
Opening                            1,685,880             n/a              0         n/a
     Issued during the year          250,000           $5.00        500,000       $5.00
     Issued during the year                0             n/a      1,185,880   Cdn$14.00
     Exercised during the year     (849,803)        Cdn$1.00              0         n/a
     Expired during the year       (318,729)       Cdn$14.00              0         n/a
                                   --------                       ---------
Closing                             767,348                       1,685,880
                                   ========                       =========

* 40,000 options were issued in July 1994 and 10,000 options were issued in September 1995 to non-employee directors and vest proportionately over a period of three years.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - CAPITAL STOCK:  (CONTINUED)

(v) On May 1, 1995, the Company entered into an agreement and sold, for net proceeds of $250,000, 250,000 units comprised of 250,000 restricted common shares and 250,000 warrants to purchase 250,000 restricted common shares to Reynold Kern. The warrants are exercisable during the one-year period commencing July 12, 1995 to July 12, 1996 at a price of $5.00 per share. In the event that the common stock underlying the warrants cannot be purchased legally on margin at a marginable price, then the exercise period will be extended until the first day that the common stock becomes marginable.

(vi) In June 1995, the Company issued 200,000 shares of common stock, restricted as to transferability for a period of two years from the date of issuance, to Robert Zuk for certain investor relations services for the Company.

(vii) In October 1995, the Company issued 770,000 shares of common stock pursuant to the registration statement on S-8 to six key employees and one director as payment in lieu of prior accrued salaries and fees and as an advance of their salaries and fees up to September 30, 1996. The shares issued were all valued at $1.00 per share.

(viii) On November 1, 1995, at its annual general meeting, the shareholders approved the increase of the authorized number of common shares from 20,000,000 to 30,000,000 shares.

(ix)     Other capital

As at March 31, 1996, 1,074,276 common shares and 12,500 Class B common shares have been subscribed for but remain unissued as the services for which these shares were subscribed for have yet to be received.

                                                                                         From inception
                                                                                         (May 6, 1993)
                                                           Year ended March 31,          through March
                                                        1995                  1994          31, 1996
                                                     ----------            ----------      ----------
Opening,
     Marketing services not yet received             $1,999,200            $        0      $        0
     Deferred compensation costs                              0                     0               0
     Deferred consulting costs                           87,485                     0               0
     Rent                                                     0                     0               0
                                                     ----------            ----------      ----------
                                                     $2,086,685            $        0      $        0
Shares subscribed but not issued (future services),
     Marketing services not yet received             $        0            $1,999,200      $1,999,200
     Deferred compensation costs                      1,706,031                74,409       1,780,440
     Deferred consulting costs                          910,819               782,204       1,693,023
     Rent                                                     0                30,121         354,465
                                                     ----------            ----------      ----------
                                                     $2,616,850            $2,885,934      $5,827,128
Charged to expense as services are received,
     Marketing services not yet received             $  666,400            $        0      $  666,400
     Deferred compensation costs                      1,365,432                74,409       1,439,841
     Deferred consulting costs                          717,376               694,719       1,412,095
     Rent                                                     0                30,121         354,465
                                                     ----------            ----------      ----------
                                                     $2,749,208            $  799,249      $3,872,801
Closing,
     Marketing services not yet received             $1,332,800            $1,999,200      $1,332,800
     Deferred compensation costs                        340,599                     0         340,599
     Deferred consulting costs                          280,928                87,485         280,928
     Rent                                                     0                     0               0
                                                     ----------            ----------      ----------
                                                     $1,954,327            $2,086,685      $1,954,327
                                                     ==========            ==========      ==========

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - CAPITAL STOCK:  (CONTINUED)

(x) 991,434 shares were issued due to the conversion of subordinated debentures totalling $729,529 and $1,460,000 in subordinated debentures remain outstanding at March 31, 1996.

(xi) The Company has, from inception to present, issued shares in exchange for:
(a) employment services, (b) consulting and marketing services, and (c) consideration in lieu of rental payments.

NOTE 13 - COMMITMENTS:

LEASES

The Company has a lease agreement for its current office premises. The term of the lease is ten years which commenced January 1, 1994 and requires payment of an annual base rent of $22,000 for the first five years and thereafter market value less 20%. In addition, the Company is required to pay its share of property taxes and all operating costs.

Rental expense for the year ended March 31, 1996 amounted to $233,705 and $219,183 for the year ended March 31, 1995.

EXCLUSIVE DISTRIBUTION RIGHTS

The Company amended its arrangement with Symbol Technologies Inc. for the exclusive right to use its PDF bar code scanning technology in Canada, the United States and Europe. The commitment under this arrangement is as follows:

                          Units            Amount
                          ----             ------
          1996             830            $554,000

MARKETING AGREEMENT

On March 15, 1995, the Company entered into an agreement with The L.L. Knickerbocker Company, Inc., of California ("Knickerbocker") which provides for a television and radio marketing campaign to be initially launched in the California marketplace. As part of the compensation for services to be performed by Knickerbocker, the Company has paid Knickerbocker a fee of $212,975 and issued 800,000 restricted common shares, valued at $2.50 per share based on the trading price of the Company's shares on the date of the agreement. These common shares bear a legend restricting Knickerbocker from selling them for two years from March 15, 1995, without the prior written consent of the Company.

THE IACP ENDORSEMENT

The Company has secured the endorsement of the International Association of Chiefs of Police ("IACP"), a nonprofit organization of approximately 14,000 members from the world's law enforcement community founded in 1893. The Company's present license agreement with the IACP began in February 1996 and runs through February 1999. Under the agreement, the Company has agreed to pay IACP, on a quarterly basis in arrears, the greater of $100,000 per year or a fee based on the total number of subscribers of the Company calculated as follows:
                                      F-16

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 13 - COMMITMENTS:  (CONTINUED)

             Number of Subscribers              Per Capita Amount
               0 - 1,000,000                      $0.20
               1,000,001 - 5,000,000              $0.10
               More than 5,000,000                $0.075

INVESTOR MEDIA & PUBLIC RELATIONS

The Company entered into an agreement dated November 20, 1995 with Corporate Relations Group, Inc. ("CRG"), of Winter Park, Florida to provide advertising, printing and investor relations for investor media and public relations support to the Company with services to commence in mid-1996. The agreement covers a twelve-month period and may be cancelled without penalty at the Company's option. As consideration for the services to be provided by CRG, the Company will pay to CRG, at the Company's option, either $570,000 in cash or the equivalent number of common shares assigned a value of $1.75 on the agreement date. The Company has also agreed to issue options to purchase a total of 500,000 common shares noted as follows:

     100,000 common shares at $2.00 1 year from the date of the agreement 100,000 common shares at $2.40 2 years from the date of the agreement 100,000 common shares at $2.60 3 years from the date of the agreement 100,000 common shares at $2.80 4 years from the date of the agreement 100,000 common shares at $3.00 5 years from the date of the agreement

NOTE 14 - RELATED PARTY TRANSACTIONS:

Prior to the date of incorporation (May 6, 1993), the founder and other key members of management agreed to receive 5,089,286 exchangeable preference shares in consideration for the assignment of international patents covering the Tracker Canada system and as inducements to join the Company, respectively. No value has been assigned to these shares.

The Company currently retains certain key management personnel under contract. Included in expenses are consulting and management fees paid under the aforementioned contracts totaling, in the aggregate, $589,390 for the year ended March 31, 1996 and $737,462 for the year ended March 31, 1995.

Placement commissions amounting to $Nil for the year ended March 31, 1996 and $115,282 for the year ended March 31, 1995 paid to related parties in connection with the Company's private equity placement are included as a reduction in paid-in capital.

Commissions amounting to $85,646 for the year ended March 31, 1996 and $Nil for the year ended March 31, 1995 were paid to related parties in connection with the Company's issuance of convertible subordinated debentures.

See also Note 12(iv) and (vii).

NOTE 15 - INCOME TAXES:

The estimated deferred tax asset of $3,696,000 and $2,290,000, representing benefit for the income tax effects of the accumulated losses for the period from inception (May 6, 1993) to March 31, 1996 and March 31, 1995, respectively, has not been recognized due to the uncertainty of future realization of such benefits. Estimated net

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 15 - INCOME TAXES:  (CONTINUED)

operating losses aggregating $10,561,000 expire starting in 2001. The benefit of these losses has not been reflected in these consolidated financial statements.

                                   March 31, 1996           March 31, 1995
                                    -----------              -----------
Deferred tax liabilities            $        --              $        --
Deferred tax assets
     Net operating losses             3,696,000                2,290,000
                                    -----------              -----------
                                      3,696,000                2,290,000
Valuation allowance                  (3,696,000)              (2,290,000)
                                    -----------              -----------
                                    $         0              $         0
                                    -----------              -----------

The valuation allowance increased by $1,406,000 during the year.

NOTE 16 - CONVERTIBLE SUBORDINATED DEBENTURES:

The Company has outstanding at March 31, 1996 convertible subordinated debentures in the amount of $1,460,000 bearing interest at 15% annually, which are repayable within one year. The interest payments are payable monthly in advance. The principal amount may be converted, at the holder's option, into shares of the Company's common stock, in whole or in part, beginning on October 1, 1995 at a conversion price as shown below. The debentures are subordinated to all other indebtedness incurred by the Company. The Company paid $32,740 in cash and accrued 52,906 restricted common shares (valued at $52,906) in placement commissions to finders of arm's length third party private investors. The following lists the conversion rates:

                                                         No. of shares
Principal               Conversion rate                  on conversion
--------                ---------------                  -------------
$  730,000       $0.4375 per share of common stock         1,668,575
   375,000       $0.9375 per share of common stock           400,000
   125,000       $1.00 per share of common stock             125,000
    30,000       $1.06 per share of common stock              28,302
    70,000       $1.0625 per share of common stock            65,883
    30,000       $1.10 per share of common stock              27,273
    75,000       $1.20 per share of common stock              62,499
    25,000       $1.25 per share of common stock              20,000
----------                                                 ---------
$1,460,000                                                 2,397,532
----------                                                 ---------

Total interest paid and included in general and administrative expenses is $181,311 and $Nil for year ended March 31, 1996 and 1995, respectively.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 17 - SUBSEQUENT EVENTS:

On May 3, 1996, Tracker U.S. issued 52,906 restricted shares of Common Stock to Wheel of Fortune as settlement of finder's fees in the amount of $52,906 in connection with the sale of the Second Series Convertible Debentures. Of the warrants issued since inception to acquire exchangeable preference shares of the Canadian subsidiary at Canadian $14 per share, there remain only 15,577 outstanding as 1,771 warrants have expired since March 31, 1996. As described in
Note 12(ii), these warrants expire two years after the date of issuance.

During April and May 1996, the Company issued 600 shares of $1,000 6% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"). The Convertible Preferred Stock is not redeemable and, except as otherwise provided by law, is non-voting. Subject to the prior right of the holders of any shares of any series of Preferred Stock ranking prior to the shares of Convertible Preferred Stock with respect to dividends, the holders of the Convertible Preferred Stock are entitled to receive when, as and if declared by the Board of Directors: (i) quarterly dividends payable in cash out of funds legally available for such purpose on the last day of July 1996 and October 1996 (each such date being referred to herein as a "Quarterly Dividend Payment Date") at an annual rate of $60.00 per share; or, (ii) at the sole option of the Company, quarterly dividends payable on each Quarterly Dividend Payment Date in additional shares of Convertible Preferred Stock at an annual rate of 0.06 additional shares per share of Convertible Preferred Stock then outstanding.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Convertible Preferred Stock are entitled to receive, prior to any distribution of any of the assets or funds of the Company to the holders of the Common Stock or any other shares of stock of the Company ranking as to such a distribution junior to the Convertible Preferred Stock, an amount equal to $1,000 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus an amount equal to any accrued but unpaid dividends thereon to the date fixed for payment of such distribution. Upon payment of the full preferential amount, the holders of the Convertible Preferred Stock are not entitled to any further participation in any distribution of assets by the Company.

Each share of Convertible Preferred Stock is convertible, at the option of the holder, without the payment of any additional consideration, and at any time, into such number of shares of Common Stock as is determined by dividing $1,000 plus the amount of any accrued but unpaid dividends through the date such holder's conversion notice is received by the Company by the Conversion Price (as hereafter defined). The "Conversion Price" shall be equal to that amount which is 33% less than the average of the published OTC Bulletin Board closing bid prices for the Company's Common Stock for the five (5) trading days preceding, at the election of the holder, the date such holder's subscription to purchase the Convertible Preferred Stock was accepted by the Company or the date such holder's conversion notice is received by the Company; provided, however, that the Conversion Price shall in no event be less than $0.15. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Convertible Preferred Stock is increased or decreased by a stock dividend, stock split, or combination or reclassification of the outstanding shares of Common Stock, the Conversion Price shall be appropriately decreased or increased so that the number of shares of Common Stock issuable on conversion shall be increased or decreased in proportion to such increase or decrease in the outstanding shares of Common Stock.

During May 1996, the Company issued 250 shares of Series B $1,000 6% Cumulative Convertible Preferred Stock (the "Series B Convertible Preferred Stock"). The Series B Convertible Preferred Stock is identical in all material respects to the Convertible Preferred Stock except that the Quarterly Dividend Payment Dates are August 1996 and November 1996 rather than July 1996 and October 1996.

Subsequent to March 31, 1996, the Company issued 2,319,729 shares of Common Stock of which 708,573 shares were issued upon conversion of $310,000 of Convertible Subordinated Debentures and 1,611,156 shares issued upon conversion of $500,000 shares of Convertible Preferred Stock noted above.

THE TRACKER
CORPORATION
OF AMERICA
(A DEVELOPMENT STAGE COMPANY)




INTERIM CONSOLIDATED
FINANCIAL STATEMENTS
(UNAUDITED)

JUNE 30, 1996

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------
                           CONSOLIDATED BALANCE SHEET
                                     ASSETS

                                                          June 30,          March 31,
                                                            1996              1996
                                                       -------------     -------------
                                                         (Unaudited)        (Audited)
Current assets:
 Cash and cash equivalents                            $     214,543      $     78,844
 Short-term investment                                      220,110           221,190
 Accounts receivable                                         24,209             7,361
 Prepaid expenses and deposits                              108,405           168,345
 Inventory                                                   99,693           115,612
 Deferred charges                                            67,099            73,750
                                                       ------------      ------------
   Total current assets                                     734,059           665,102

Due from shareholders                                        58,669            58,226
Deferred charges                                            243,750            66,234
Fixed assets (net)                                          332,232           353,729
Long-term investment                                         50,451            50,451
                                                       ------------      ------------
   Total assets                                        $  1,419,161      $  1,193,742
                                                       ============      ============
LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)

Current liabilities:
 Accounts payable                                      $    572,804      $    551,553
 Accrued liabilities                                        122,024           266,837
 Deferred revenue                                           210,956           115,241
 Convertible subordinated debentures                      1,150,000         1,460,000
                                                       ------------      ------------
   Total current liabilities                              2,055,784         2,393,631

Deferred revenue                                            472,059           178,883

Commitments (Note 12)
Shareholders' equity (deficit):
$1000 6% Convertible preferred stock, $.001
 par value, 500,000 shares authorized,
 350 (Nil - March 31, 1996) shares issued
 and outstanding                                                 --                --

Common stock, $.001 par value, 30,000,000
 shares authorized,  9,908,078 (6,130,929 -
 March 31, 1996) shares issued and outstanding                9,908             6,131

Class B voting common stock, $0.00000007 par value,
 20,000,000 shares authorized, 5,204,762 (6,126,362 -
 March 31, 1996) issued and outstanding                          --                --

 Paid-in capital                                         15,128,387        14,013,062
 Other capital                                           (1,523,004)       (1,954,327)
 Accumulated deficit                                    (14,465,450)      (13,202,738)
 Cumulative translation adjustment                         (258,523)         (240,900)
                                                       ------------      ------------
   Total shareholders' equity (deficit)                  (1,108,682)       (1,378,772)
                                                       ------------      ------------
   Total liabilities and shareholders'
       equity (deficit)                                $  1,419,161      $  1,193,742
                                                       ============      ============

       The accompanying notes are an integral part of these consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------
                      CONSOLIDATED STATEMENT OF OPERATIONS
                                  (UNAUDITED)

                                                                          From Inception
                                                                           (May 6, 1993)
                                        For 3 months ended June 30,          through
                                           1996                1995       June 30, 1996
                                    -------------------------------------------------------
Revenue                             $     65,872      $      15,905       $     182,581

Cost of goods sold                        13,545              8,460              57,804
                                    ------------      -------------       -------------
Gross profit                              52,327              7,445             124,777
                                    ------------      -------------        -------------
Development Costs
 Operational                             144,083            181,152           1,573,904
 Information systems                      60,545             68,744             946,591
 Sales and Marketing                     563,683           (195,516)          3,938,433
 General and administrative              546,728          1,834,042           8,131,299
                                    ------------      -------------       -------------
Total development costs                1,315,039          1,888,422          14,590,227
                                    ------------      -------------       -------------

Net loss applicable to common stock $ (1,262,712)     $  (1,880,977)      $ (14,465,450)
                                    ============      =============       =============

Loss per share of common stock      $      (0.10)     $       (0.21)      $       (1.77)
                                    ============      =============       =============
Weighted average number of shares
  outstanding                         12,874,322          9,100,593           8,159,695
                                    ============      =============       =============

       The accompanying notes are an integral part of these consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------
                      CONSOLIDATED STATEMENT OF CASH FLOWS
                                   (UNAUDITED)

                                                                                     From inception
                                                                                      (May 6, 1993)
                                                        For 3 months ended              through
                                                              June 30,                  June 30,
                                                       ----------------------         -------------
                                                        1996            1995              1996
                                                       ------          ------         -------------
Cash flows from (used in) operating activities:
 Net loss                                         $  (1,262,712)  $  (1,880,977)    $  (14,465,450)
 Adjustments to reconcile net loss to net
 cash from operating activities:
   Depreciation                                          27,218          29,649            262,564
   Rent, consulting and marketing services,
   employee compensation settled via the                556,505       1,468,392          4,429,306
   issuance of company shares
   Changes in assets and liabilities:
      Prepaid expenses and deposits                      59,940        (201,606)          (125,678)
      Accounts receivable                               (16,848)        (20,247)           (24,209)
      Short-term investment                               1,080        (218,580)          (220,110)
      Inventory                                          15,919          21,130            (99,693)
      Deferred charges                                 (170,865)              -           (310,849)
      Deferred revenue                                  388,891          38,247            683,015
      Accounts payable and accrued liabilities         (123,562)       (590,751)           709,473
                                                  -------------     -----------       ------------
Net cash used in operating activities                  (524,434)     (1,354,743)        (9,161,631)
                                                  -------------     -----------       ------------
Cash Flows from (used in) investing activities:
 Acquisition of fixed assets                             (8,617)          4,668           (598,562)
 Loan to shareholders                                      (443)         (2,470)          (415,081)
 Repayment of loans to shareholders                           -         138,956            356,412
 Note receivable                                              -               -           (200,317)
 Repayment of note receivable                                 -         178,350            200,317
 Long-term investment                                         -         (10,929)        (2,301,372)
 Unwind of long-term investment                               -               -         (2,250,921)
                                                  -------------      ----------       ------------
Net cash from (used in) investing activities             (9,060)        308,575           (707,682)
                                                  -------------      ----------       ------------

Cash flows from (used in) financing activities:
 Issuance of common shares                                    -       1,094,445          8,922,530
 Issuance of preferred shares                           850,000               -            850,000
 Issuance of convertible subordinated debentures              -               -          2,189,529
 Due to shareholder                                           -               -            108,390
 Repayment to shareholder                                     -               -           (108,390)
 Share Issue Costs                                     (166,574)       (100,989)        (1,626,568)
                                                  -------------     -----------       ------------
Net cash from financing activities                      683,426         993,456         10,335,491
                                                  -------------     -----------       ------------
Effect of exchange rate changes                         (14,233)        (10,466)          (251,635)
                                                  -------------     -----------       ------------

Increase (decrease) in cash and cash                    135,699         (63,178)           214,543
 equivalents during the period

Cash and cash equivalents, beginning of period           78,844         107,091                  -
                                                  -------------     -----------       ------------
Cash and cash equivalents, end of period          $     214,543     $    43,913       $    214,543
                                                  =============     ===========       ============

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES.

The Company issued certain shares of its Class B Common Stock for services and for nominal values. See Consolidated Statement of Shareholders' Equity (Deficit).


        The accompanying notes are an integral part of these consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------


            CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT)
                                   (UNAUDITED)



                                                                         SHARES                                        AMOUNTS
                                               ------------------------------------------------------------------    ------------
                                                                          Class B                                     Paid-in
                                               Preferred     Common       Common                                     Capital In
                                                 Stock       Stock        Stock     Preferred Stock   Common Stock   Excess of Par
                                               ---------     ------       -------   ---------------   ------------   -------------

Shares issued to officers at inception (Cash-                            5,089,286   $            -    $         -    $          -
$Nil)
Shares issued for cash (Cash-$4,714,188)                                   884,729                                       4,714,188
Shares issued in lieu of rent (note 11-xi)                                  60,871                                         324,344
(Cash-$Nil)
Share issue costs                                                                                                         (466,142)
Translation adjustment
Net loss
                                             ----------   ---------      ---------   --------------     -----------     ----------
Balance at March 31, 1994                             -           -      6,034,886                -              -       4,572,390
                 --- ----                    ----------   ---------      ---------   --------------     -----------     ----------
Shares issued for cash (Cash-$1,175,797)                                   234,517                                       1,175,797
Shares issued in lieu of rent (note 11-xi)                                   5,777                                          30,121
(Cash-$Nil)
Revenue merger with The Tracker                             739,219                                            739            (639)
Corporation on July 12, 1994 (Cash-$100)
Shares issued from Regulation S offering                    860,000                                            860       2,900,840
(including 79,658 shares at $7 per share for
consulting services and 3,571 shares at $5.50
per share for (the purchase of fixed assets)
(Cash $1,505,000)
Share proceeds to be received subsequent to                                                                               (819,459)
March 31, 1995
Shares issued for consulting and marketing                  825,000         78,005                             825       2,204,153
services (note 12) (Cash-$Nil)
Less: consulting and marketing services not                (814,583)*                                         (815)
yet received
Share proceeds received from private                        500,000                                            500         349,500
placement on March 15, 1995 (Cash-
$350,000)
Shares issued to employees for employment                                   25,063                                          74,409
services (note 11-xi)(Cash-$Nil)
Share issue costs                                                                                                         (779,495)
Translation adjustment
Net loss
                                             ----------   ---------      ---------   --------------     -----------     ----------
Balance at March 31, 1995                             -   2,109,636      6,378,248                -          2,109       9,707,617
                                             ==========   =========      =========   ==============     ===========     ==========



                                                                       AMOUNTS
                                                 -----------------------------------------------------------
                                                                                Deficit Accumulated
                                                                  Cumulative          During
                                                                 Translation        Development
                                                 Other Capital    Adjustment           Stage           Total
                                                 -------------   -----------     ----------------      -----
Shares issued to officers at inception (Cash-     $          -    $        -      $           -     $        -
$Nil)
Shares issued for cash (Cash-$4,714,188)                                                             4,714,188
Shares issued in lieu of rent (note 11-xi)                                                             324,344
(Cash-$Nil)
Share issue costs                                                                                     (466,142)
Translation adjustment                                              (129,098)                         (129,098)
Net loss                                                                             (2,043,425)    (2,043,425)
                                                   -----------     ---------      -------------
Balance at March 31, 1994                                    -      (129,098)        (2,043,425)     2,399,867
                 --- ----                          -----------     ---------      -------------      ---------
Shares issued for cash (Cash-$1,175,797)                                                             1,175,797
Shares issued in lieu of rent (note 11-xi)                                                              30,121
(Cash-$Nil)
Revenue merger with The Tracker                                                                            100
Corporation on July 12, 1994 (Cash-$100)
Shares issued from Regulation S offering                                                             2,901,700
(including 79,658 shares at $7 per share for
consulting services and 3,571 shares at $3.50
per share for (the purchase of fixed assets)
(Cash $1,305,000)
Share proceeds to be received subsequent in                                                           (819,459)
March 31, 1995
Shares issued for consulting and marketing                                                           2,204,978
services (note 12) (Cash-$Nil)
Less: consulting and marketing services not         (2,086,685)                                     (2,087,500)
yet received
Share proceeds received from private                                                                   350,000
placement on March 15, 1995 (Cash-
$350,000)
Shares issued to employees for employment                                                               74,409
services (note 11-xi)(Cash-$Nil)
Share issue costs                                                                                     (779,495)
Translation adjustment                                              (159,026)                         (159,026)
Net loss                                                                             (5,068,583)    (5,068,583)
                                                   -----------     ---------       ------------      ---------
Balance at March 31, 1995                           (2,086,685)     (288,124)        (7,112,008)       222,909
                                                   ===========     =========       ============      =========


        The accompanying notes are an integral part of these consolidated financial statements

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
-------------------------------------------------------------------------------
        CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (CONT'D)
                                   (UNAUDITED)


                                                                                        SHARES
                                                        ------------------------------------------------------------------------
                                                                                     Class B
                                                        Preferred      Common        Common
                                                          Stock        Stock         Stock         Preferred Stock  Common Stock
                                                          -----        -----         -----         ---------------  ------------
Share proceeds received re Regulation S offering                                                                     $         -
made before March 31, 1995 (Cash-$225,280)                                                           $      -
Consulting services received re shares issued                                                                                 14
before March 31, 1995 (note 11-xi) (Cash-$Nil)                        14,582*
Marketing services received re shares issued
to L.L. Knickerbocker Co. (note 12) (Cash-$Nil)                      266,664*                                                265
Shares issued to Directors as compensation
(note 11-xi) (Cash-$Nil)                                              98,858                                                  99
Shares issued to Amerasia for marketing
services (note 11-xi) (Cash-$Nil)                                                     30,000
Less: services not yet received                                                      (12,500)*
Shares cancelled (Cash-$Nil)                                              (171)                                                1
Shares issued pursuant to S-8 for employees,                                                                                 770
consultants and a director (note 11-vii) (Cash-$Nil)                   770,000
Less: employment and consulting services                                                                                    (341)
   not yet received                                                   (340,939)*                                             200
Shares issued to R. Zuk (Cash - $83,000)                               200,000
Less share proceeds to be received                                                                                           250
Share proceeds received from private
  placement (Cash-$250,000)                                            250,000
Shares issued upon exercise of warrants at
Canadian $1 per share (Cash-$619,166)                                  849,803
Shares issued to officers (note 11-iv)(Cash-$Nil)                      630,000                                               630
Shares issued to a consultant (note 11-xi) (Cash-$Nil)                   7,500                                                 8
Shares insured for investor relation services                                                                                200
  (note 11-vi)(Cash-$Nil)                                              200,000                                              (200)
Less: services not yet received                                       (200,000)*
Shares issued to employees for employment
services (note 11-xi) (Cash-$Nil)                                                     14,176
Shares exchanged as per exchange agreement (Cash-$Nil)               1,133,365    (1,133,365)                               1,134
Shares issued for conversion from debenture                                                                                   992
   holders (Cash-$Nil)                                                 991,434
Share issue cost from April 1, 1995 to March 31, 1996
Translation adjustment
Net loss from April 1, 1995 to March 31, 1996
                                                        ---------    ---------     ---------        -----------       -----------
Balance as of March 31, 1996                                    -    6,130,929     6,126,362                  -       $     6,131
                                                        =========    =========     =========        ===========       ===========

                                                                                         AMOUNTS
                                                         -------------------------------------------------------------------------
                                                                                          Deficit
                                                                                        Accumulated
Share proceeds received re Regulation S offering            Paid-in                      Cumulative       During
made before March 31, 1995 (Cash-$225,280)                Capital In                    Translation     Development
Consulting services received re shares issued            Excess of Par  Other Capital    Adjustment        Stage            Total
before March 31, 1995 (note 11-xi) (Cash-$Nil)           -------------  -------------    ----------        -----            -----
Marketing services received re shares issued
to L.L. Knickerbocker Co. (note 12) (Cash-$Nil)           $   819,459     $         -    $       -      $        -     $   819,459
Shares issued to Directors as compensation
(note 11-xi) (Cash-$Nil)                                                       87,486                                       87,500
Shares issued to Amerasia for marketing
services (note 11-xi) (Cash-$Nil)                                             666,400                                      666,665
Less: services not yet received
Shares cancelled (Cash-$Nil)                                   86,402                                                       86,501
Shares issued pursuant to S-8 for employees,                   44,496                                                       44,496
consultants and a director (note 11-vii) (Cash-$Nil)
Less: employment and consulting services                                      (18,630)                                     (18,630)
   not yet received                                                (1)                                                           -
Shares issued to R. Zuk (Cash - $83,000)                      769,230                                                      770,000
Less share proceeds to be received
Share proceeds received from private                                        (340,598)                                     (340,939)
  placement (Cash-$250,000)                                   199,800                                                      200,000
Shares issued upon exercise of warrants at                   (117,000)                                                    (117,000)
Canadian $1 per share (Cash-$619,166)                         249,750                                                      250,000
Shares issued to officers (note 11-iv)(Cash-$Nil)             619,166                                                      619,166
Shares issued to a consultant (note 11-xi) (Cash-$Nil)
Shares insured for investor relation services                 826,245                                                      826,875
  (note 11-vi)(Cash-$Nil)                                       9,836                                                        9,844
Less: services not yet received                               262,300                                                      262,500
Shares issued to employees for employment                                    (262,300)                                    (262,500)
services (note 11-xi) (Cash-$Nil)                              22,716                                                       22,716
Shares exchanged as per exchange agreement (Cash-$Nil)
Shares issued for conversion from debenture                    (1,134)                                                           -
   holders (Cash-$Nil)                                        728,537                                                      729,529
Share issue cost from April 1, 1995 to March 31, 1996        (214,357)                                                    (214,357)
Translation adjustment                                                                      47,224                          47,224
Net loss from April 1, 1995 to March 31, 1996                                                             (6,090,730)   (6,090,730)
                                                          -----------     -----------    ---------      ------------   -----------
Balance as of March 31, 1996                              $ 14,013,06     $(1,954,327)   $(240,900)     $(13,202,738)  $(1,378,772)
                                                          ===========     ===========    =========      ============   ===========

        The accompanying notes are an integral part of these consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
--------------------------------------------------------------------------------

        CONSOLIDATED STATEMENT OF SHAREHOLDERS' EQUITY (DEFICIT) (CONT'D)
                                   (UNAUDITED)

                                                                                      SHARES
                                                    ---------------------------------------------------------------------
                                                                               Class B
                                                    Preferred      Common      Common
                                                      Stock        Stock       Stock      Preferred Stock    Common Stock
                                                      -----        -----       -----      ---------------    ------------
Marketing services received re shares issued to                   100,000*                  $          -     $       100
L.L. Knickerbocker Co. (note 12) (Cash - $
Nil)
Shares issued to Directors as compensation                         34,445                                             34
(note 11-xi) (Cash - $Nil)
Marketing services received from Amerasia                                       7,500*
((note 11-xi) (Cash-$Nil)
Employment and consulting services received                       170,469*                                           170
re S-8 (note 11-vii) (Cash-$Nil)
Shares issued for conversion from debenture                       742,573                                            743
holders (note 11-x) (Cash - $Nil)
Preferred shares issued from private placement           850                                           1
(note 11-xii) (Cash -$850,000)
Common shares issued for conversion from                (500)   1,611,156                             (1)          1,611
preferred stockholder (note 11-xiii) (Cash-$Nil)
Shares exchanged as per exchange agreement                        929,100    (929,100)                               929
(Cash-$Nil)
Shares issued to employees for employment                          24,000                                             24
services (note 11-xi) (Cash-$Nil)
Shares issued in lieu of finder fee for                            52,906                                             53
debentureholders (note 11-xi) (Cash-$Nil)
Shares issued in lieu of finder fee for                           112,500                                            113
preferred stockholders (note-xi) (Cash-$Nil)
Share issue cost from April 1, 1996 to June
30, 1996
Translation adjustment
Net loss from April 1, 1996 to June 30, 1996
                                                     -------    ---------    ---------      ------------         -------
Balance as of June 30, 1996                              350    9,908,078    5,204,762      $          -         $ 9,908
                                                     =======    =========    =========      ============         =======


                                                                                    AMOUNTS
                                                    -------------------------------------------------------------------------
                                                                                                  Deficit Accumulated
                                                       Paid-in                       Cumulative          During
                                                      Capital In                     Translation      Development
                                                    Excess of Par   Other Capital    Adjustment          Stage          Total
                                                    -------------   -------------    ----------          -----          -----
Marketing services received re shares issued to      $         -     $    249,900     $       -      $         -    $   250,000
L.L. Knickerbocker Co. (note 12) (Cash - $
Nil)
Shares issued to Directors as compensation                15,466                                                         15,500
(note 11-xi) (Cash - $Nil)
Marketing services received from Amerasia                                  11,124                                        11,124
((note 11-xi) (Cash-$Nil)
Employment and consulting services received                               170,299                                       170,469
re S-8 (note 11-vii) (Cash-$Nil)
Shares issued for conversion from debenture              309,257                                                        310,000
holders (note 11-x) (Cash - $Nil)
Preferred shares issued from private placement           849,999                                                        850,000
(note 11-xii) (Cash -$850,000)
Common shares issued for conversion from                  (1,610)                                                             -
preferred stockholder (note 11-xiii) (Cash-$Nil)
Shares exchanged as per exchange agreement                  (929)                                                             -
(Cash-$Nil)
Shares issued to employees for employment                 11,976                                                         12,000
services (note 11-xi) (Cash-$Nil)
Shares issued in lieu of finder fee for                   52,853                                                         52,906
debentureholders (note 11-xi) (Cash-$Nil)
Shares issued in lieu of finder fee for                   44,887                                                         45,000
preferred stockholders (note-xi) (Cash-$Nil)
Share issue cost from April 1, 1996 to June             (166,574)                                                      (166,574)
30, 1996
Translation adjustment                                                                  (17,623)                        (17,623)
Net loss from April 1, 1996 to June 30, 1996                                                           (1,262,712)   (1,262,712)
                                                     -----------     ------------     ---------      ------------   -----------
Balance as of June 30, 1996                          $15,128,387     $ (1,523,004)    $(258,523)     $(14,465,450)  $(1,108,682)
                                                     ===========     ============     =========      ============    ==========

*803,807 common shares and $5,000 Class B voting common shares have been subscribed for but remain unissued as of June 30, 1996



         The accompanying notes are an integral part of the consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


NOTE 1 - DESCRIPTION OF BUSINESS/CORPORATE HISTORY:

The Tracker Corporation of America (the "Company"), through a wholly-owned subsidiary, The Tracker Corporation ("Tracker Canada"), is engaged in the development, marketing and operation of a unique system to aid in the recovery of lost or stolen items using advanced bar code and laser scanning technologies.

The Company was formed under the name Ultra Capital Corp. ("Ultra") in February 1986 under the laws of the State of Nevada to serve as a vehicle to acquire or merge with an operating company. The Company changed its name from Ultra on July 1, 1994 when, as more fully discussed below, Ultra merged with Tracker Canada.

The Company was reincorporated in Delaware on July 1, 1994. Effective July 12, 1994, the Company merged with Tracker Canada. Concurrent with the effective date, Ultra changed its name to The Tracker Corporation of America and changed its year end from December 31 to March 31. In conjunction with the merger, the common stock of Tracker Canada was reclassified as exchangeable preference stock which is exchangeable on a one-for-one basis for shares of the common stock of the Company beginning July 12, 1995 through July 12, 2002. An equal number of Class B Voting Common Stock (Class B shares) is held in trust for exchangeable preference shareholders who can direct the voting of the Class B shares. The Class B shares will be cancelled upon the exchange of the exchangeable preference shares for the Company's common stock.

For accounting purposes, the merger was treated as a reverse merger/acquisition with recapitalization of Tracker Canada as the acquirer because, among other factors, the assets and operations of Tracker Canada significantly exceed those of Ultra and the shareholders of Tracker Canada control the Company after the merger. The merger was treated for accounting and financial reporting purposes as an issuance of shares by Tracker Canada and, accordingly, pro forma information is not presented as the merger is not a business combination. The historical consolidated financial statements prior to July 12, 1994 are those of Tracker Canada. The merger has been recorded at the value of Ultra's net tangible assets as of the effective date. The accumulated deficit of Tracker Canada is carried forward and the common stock and paid-in capital of Tracker Canada prior to the merger have been retroactively restated for the equivalent number of shares received in the merger and carried forward.

The Company utilizes state of the art proprietary technology providing a service to aid in the recovery of lost or stolen possessions. The Company's members receive a series of individualized, digitally-encoded labels that can be applied to personal belongings. In the event a labelled item is recovered, the Company's technology allows for the identification of the item's owner. After identification, the Company's 24-hour service network coordinates the return of the item to its owner via an international courier network. The Company's Worldwide Identification and Recovery Service is endorsed by the International Association of Chiefs of Police.

NOTE 2 - GOING CONCERN

The Company has been in a development stage since May 6, 1993, its inception. The Company's successful launch to the marketplace, and ultimately to the attainment of profitable operations, is dependent on its ability to obtain adequate sources of financing and revenue generation. Management is currently working to secure adequate sources of capital through private placements of securities. The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES:

PRINCIPLES OF CONSOLIDATION

The accompanying financial statements include the accounts of The Tracker Corporation of America and its wholly-owned subsidiary, The Tracker Corporation. All significant intercompany accounts and transactions have been eliminated.

CASH AND CASH EQUIVALENTS

The Company considers liquid investments with an original maturity of three months or less to be cash equivalents.

DEVELOPMENT COSTS

Development costs are expensed as incurred.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

INVENTORY

The inventory is stated at the lower of cost or market value with cost being determined by the average cost method. Inventory predominantly consists of raw materials as the Company fulfills its sales orders on a just in time basis, when received. No significant work-in-progress or finished goods were held by the Company at year end.

DEFERRED CHARGES

Deferred charges relate to unamortized commission and are amortized on a straight line basis over the term of the related agreement.

REVENUE RECOGNITION AND DEFERRED REVENUE

Revenue for Company services is recognized on a straight-line basis over the term of the services offered and is shown net of sales discounts and allowances. Amounts received for which service has not yet been provided, are recorded as deferred revenue. The average length of the membership agreement varies from monthly to a five-year period.

FIXED ASSETS

Fixed assets are stated at cost less accumulated depreciation. Depreciation and amortization are determined using the straight-line method over the estimated useful lives of the related assets as follows:

Scanning equipment and computer hardware                       5 years
Computer software                                              1 year
Office furniture and equipment                                 5 years
Leasehold improvements                                         term of the lease
Kiosk equipment                                                5 years

FOREIGN CURRENCY TRANSLATION

The assets and liabilities of the Company's wholly-owned Canadian subsidiary are translated at the fiscal year or period end exchange rate while revenues, expenses and cash flows are translated at average rates in effect for the period.


FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments are carried in the accompanying consolidated financial statements at amounts that approximate fair value unless separately disclosed.

EARNINGS PER SHARE

Primary earnings per share are calculated based on net profit (loss) divided by the weighted average number of shares of common stock and Class B voting common stock outstanding.

USE OF ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the period reported. Actual results could differ from those estimates. Estimates are used when accounting for inventory obsolescence, depreciation and amortization, taxes, and contingencies.

ACCOUNTING FOR STOCK-BASED COMPENSATION

Statement of Financial Accounting Standards No. 123, "Accounting for Stock Based Compensation," establishes financial and reporting standards for stock-based employee compensation plans. This statement defines the fair value based method of accounting for an employee stock option or similar equity instrument and encourages all entities to adopt that method of accounting for all of their employee stock compensation plans. However, it also allows an entity to continue to measure compensation cost for those plans using the intrinsic value based method of accounting

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - SIGNIFICANT ACCOUNTING POLICIES: (CONTINUED)

prescribed by APB Opinion No. 25, Accounting for Stock Issued to Employees. The accounting requirements are effective for transactions entered into in fiscal years beginning after December 15, 1995. The disclosure requirements are effective for fiscal years beginning after December 31, 1995. Pro forma disclosures required for entities that elect to continue to measure compensation cost using APB Opinion No. 25 must include the effects of all awards granted in fiscal years that begin after December 15, 1994. The Company has not completed an evaluation of the effect of this statement.

NOTE 4 - SHORT-TERM INVESTMENT:

The amount of $220,110 represents a short-term investment in 288,462 shares of Stratcomm Media Ltd., which was a publicly traded company on the Vancouver Stock Exchange, and represents less than a 4% interest in that company. The shares owned by the Company were restricted from trading for a period of 12 months starting May 30, 1995. Although the Company is no longer contractually restricted in its ability to sell its shares of Stratcomm, because the twelve month period has expired, the Stratcomm shares are no longer trading on any exchange or in the United States over-the-counter market. Until such time as the Stratcomm shares are listed on an exchange or begin trading in the over-the-counter market, it may be difficult for the Company to dispose of the shares. The investment, which is carried as available for sale, is carried at cost which approximates fair value.

NOTE 5 - PREPAID EXPENSES AND DEPOSITS:

Prepaid expenses and deposits comprise the following:

                                                  June 30,              March 31,
                                                    1996                  1996
                                                  --------              --------
     Marketing and celebrity                        30,248               120,992
     Other                                          78,157                47,353
                                                  --------              --------
                                                  $108,405              $168,345
                                                  ========              ========

At June 30, 1996, $30,248 of marketing and celebrity costs were reported as prepaid assets. Marketing and celebrity costs were $90,744 for the three months ended June 30, 1996, and were $241,983 for fiscal year ended March 31, 1996, which is included in sales and marketing expenses in the Consolidated Statement of Operations. The capitalized costs of the marketing and celebrity costs are amortized over a twelve month period.

NOTE 6 - DUE FROM SHAREHOLDERS:

Promissory notes held on loans made to shareholders bear interest at 5% per annum and are due on demand.
                                      F-29

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - DEFERRED CHARGES:

Deferred charges consist of the following:

                                                      June 30,          March 31,
                                                        1996              1996
                                                      -------            -------
Current:
     Deferred sales commission                       $ 43,106            $47,222
     Other                                             23,993             26,528
                                                     --------            -------
                                                     $ 67,099            $73,750
                                                     ========            =======
Long term:
     Deferred sales commission                       $210,150            $61,680
     Other                                             33,600              4,554
                                                     --------            -------
                                                     $243,750            $66,234
                                                     ========            =======

NOTE 8 - FIXED ASSETS:

Property and equipment consist of the following:

                                                  June 30,              March 31,
                                                    1996                  1996
                                                  --------              --------
Scanning equipment                                $111,470              $106,471
Computer equipment                                 259,031               257,189
Computer software                                   31,832                31,988
Office furniture and equipment                      66,926                67,254
Leasehold improvements                              66,514                66,840
Kiosk equipment                                     63,186                63,496
                                                  --------              --------
     Total original cost                           598,959               593,238
Less:  Accumulated depreciation                    266,727               239,509
                                                  --------              --------
                                                  $332,232              $353,729
                                                  ========              ========

Depreciation expense for the three months ended June 30, 1996 was $27,218 and was $111,070 for the year ended March 31, 1996.

NOTE 9 - LONG-TERM INVESTMENT:

By agreement dated January 31, 1995, the Company, through Tracker Canada, committed to purchase up to 35.9% of the voting common shares of C.E.M. Centry Electronic Monitoring Corporation ("Centry"), a publicly listed Canadian company trading on the Vancouver Stock Exchange, through a private placement of an 8% convertible debenture in the principal amount of $405,260 (CDN $575,000). Tracker Canada advanced certain funds to Centry under the debenture and agreed to provide, over nine months, administrative services in the amount of $50,746 (CDN $72,000). In consideration therefor, Tracker Canada received 510,275 common shares of Centry, which represented approximately 9.87% of Centry's common shares then issued. Tracker Canada also secured a voting trust and option agreement over 1,248,087 common shares (approximately 17.2%) of Centry from the founders of Centry and prepaid consulting services agreements in exchange for 78,005 Exchangeable Preference Shares. The agreement contemplated that as payments were made under the debenture, Tracker Canada would receive additional

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 9 - LONG-TERM INVESTMENT:  (CONTINUED)

shares in Centry such that upon payment of the entire convertible debenture, Tracker Canada would have voting control of 53.1% of Centry.

Subsequently, the Company entered into agreements with Centry which released the Company from its obligation to fund the debenture and which provided that the Company would receive a 3% commission of total gross revenues on any deal entered into by Centry with certain companies. The Company has satisfied all of its administrative services obligations to Centry.

The amount of $50,451 represents the original cost to acquire 633,002 common shares of Centry currently held by the Company, which approximates fair value. This investment represents approximately 11.96% of Centry's total common shares issued.

NOTE 10 - ACCRUED LIABILITIES:

Accrued liabilities comprise the following:

                                                       June 30,            March 31,
                                                         1996                1996
                                                       --------            --------
     Director fees                                     $      0           $  11,000
     Finder fees for convertible debentures                   0              52,906
     Others                                             122,024             202,931
                                                       --------            --------
                                                       $122,024            $266,837
                                                       ========            ========

NOTE 11 - CAPITAL STOCK:

(i) The Company's Common Stock and Class B Voting Common Stock share ratably as to dividends. The Class B Voting Common Stock is held in trust pursuant to the terms of an exchange agency and voting trust agreement with holders of Exchangeable Preference Shares in the Canadian subsidiary. The agreement permits the persons holding the Exchangeable Preference Shares to direct the voting of the Class B common shares and provides a mechanism for the exchange of the Exchangeable Preference Shares for a like number of shares of Common Stock. As of June 30, 1996, Tracker Canada had outstanding 5,204,762 Exchangeable Preference Shares. As a result of certain agreements and the Plan of Arrangement entered into in connection with the Reorganization, holders of the Exchangeable Preference Shares have voting, dividend and liquidation rights that are in parity with those of holders of the shares of Tracker U.S. Common Stock. Holders of Exchangeable Preference Shares are entitled to exchange such shares with Tracker U.S. for shares of the Tracker U.S. Common Stock on a one-to-one basis, subject to adjustment from time to time to take into account certain events. Dividends on the Exchangeable Preference Shares are cumulative and have priority over dividend payments on the common shares of Tracker Canada. Holders of Exchangeable Preference Shares are entitled upon any liquidation, dissolution or winding-up of Tracker Canada, before any distribution is made to the holders of the common shares of Tracker Canada or any other shares junior to the Exchangeable Preference Shares, to a certain liquidation amount, together with an amount equal to all dividends accrued and unpaid on such Exchangeable Preference Shares. The Exchangeable Preference Shares are nonredeemable and, except under circumstances involving the nonpayment of dividends comparable to those paid on shares of the Tracker U.S. Common Stock, generally are not entitled to vote on matters put before the shareholders of Tracker Canada.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK:  (CONTINUED)

(ii) At June 30, 1996, outstanding warrants had been issued and were outstanding to acquire 15,577 exchangeable preference shares (17,348 at March 31, 1996) of the Canadian subsidiary at Canadian $14 per share. These warrants expire two years after the date of issuance.

(iii) On March 15, 1995, the Company entered into an agreement and sold, for net proceeds of $350,000, 500,000 units comprised of 500,000 restricted common shares and 500,000 warrants to purchase 500,000 restricted common shares to Kuplen Group Investment ("KGI"). The warrants are exercisable during the one-year period commencing July 12, 1995 to July 12, 1996 at a price of $5.00 per share. In the event that the common stock underlying the warrants cannot be purchased legally on margin at a marginable price, then the exercise period will be extended until the first day that the common stock becomes marginable. In order to secure registration rights of the restricted shares, KGI must exercise the warrants on a 1:1 basis with the common shares.

(iv) (a) During the year ended March 31, 1995, the Company adopted a plan that allows for the granting of options, appreciation rights, restricted stock and certain other stock-based performance incentives to certain officers as determined at the discretion of the compensation committee of the board of directors. On April 11, 1995, the Company issued stock, pursuant to stock grants, of 630,000 shares of common stock, restricted as to transferability, to certain officers of the Company.

         (b)  The Company issued the following options and warrants:

                                          For 3
                                         months                                  For year
                                          ended                                   ended
                                        June 30,   Exercise        March 31,     Exercise
                                         1996       Price            1996         Price
                                      ----------   ----------      ----------    --------
OPTIONS:
Opening                                 40,000       n/a             40,000       $7.95
     Granted during the period (*)           0                       10,000        1.81
     Exercised during the period             0                            0         n/a
     Expired/cancelled during period                                (10,000)       7.95
                                        ------                      -------
Closing                                 40,000                       40,000
                                        ======                      =======

* 40,000 options were issued in July 1994 and 10,000 options were issued in September 1995 to non-employee directors and vest proportionately over a period of three years.

                                       For 3
                                       months                     For year
                                       ended                       ended
                                      June 30,     Exercise       March 31,    Exercise
                                        1996        Price           1996        Price
                                   -----------    ---------    -------------  ----------
WARRANTS (COMMON STOCK AND CLASS B)
Opening                                767,348       n/a          1,685,880        n/a
     Issued during the period                0                      250,000        $5.00
     Exercised during the period             0                     (849,803)    Cdn$1.00
     Expired during the period          (1,771)                    (318,729)   Cdn$14.00
                                    ----------                  -----------
Closing                                765,577                      767,348
                                    ==========                  ===========

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK:  (CONTINUED)

(v) On May 1, 1995, the Company entered into an agreement and sold, for net proceeds of $250,000, 250,000 units comprised of 250,000 restricted common shares and 250,000 warrants to purchase 250,000 restricted common shares to Reynold Kern. The warrants are exercisable during the one-year period commencing July 12, 1995 to July 12, 1996 at a price of $5.00 per share. In the event that the common stock underlying the warrants cannot be purchased legally on margin at a marginable price, then the exercise period will be extended until the first day that the common stock becomes marginable.

(vi) In June 1995, the Company issued 200,000 shares of common stock, restricted as to transferability for a period of two years from the date of issuance, to Robert Zuk for certain investor relations services for the Company.

(vii) In October 1995, the Company issued 770,000 shares of common stock pursuant to the registration statement on S-8 to six key employees and one director as payment in lieu of prior accrued salaries and fees and as an advance of their salaries and fees up to September 30, 1996. The shares issued were all valued at $1.00 per share.

(viii) On November 1, 1995, at its annual general meeting, the shareholders approved the increase of the authorized number of common shares from 20,000,000 to 30,000,000 shares.

(ix)     Other capital

As at June 30, 1996, 803,807 common shares and 5,000 Class B common shares have been subscribed for but remain unissued as the services for which these shares were subscribed for have yet to be received.

                                                         For the period          From inception
                                                     3 months ended June 30,     (May 6, 1993)
                                                    ------------------------    through June 30,
                                                        1996           1995           1996
                                                    ---------------------------------------------
Opening,
     Marketing services not yet received             $1,322,800     $1,999,200        $        0
     Deferred compensation costs                        340,599              0                 0
     Deferred consulting costs                          280,928         87,485                 0
     Rent                                                     0              0                 0
                                                     ----------     ----------        ----------
                                                     $1,954,327     $2,086,685        $        0
Shares subscribed but not issued (future services),
     Marketing services not yet received             $        0     $        0        $1,999,200
     Deferred compensation costs                        125,182        826,875         1,905,622
     Deferred consulting costs                                0        866,323         1,693,023
     Rent                                                     0              0           354,465
                                                     ----------     ----------        ----------
                                                     $  125,182     $1,693,198        $5,952,310
Charged to expense as services are received,
     Marketing services not yet received             $  249,900     $        0        $  916,300
     Deferred compensation costs                        295,481        826,875         1,735,322
     Deferred consulting costs                           11,124        641,517         1,423,219
     Rent                                                     0              0           354,465
                                                     ----------     ----------        ----------
                                                     $  556,505     $1,468,392        $4,429,306
Closing,
     Marketing services not yet received             $1,082,900     $1,999,200        $1,082,900
     Deferred compensation costs                        170,300              0           170,300
     Deferred consulting costs                          269,804        312,291           269,804
     Rent                                                     0              0                 0
                                                     ----------     ----------        ----------
                                                     $1,523,004     $2,311,491        $1,523,004
                                                     ==========     ==========        ==========

                       THE TRACKER CORPORATION OF AMERICA

                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK:  (CONTINUED)

(x) 742,573 shares were issued due to the conversion of subordinated debentures totalling $310,000 and $1,150,000 in subordinated debentures remain outstanding as at June 30, 1996.

(xi)  The Company has, from inception to present, issued shares in exchange for:
(a) employment services, (b) consulting and marketing services, and (c) consideration in lieu of rental payments.

(xii) During April and May 1996, the Company issued 600 shares of $1,000 6% Cumulative Convertible Preferred Stock (the "Convertible Preferred Stock"). The Convertible Preferred Stock is not redeemable and, except as otherwise provided by law, is non-voting. Subject to the prior right of the holders of any shares of any series of Preferred Stock ranking prior to the shares of Convertible Preferred Stock with respect to dividends, the holders of the Convertible Preferred Stock are entitled to receive when, as and if declared by the Board of Directors: (i) quarterly dividends payable in cash out of funds legally available for such purpose on the last day of July 1996 and October 1996 (each such date being referred to herein as a "Quarterly Dividend Payment Date") at an annual rate of $60 per share; or (ii) at the sole option of the Company, quarterly dividends payable on each Quarterly Dividend Payment Date in additional shares of Convertible Preferred Stock at an annual rate of 0.06 additional shares per share of Convertible Preferred Stock then outstanding.

In the event of any liquidation, dissolution or winding up of the Company, the holders of the Convertible Preferred Stock are entitled to receive, prior to any distribution of any of the assets or funds of the Company to the holders of the Common Stock or any other shares of stock of the Company ranking as to such a distribution junior to the Convertible Preferred Stock, an amount equal to $1,000 per share (as adjusted for any stock dividends, combinations or splits with respect to such shares) plus an amount equal to any accrued but unpaid dividends thereon to the date fixed for payment of such distribution. Upon payment of the full preferential amount, the holders of the Convertible Preferred Stock are not entitled to any further participation in any distribution of assets by the Company.

Each share of Convertible Preferred Stock is convertible, at the option of the holder, without the payment of any additional consideration, and at any time, into such number of shares of Common Stock as is determined by dividing $1,000 plus the amount of any accrued but unpaid dividends through the date such holder's conversion notice is received by the Company by the Conversion Price (as hereinafter defined). The "Conversion Price" shall be equal to that amount which is 33% less than the average of the published OTC Bulletin Board closing bid prices for the Company's Common Stock for the five (5) trading days preceding, at the election of the holder, the date such holder's subscription to purchase the Convertible Preferred Stock was accepted by the Company or the date such holder's conversion notice is received by the Company; provided, however, that the Conversion Price shall in no event be less than $0.15. If the number of shares of Common Stock outstanding at any time after the date of issuance of the Convertible Preferred Stock is increased or decreased by a stock dividend, stock split, or combination or reclassification of the outstanding shares of Common Stock, the Conversion Price shall be appropriately decreased or increased so that the number of shares of Common Stock issuable on conversion shall be increased or decreased in proportion to such increase or decrease in the outstanding shares of Common Stock.

During May 1996, the Company issued 250 shares of Series B $1,000 6% Cumulative Convertible Preferred Stock (the "Series B Convertible Preferred Stock"). The Series B Convertible Preferred Stock is identical in all material respects to the Convertible Preferred Stock except that the Quarterly Dividend Payment Dates are August 1996 and November 1996 rather than July 1996 and October 1996.

For three months ended June 30, 1996, the Company paid $110,500 to a third party as finders fees in connection with the Company's private equity placement of the convertible preferred stock and the amounts are included as a reduction in paid-in capital.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 11 - CAPITAL STOCK: (CONTINUED)

(xiii) As at June 30, 1996, 1,611,156 common shares were issued due to the conversion of 500 shares of convertible preferred stock totalling $500,000.

NOTE 12 - COMMITMENTS:

LEASES

The Company has a lease agreement for its current office premises. The term of the lease is ten years which commenced January 1, 1994 and requires payment of an annual base rent of $22,000 for the first five years and thereafter market value less 20%. In addition, the Company is required to pay its share of property taxes and all operating costs.

Rental expense for the three months ended June 30, 1996 amounted to $45,068 and $233,705 for the year ended March 31, 1996.

EXCLUSIVE DISTRIBUTION RIGHTS

The Company amended its arrangement with Symbol Technologies Inc. for the exclusive right to use its PDF bar code scanning technology in Canada, the United States and Europe. The commitment under this arrangement is as follows:

                                       Units           Amount
                                       -----           ------
            1996                        830          $554,000

MARKETING AGREEMENT

On March 15, 1995, the Company entered into an agreement with The L.L. Knickerbocker Company, Inc., of California ("Knickerbocker") which provides for a television and radio marketing campaign to be initially launched in the California marketplace. As part of the compensation for services to be performed by Knickerbocker, the Company has paid Knickerbocker a fee of $212,975 and issued 800,000 restricted common shares, valued at $2.50 per share based on the trading price of the Company's shares on the date of the agreement. These common shares bear a legend restricting Knickerbocker from selling them for two years from March 15, 1995, without the prior written consent of the Company.

THE IACP ENDORSEMENT

The Company has secured the endorsement of the International Association of Chiefs of Police ("IACP"), a nonprofit organization of approximately 14,000 members from the world's law enforcement community founded in 1893. The Company's present license agreement with the IACP began in February 1996 and runs through February 1999. Under the agreement, the Company has agreed to pay IACP, on a quarterly basis in arrears, the greater of $100,000 per year or a fee based on the total number of subscribers of the Company calculated as follows:

         Number of Subscribers      Per Capita Amount
         ---------------------      -----------------
         0 - 1,000,000                  $0.20
         1,000,001 - 5,000,000          $0.10
         More than 5,000,000            $0.075

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 12 - COMMITMENTS:  (CONTINUED)


INVESTOR MEDIA & PUBLIC RELATIONS

The Company entered into an agreement dated November 20, 1995 with Corporate Relations Group, Inc. ("CRG"), of Winter Park, Florida to provide advertising, printing and investor relations for investor media and public relations support to the Company with services to commence in mid-1996. The agreement covers a twelve-month period and may be cancelled without penalty at the Company's option. As consideration for the services to be provided by CRG, the Company will pay to CRG, at the Company's option, either $570,000 in cash or the equivalent number of common shares assigned a value of $1.75 on the agreement date. The Company has also agreed to issue options to purchase a total of 500,000 common shares noted as follows:

     100,000 common shares at $2.00 1 year from the date of the agreement 100,000 common shares at $2.40 2 years from the date of the agreement 100,000 common shares at $2.60 3 years from the date of the agreement 100,000 common shares at $2.80 4 years from the date of the agreement 100,000 common shares at $3.00 5 years from the date of the agreement

NOTE 13 - RELATED PARTY TRANSACTIONS:

Prior to the date of incorporation (May 6, 1993), the founder and other key members of management agreed to receive 5,089,286 exchangeable preference shares in consideration for the assignment of international patents covering the Tracker Canada system and as inducements to join the Company, respectively. No value has been assigned to these shares.

The Company currently retains certain key management personnel under contract. Included in expenses are consulting and management fees paid under the aforementioned contracts totaling, in the aggregate, $93,868 for the three months ended June 30, 1996 and $589,390 for the year ended March 31, 1996.

Finders fees amount to $25,870 for three months ended June 30, 1996 and $Nil for the year ended March 31, 1996 paid to related parties in connection with the Company's private equity placement are included as a reduction in paid-in capital.

Commissions amounting to $Nil for three months ended June 30, 1996 and $85,646 for the year ended March 31, 1996 were paid to related parties in connection with the issuance of convertible subordinated debentures.

See also Note 11(iv) and (vii).

NOTE 14 - INCOME TAXES:

The estimated deferred tax asset of $3,510,000 and $3,696,000, representing benefit for the income tax effects of the accumulated losses for the period from inception (May 6, 1993) to June 30, 1996 and March 31, 1996, respectively, has not been recognized due to the uncertainty of future realization of such benefits. Estimated net operating losses aggregating $10,036,000 expire starting in 2001; the benefit of these losses has not been reflected in these consolidated financial statements.

                       THE TRACKER CORPORATION OF AMERICA
                          (A DEVELOPMENT STAGE COMPANY)
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 14 - INCOME TAXES:  (CONTINUED)

                                            June 30,                 March 31,
                                              1996                      1996
                                          -----------               -----------
Deferred tax liabilities                   $         0              $         0
Deferred tax assets
     Net operating losses                    3,510,000                3,696,000
                                           -----------              -----------
                                             3,510,000                3,696,000
Valuation allowance                         (3,510,000)              (3,696,000)
                                           -----------              -----------
                                           $         0              $         0
                                           -----------              -----------

The valuation allowance increased by $186,000 during the three months ended June 30, 1996.

NOTE 15 - CONVERTIBLE SUBORDINATED DEBENTURES:

The Company has outstanding at June 30, 1996 convertible subordinated debentures in the amount of $1,150,000 bearing interest at 15% annually, which are repayable within one year. The interest payments are payable monthly in advance. The principal amount may be converted, at the holder's option, into shares of the Company's common stock, in whole or in part, beginning on October 1, 1995 at a conversion price as shown below. The debentures are subordinated to all other indebtedness incurred by the Company. The following lists the conversion rates:

                                                            No. of shares
 Principal         Conversion rate                          on conversion
 ---------         ---------------                          -------------
$  420,000        $0.4375 per share of common stock              960,002
   375,000        $0.9375 per share of common stock              400,000
   125,000        $1.00 per share of common stock                125,000
    30,000        $1.06 per share of common stock                 28,302
    70,000        $1.0625 per share of common stock               65,883
    30,000        $1.10 per share of common stock                 27,273
    75,000        $1.20 per share of common stock                 62,499
    25,000        $1.25 per share of common stock                 20,000
----------                                                     ---------
$1,150,000                                                     1,688,959
 ---------                                                     ---------

Total interest paid and included in general and administrative expenses is $88,739 for three months ended June 30, 1996 and $181,311 for the year ended March 31, 1996.

NOTE 16 - SUBSEQUENT EVENTS:

Of the warrants issued since inception to acquire exchangeable preference shares of the Canadian subsidiary at Canadian $14 per share, there remain only 9,006 outstanding as 6,571 warrants have expired since June 30, 1996. As described in Note 11(ii), these warrants expire two years after the date of issuance.

Subsequent to June 30, 1996, the Company issued 1,425,636 shares of Common Stock of which 402,852 shares were issued upon conversion of $100,000 of Series A Convertible Preferred Stock and 1,023,784 shares issued upon conversion of $250,000 Series B Convertible Preferred Stock. See Note 11(xii). Subsequent to June 30, 1996, the Company sold 200 shares of Series B Convertible Preferred Stock for a consideration of $200,000.

                           ---------------------------
                                   PROSPECTUS
                           ---------------------------

     THE TRACKER CORPORATION OF AMERICA - 13,799,479 SHARES OF COMMON STOCK

                           ---------------------------

         NO DEALER, SALES REPRESENTATIVE OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE REGISTRANT OR ANY SELLING SECURITYHOLDER. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL, OR A SOLICITATION OF AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES OR AN OFFER TO, OR SOLICITATION OF, ANY PERSON IN ANY JURISDICTION WHERE SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF TRACKER U.S. SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                           ---------------------------
                                TABLE OF CONTENTS


PROSPECTUS SUMMARY.........................................................  3
RISK FACTORS...............................................................  6
THE COMPANY................................................................ 15
USE OF PROCEEDS............................................................ 18
DIVIDEND POLICY............................................................ 18
PRICE RANGE OF COMMON STOCK................................................ 19
DILUTION................................................................... 20
SELECTED CONSOLIDATED FINANCIAL DATA....................................... 21
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS........................................ 22
BUSINESS................................................................... 29
MANAGEMENT................................................................. 41
EXECUTIVE COMPENSATION..................................................... 43
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS............................. 51
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT............. 57
SELLING SECURITYHOLDERS.................................................... 60
PLAN OF DISTRIBUTION....................................................... 65
DESCRIPTION OF SECURITIES.................................................. 66
SHARES ELIGIBLE FOR FUTURE SALE............................................ 78
LEGAL MATTERS.............................................................. 79
EXPERTS.................................................................... 79
CONSOLIDATED FINANCIAL STATEMENTS.......................................... F-1

                           ---------------------------
                                                , 1996
                           ---------------------

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13.   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         The following table sets forth the estimated expenses to be incurred by the Company in connection with the offering described in this Registration
Statement:


           SEC Registration Fees..................................    $  7,387

           Blue Sky Fees and Expenses.............................      30,000

           Legal Fees and Expenses................................     175,000

           Accounting Fees and Expenses...........................      20,000

           Transfer Agent Fees....................................          --

           Printing Expenses......................................      50,000

           Miscellaneous..........................................          --

                   TOTAL..........................................     282,387
-------------
None of such expenses will be borne by the Selling Securityholders.


ITEM 14.   INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         As authorized by the Delaware General Corporation Law (the "DGCL"), the Certificate of Incorporation of Tracker U.S. provides that no director of Tracker U.S. shall be personally liable to Tracker U.S. or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to Tracker U.S. or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) in respect of certain unlawful dividend payments or stock purchases under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In addition, Section 145 of the DGCL and the Company's Bylaws, under certain circumstances, provide for the indemnification of the Company's officers and directors against liabilities which they may incur in such capacities. A summary of the circumstances in which such indemnification is provided for is contained herein, but that description is qualified in its entirety by reference to the Company's Bylaws.

         In general, any officer, director, employee or agent may be indemnified against expenses, including attorneys' fees, fines, settlements or judgments which were actually and reasonably incurred in connection with a legal proceeding, other than one brought by or on behalf of the Company, to which he was a party as a result of such relationship, if he acted in good faith, and in the manner he believed to be in the Company's best interest and not unlawful. If the action is brought by or on behalf of the Company, the person to be indemnified must have acted in good faith in a manner he believed to have been in the Company's best interest and must not have been adjudged liable for negligence or misconduct.

         No person seeking indemnification may be denied indemnification unless the Board of Directors or the stockholders of the Company determine in good faith, or independent legal counsel for the Company opines in writing, that the standards for indemnification have not been met. A successful defense is deemed conclusive evidence of a person's right to be indemnified against expenses.

         The Company may advance funds to pay the expenses of any person involved in such action provided that the Company receives an undertaking that the person will repay the advanced funds if it is ultimately determined that he is not entitled to indemnification.

         The Company has entered into substantially identical indemnification agreements with each of its directors. The Company has agreed, to the full extent permitted by the DGCL as amended from time to time, to indemnify each indemnitee against all loss and expenses incurred by, or as a result of any threat of, his being named a party to any completed, pending or threatened action, suit or proceeding whether civil, criminal, administrative or investigative by reason that he was a director, officer, employee or agent of the Company or any of its affiliates, or because the Company has a right to judgment in its favor because of his position with the Company. The indemnitee will be indemnified so long as he acted in good faith and in a manner reasonably believed by him to be in or not opposed to the Company's best interest. The agreements provide that the indemnification thereunder is not exclusive of any other rights the indemnitees may have under the Company's Certificate of Incorporation, Bylaws or any agreement or vote of stockholders, nor may the Certificate of Incorporation or Bylaws be amended to affect adversely the rights of any indemnitee. The foregoing description is qualified in its entirety by reference to the indemnification agreements.

         Indemnification of directors and officers is also discussed in "DESCRIPTION OF SECURITIES - Directors' Liability."

ITEM 15.   RECENT SALES OF UNREGISTERED SECURITIES.

         On July 14, 1994, Tracker Canada issued 6,235,225 Exchangeable Preference Shares to the holders of its common stock in exchange for their common stock. In addition, since July 14, 1994, Tracker Canada has issued an additional 740,283 Exchangeable Preference Shares to holders of warrants to purchase Tracker Canada common stock that were already outstanding as of July 14, 1994 (the "July 14, 1994 Warrants") and have been exercised since such date. In addition, there are July 14, 1994 Warrants to purchase 312,785 Exchangeable Preference Shares that have not yet been exercised. The Exchangeable Preference Shares are exchangeable, on a one-to-one basis commencing July 12, 1995, into Tracker U.S. Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Reorganization." The Company relied upon, and will continue to rely upon with respect to July 14, 1994 Warrants that have not yet been exercised, the exemption from registration provided by Section 3(a)(10) of the Securities Act. The Company believes that the Section 3(a)(10) exemption was and is available because there was an exchange of securities, a hearing on the fairness of the exchange at which the persons exchanging the securities (i.e., the holders of the Tracker Canada common stock) had the right to appear, and court approval of the fairness of the terms and conditions of the exchange.

         Since July 14, 1994, Tracker Canada also has issued new Exchangeable Preference Shares and new warrants to purchase Exchangeable Preference Shares that are not related to the July 14, 1994 Warrants. These issuances are set forth in the table below:

Name of Investor               Securities Sold               Value of Consideration        Date of Issuance
----------------               ---------------               ----------------------        ----------------
                                                                    (CDN $)
                                                                    -------
                                                             (When consideration
                                                             is other than cash,
                                                             form of
                                                             consideration is
                                                             noted
                                                             parenthetically.)
=============================  ============================  ============================  ==================
999600 Ontario Inc.            4,006 shares and 4,006        $28,042 (in lieu of rent)     September 28, 1994
                               warrants

Amerasia International         30,000 shares                 $60,000 (in lieu of           September 14, 1995
Holdings Limited                                             consulting fees)

Anas I. Abudawood              7,350 shares and 7,350        $51,450                       September 30, 1994
                               warrants

Anas I. Abudawood              7,350 shares upon             $7,350                        April 25, 1995
                               exercise of warrants

Andrew Ascenzi                 15 shares                     $49.50                        March 10, 1995

Ayman I. Abudawood             10,350 shares and             $72,450                       September 30, 1994
                               10,350 warrants

Ayman I. Abudawood             10,350 shares upon            $10,350                       April 25, 1995
                               exercise of warrants

Bina Gregory                   14,286 warrants               $100,000                      June 14, 1995

*Bob Faulkner                  1,000 shares                  $2,000 (Issued as part of     September 7, 1995
                                                             consideration for
                                                             cancellation of consulting
                                                             arrangement with Mr.
                                                             Faulkner.)

Carla Collins                  25 shares                     $123 (in lieu of              December 15, 1994
                                                             promotional fee)

*Charles L. Hall               2,000 shares                  $9,800 (Issued as part of     December 15, 1994
                                                             consideration for
                                                             cancellation of consulting
                                                             arrangement with Mr. Hall.)

Christine Rogers               3,750 shares                  $18,375 (in lieu of           December 15, 1994
                                                             wages)

*David Sullivan                5,000 shares and 5,000        $35,000                       September 12, 1994
                               warrants

Gigi Lipton                    10,000 shares                 $20,790 (in lieu of           February 15, 1995
                                                             wages)

Gordon Cormie                  8,906 shares                  $8,906 (in lieu of            January 31, 1995
                                                             consulting fees)

Name of Investor               Securities Sold               Value of Consideration        Date of Issuance
----------------               ---------------               ----------------------        ----------------
                                                                    (CDN $)
                                                                    -------
                                                             (When consideration
                                                             is other than cash,
                                                             form of
                                                             consideration is
                                                             noted
                                                             parenthetically.)
=============================  ============================  ============================  ==================
Hussain H. Abudawood           22,050 shares and             $154,350                      September 29, 1994
                               22,050 warrants

Hussain H. Abudawood           22,050 shares upon            $22,050                       April 25, 1995
                               exercise of warrants

Jack Gertzbein                 2,500 shares                  $5,000 (in lieu of wages)     September 7, 1995

John Andrews                   4,596 shares                  $16,250 (in lieu of           September 18, 1995
                                                             consulting fees)

John Andrews                   833 shares                    $4,082 (in lieu of            January 5, 1995
                                                             consulting fees)

Klaus Stahl                    2,969 shares                  $2,969 (in lieu of            January 31, 1995
                                                             consulting fees)

Lisa Fahringer                 500 shares                    $2,450 (in lieu of wages)     December 15, 1994

Matthew Ascenzi                15 shares                     $49.50                        March 10, 1995

Mohammad H.                    7,350 shares and 7,350        $51,450                       September 28, 1994
Abudawood                      warrants

Mohammad H.                    7,350 shares upon             $7,350                        April 25, 1995
Abudawood                      exercise of warrants

Omar H. Abudawood              7,350 shares and 7,350        $51,450                       September 29, 1994
                               warrants

Omar H. Abudawood              7,350 shares upon             $7,350                        April 25, 1995
                               exercise of warrants

Osama I. Abudawood             31,500 shares and             $220,500                      September 30, 1994
                               31,500 warrants

Osama I. Abudawood             31,500 shares upon            $31,500                       April 25, 1995
                               exercise of warrants

Pearl Gertzbein                2,500 shares                  $5,000 (in lieu of wages)     September 7, 1995

Phil Harding                   200 shares                    $980                          January 5, 1995

Robin Ward                     25 shares                     $123 (promotional             December 15, 1994
                                                             appearance fee)

Roy Bradshaw                   66,130 shares                 $66,130 (in lieu of           January 31, 1995
                                                             consulting fees)

Salwa I. Abudawood             7,350 shares and 7,350        $51,450                       September 30, 1994
                               warrants

Name of Investor               Securities Sold               Value of Consideration        Date of Issuance
----------------               ---------------               ----------------------        ----------------
                                                                    (CDN $)
                                                                    -------
                                                             (When consideration
                                                             is other than cash,
                                                             form of
                                                             consideration is
                                                             noted
                                                             parenthetically.)
=============================  ============================  ============================  ==================
Salwa I. Abudawood             7,350 shares upon             $7,350                        April 25, 1995
                               exercise of warrants

Samih I. Abudawood             7,350 shares and 7,350        $51,450                       September 30, 1994
                               warrants

Samih I. Abudawood             7,350 shares upon             $7,350                        April 25, 1995
                               exercise of warrants

Sana I. Abudawood              7,350 shares and 7,350        $51,450                       September 30, 1994
                               warrants

Sana I. Abudawood              7,350 shares upon             $7,350                        April 25, 1995
                               exercise of warrants

*Stanley Alpert                1,520 shares and 1,520        $10,640                       September 8, 1994
                               warrants

*Stanley Alpert                1,520 shares upon             $1,520                        April 13, 1995
                               exercise of warrants

Susan Vint                     3,580 shares                  $9,380 (issued pursuant       August 10, 1995
                                                             to employment contract)
=============================  ============================  ============================  ==================

--------------------
*Represents a U.S. person.

         In connection with the sales in the above table, Tracker U.S. relied upon the exemption from registration provided by Section 4(2) of the Securities Act. Tracker U.S. believes that the Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information. In addition, except as otherwise noted by an asterisk in the above table, the sales were made to persons Tracker U.S. believes are not U.S. persons and were made outside the United States. Accordingly, Tracker U.S. believes that such sales to non-U.S. persons outside the United States are outside the jurisdiction of the United States and therefore not subject to registration under the Securities Act. In connection with the sales in the above table to members of the Abudawood family, Tracker Canada paid a commission or finder's fee to the members of the Abudawood family of 8,000 Exchangeable Preference Shares. In connection with the sale in the above table to David Sullivan, Tracker Canada paid a commission or finder's fee to Avron Shore of CDN $3,500.

         On September 27, 1994, Tracker U.S. sold 785,000 shares of Common Stock to Fondo de Aquisiciones E Inversiones Internacionales X L, S.A. ("Fondo") of Costa Rica for $4.02 per share or a total of $3,155,700. 200,000 of such shares were returned by Fondo to Tracker U.S., leaving outstanding a total of 585,000 shares for $4.02 per share or a total of $2,351,700. Tracker U.S. relied upon the exemption from registration provided by Regulation S under the Securities Act. Tracker U.S. believes that the Regulation S exemption was available because the sale occurred outside the United States. In addition, Tracker U.S. relied upon the exemption from registration provided by Section 4(2) of the Securities Act. Tracker U.S. believes that the Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information.

         On October 19, 1994, Tracker U.S. issued 25,000 shares of Common Stock to Steve Heard for investor relations services valued at $150,000, or $6.00 per share.

         On January 26, 1995, Tracker U.S. sold 137,500 shares of Common Stock to Bank Sarasin & Co. of Zurich, Switzerland for $2.00 per share or a total of $275,000. Tracker U.S. relied upon the exemption from registration provided by Regulation S under the Securities Act. Tracker U.S. believes that the Regulation S exemption was available because the sale occurred outside the United States. In addition, Tracker U.S. relied upon the exemption from registration provided by Section 4(2) of the Securities Act. Tracker U.S. believes that the Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information. Tracker U.S. paid a commission or finder's fee of $27,500 to Steve Heard in connection with this transaction.

         On February 8, 1995, Tracker U.S. sold 137,500 shares of Common Stock to Anker Bank of Zurich Switzerland for $2.00 per share or a total of $275,000. Tracker U.S. relied upon the exemption from registration provided by Regulation S under the Securities Act. Tracker U.S. believes that the Regulation S exemption was available because the sale occurred outside the United States. In addition, Tracker U.S. relied upon the exemption from registration provided by
Section 4(2) of the Securities Act. Tracker U.S. believes that the Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information. Tracker U.S. paid a commission or finder's fee of $27,500 to Steve Heard in connection with this transaction.

         On March 15, 1995, Tracker U.S. sold 500,000 units to Jason Kuplen for $0.70 per unit or a total of $350,000. Each unit consisted of one share of Common Stock and one warrant to purchase a share of Common Stock with an exercise price of $5.00 per share.

         On March 15, 1995, Tracker U.S. sold 800,000 shares of Common Stock to The L.L. Knickerbocker Company, Inc. in exchange for marketing services valued at $2,000,000, or $2.50 per share.

         On May 1, 1995, Tracker U.S. sold 250,000 units to Reynold Kern for $1.00 per unit or a total of $250,000. Each unit consisted of one share of Common Stock and one warrant to purchase a share of Common Stock with an exercise price of $5.00. Tracker U.S. paid a commission or finders fee of 7,500 shares of unregistered Common Stock to Jeff Holmes in connection with this transaction on June 22, 1995.

         On May 23, 1995, Tracker U.S. sold 200,000 shares of Common Stock to Robert Zuk in exchange for investor relations services valued at $262,500, or $1.3125 per share.

         On July 11, 1995, Tracker U.S. sold 200,000 shares of Common Stock to Robert Zuk for $200,000, or $1.00 per share. To date, Tracker U.S. has received only $83,000 pursuant to this sale and has been unable to collect the remaining $117,000. A claim has been filed in the Canadian courts against Mr. Zuk to attempt to recover the remaining $117,000 and for other damages. There can be no assurance that the Company will be able to recover such $117,000.

         From July 1995 through September 1995, Tracker U.S. sold 15% Convertible Subordinated Debentures in an aggregate principal amount of $1,000,000 (the "First Series Convertible Debentures"). The principal amount may be converted into shares of Common Stock, in whole or in part, beginning on October 1, 1995, at a conversion rate of $0.4375 per share of Common Stock. Tracker U.S relied upon the exemptions from registration provided by Section 4(6) and Section 4(2) of the Securities Act. Tracker U.S. believes that the
Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information. Tracker U.S. believes that the Section 4(6) exemption was available because the sales were made solely to accredited investors. In addition, Tracker U.S. relied upon the exemption from registration provided by Regulation D under the Securities Act. The investors were Ed Leinster, Baby Shoes, Inc., Knox Nursery, Inc., Bruce R. Knox, Corporate Relations Group, Inc., Richard L. and Paula A. Gagne, Tim B. Shannon, Brian C. Rosenbloom, Jimmy D. Dowda, Arnold Zousmer, Frederick A. Lenz, and Stalia Holdings B.V.

         From August 1995 through April 1996, Tracker U.S. issued 1,152,512 shares of Common Stock to holders of Tracker Canada Exchangeable Preference Shares in exchange for an equivalent number of Exchangeable Preference Shares. Tracker U.S. relied upon the exemption from registration provided by Sections 3(a)(9) and 3(a)(10). Tracker U.S. believes that the Section 3(a)(9) exemption was available because the exchange was effectively with one of Tracker U.S.'s existing securityholders, notwithstanding the fact that the exchange was actually with a securityholder of Tracker U.S.'s wholly-owned subsidiary Tracker Canada, because the dividend, liquidation and voting rights of the Tracker Canada Exchangeable Preference Shares and of the shares of the Tracker U.S. Common Stock are identical and because the Exchangeable Preference Shares do not provide their holders with any rights to the assets of Tracker Canada other than amounts attributable to the shares of Tracker U.S. Common Stock. Tracker U.S. believes that the Section 3(a)(10) exemption was available because the Ontario Court of Justice (General Division), Commercial List, issued a final order approving the Plan of Arrangement and finding its terms, and therefore the terms of this final step of the Reorganization (i.e., the exchange of Tracker Canada Exchangeable Preference Shares into Tracker U.S. Common Stock), to be fair and reasonable.

         On August 16, 1995, Tracker U.S. issued 41,143 shares of Common Stock to Charles J. Coronella in lieu of $36,000 compensation owed to him by Tracker U.S. for his service as a director.

         On August 16, 1995, Tracker U.S. issued 31,429 shares of Common Stock to Quincy A.S. McKean III in lieu of $27,500 compensation owed to him by Tracker U.S. for his service as a director.

         From September 1995 through March 1996, Tracker U.S. sold 15% Convertible Subordinated Debentures in an aggregate principal amount of $1,189,529 (the "Second Series Convertible Debentures"). The principal amount may be converted into shares of Common Stock in whole or in part, beginning on October 1, 1995, at various conversion rates set forth in the individual debentures, the weighted average of which is $1.045972 per share of Common Stock. Tracker U.S. relied upon the exemptions from registration provided by
Section 4(6) and Section 4(2) of the Securities Act. Tracker U.S. believes that the Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information. Tracker U.S. believes that the Section 4(6) exemption was available because the sales were made solely to accredited investors. In addition, Tracker U.S. relied upon the exemption from registration provided by Regulation D under the Securities Act. The investors were Henri B. Schkud, Leon I. Schkud, Bryan P. King, Leon F. Willis, Jr., Richard Scott Revocable Trust, Part B, Richard G. Kahn, John R. Harper Inc. retirement trust, Roberto Veitia, Herman Henin revocable living trust, Wheel of Fortune Trust, Miriam Henin revocable living trust, Edward Shkolnikov, Stephen Dorsey, Jacob and Wanda Dorsey, Tom and Judy Callahan, Charlanne Callahan, Cam M. Brame, Jay C. Gagne, Barbara and Jackson Edwards, MOI, Wheel of Fortune, and Wentex. Tracker U.S. paid Wheel of Fortune a finder's fee of 52,906 shares of Common Stock valued at $52,906.

         On September 28, 1995, Tracker U.S. issued 26,286 shares of Common Stock to Wolfgang H. Kyser in lieu of $23,000 compensation owed to him by Tracker U.S. for his service as a director.

         From January through March 1996, Tracker U.S. issued 617,144 shares of Common Stock to holders of First Series Convertible Debentures upon the conversion of such debentures. From February through May 1996, Tracker U.S. issued 408,290 shares of Common Stock to holders of Second Series Convertible Debentures upon the conversion of such debentures. Tracker U.S. relied upon the exemption from registration provided by Section 3(a)(9) because these issuances were exchanges with Tracker U.S.'s existing securityholders. The Company also relied upon the Section 4(2) exemption because no general solicitation or advertising was employed and the individual conversions were privately made by parties who had full access to all relevant information.

         In April and May 1996, Tracker U.S. issued 600 shares of Convertible Preferred Stock for $600,000 to Sage Capital Investments, Inc., Andreas Hassell, Derrick M.A. Barton, and Antonio Rosello. Tracker U.S. relied upon the exemption from registration provided by Regulation S under the Securities Act. Tracker U.S. believes that the Regulation S exemption was available because the sales occurred outside the United States. In addition, Tracker U.S. relied upon the exemption from registration provided by Section 4(2) of the Securities Act. Tracker U.S. believes that the Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information. Tracker U.S. paid commissions of $78,000 (including a non-accountable expense allowance) to White Star Management, Inc. in connection with such sales. Tracker U.S. paid Richard Maus a finder's fee of $66,000 ($21,000 plus 112,500 shares of Common Stock valued at $0.40 per share).

         On June 5, 1996, Tracker U.S. issued 112,500 shares of Common Stock to Richard Maus in lieu of $45,000 of a finder's fee in connection with the sale of the Convertible Preferred Stock.

         In June and July 1996, Tracker U.S. issued a total of 450 shares Series B Convertible Preferred Stock for $450,000 to Sage Capital Investments, Inc. and Fairfield Development Ltd. Tracker U.S. relied upon the exemption from registration provided by Regulation S under the Securities Act. Tracker U.S. believes that the Regulation S exemption was available because the sales occurred outside the United States. In addition, Tracker U.S. relied upon the exemption from registration provided by Section 4(2) of the Securities Act. Tracker U.S. believes that the Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information. Tracker U.S. paid commissions of $58,500 (including a non-accountable expense allowance) to White Star Management, Inc. in connection with such sales.

         On May 3, 1996, Tracker U.S. issued 10,000 shares of Common Stock to Charles J. Coronella in lieu of $4,500 compensation owed to him by Tracker U.S. for his service as a director, issued 10,000 shares to Quincy A.S. McKean III in lieu of $4,500 compensation owed to him by Tracker U.S. for his service as a director, issued 5,556 shares to Wolfgang H. Kyser in lieu of $2,500 compensation owed to him by Tracker U.S. for his service as a director, and issued 8,889 shares to Leonard Yakobovits in lieu of $4,000 compensation owed to him by Tracker U.S. for his service as a director.

         On May 3, 1996, Tracker U.S. issued 52,906 shares of Common Stock to Wheel of Fortune for finder's fees in the amount of $52,906 in connection with the sale of the Second Series Convertible Debentures.

         None of the above sales was registered under the Securities Act. Except as otherwise noted above with respect to particular sales, the Company relied upon the exemption from registration provided by Section 4(2) of the Securities Act. The Company believes that the Section 4(2) exemption was available because no general solicitation or advertising was employed and the individual transactions were privately negotiated between the parties who had full access to all relevant information. Except as otherwise noted above with respect to particular sales, there were no underwriting commissions or discounts in connection with any of the above sales.

         With respect to sales by Tracker Canada of Exchangeable Preference Shares or warrants to purchase Exchangeable Preference Shares, Tracker U.S. is reporting such sales in this Item 15 because such Exchangeable Preference Shares or warrants are ultimately exchangeable into Tracker U.S. Common Stock and because the Exchangeable Preference Shares have voting rights in Tracker U.S., through the Tracker U.S. Class B Voting Common Stock, that are equivalent to those of the shares of Common Stock. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS - Reorganization" and "DESCRIPTION OF SECURITIES." Accordingly, Tracker U.S. is reporting such sales in its disclosure of recent sales of unregistered securities even though: (i) such securities were sold not by the registrant, Tracker U.S., but by Tracker Canada; and (ii) Section 2(3) of the Securities Act provides that the issue of a right or privilege, when originally issued with a security, giving the holder of such security the right to convert such security into another security of the same issuer or of another person, or giving a right to subscribe to another security of the same issuer or of another person, which right cannot be exercised until some future date, shall not be deemed to be an offer or sale of such other security. Tracker U.S. has included information relating to sales of the Exchangeable Preference Shares and warrants of Tracker Canada in this Item 15 solely in the interest of full disclosure to the Commission. Tracker U.S. does not concede, however, that such sales of the Tracker Canada securities are "sales" within the meaning of Section 2(3) of the Securities Act.

ITEM 16.   EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

           (a)     EXHIBITS
   NUMBER                                   DESCRIPTION

 2.1++++ Reorganization Agreement Among Ultra Capital Corp. (the predecessor of the Registrant), Jeff W. Holmes, R. Kirk Blosch and the Tracker Corporation dated May 26, 1994, as amended by Amendment Number One dated June 16, 1994, Amendment Number Two dated June 24, 1994, and Amendment Number Three dated June 30, 1994, Extension of Closing dated June 23, 1994, and July 11, 1994 letter agreement.

 2.2+++++ Agreement and Plan of Merger dated July 1, 1994 between Ultra Capital Corp. (the predecessor of the Registrant) and the Registrant

 3.1++++ Certificate of Incorporation, as corrected by Certificate of Correction of Certificate of Incorporation dated March 27, 1995, and as amended by Certificate of Amendment to the Certificate of Incorporation dated November 1, 1995, Certificate of Designation of Rights, Preferences and Privileges of $1,000.00 6% Cumulative Convertible Preferred Stock of the Registrant dated April 19, 1996, and Certificate of Designation of Rights, Preferences and Privileges of Series B $1,000.00 6% Cumulative Convertible Preferred Stock of the Registrant dated June 5, 1996

 3.2+++++       Bylaws

 4.1+++++       Specimen Common Stock Certificate


 5.1            Opinion of Fennemore Craig, P.C.


 9.1+++++ Agreement dated December 21, 1993 among 1046523 Ontario Limited, Gregg C. Johnson and Bruce Lewis

 9.2+++++ Right of First Refusal, Co-Sale and Voting Agreement dated March 14, 1994 between The Tracker Corporation, Stalia Holdings B.V., I. Bruce Lewis, MJG Management Accounting Services Ltd., Spire Consulting Group, Inc., 1046523 Ontario Limited, Mark J. Gertzbein, Gregg C. Johnson and Jonathan B. Lewis, as confirmed by letter dated June 22, 1994 and Agreement dated July 1994

10.1+++++       1994 Stock Incentive Plan of the Registrant, as amended by
                Amendment No. 1 to the 1994 Stock Incentive Plan

10.2+++++       Discretionary Cash Bonus Arrangement of the Registrant

10.3+++++       Form of Indemnification Agreement entered into between the
                Registrant and each of its Directors

10.4+++++       Employment Agreement dated June 30, 1994 between the
                Registrant and I. Bruce Lewis, as amended by Amendment to Employment Agreement dated July 12, 1995

10.5+++++       Employment Agreement dated June 30, 1994 between the
                Registrant and Mark J. Gertzbein, as amended by Amendment to Employment Agreement dated July 12, 1995

10.6++          Marketing Agreement between the Registrant and The L.L.
                Knickerbocker Company, Inc. dated March 15, 1995

10.7+++++       Lease dated October 18, 1993 between The Dundas/Edward Centre
                Inc. and The Tracker Corporation

10.8+++++       Corporate Relations Agreement dated February 24, 1994 between
                Corporate Relations Group, Inc. and The Tracker Corporation, as amended by letter agreement dated January 16, 1995 and by Amendment to Corporate Relations and Marketing Agreement dated
                June 22, 1995

10.9+++++       Consulting arrangement with Gregg C. Johnson effective August
                12, 1995

  10.10+++++      Right of First Refusal, Co-Sale and Voting Agreement dated
                  March 14, 1994 between The Tracker Corporation, Stalia
                  Holdings B.V., I. Bruce Lewis, MJG Management Accounting
                  Services Ltd., Spire Consulting Group, Inc., 1046523 Ontario
                  Limited, Mark J. Gertzbein, Gregg C. Johnson and Jonathan B.
                  Lewis, as confirmed by letter dated June 22, 1994 and Agreement dated July 1994 (contained in Exhibit 9.2)

  10.11+++++      Stock Option Agreement dated March 14, 1994 between The
                  Tracker Corporation and Stalia Holdings B.V., as confirmed by letter dated June 22, 1994

  10.12+++++      Letter from DHL International Express Ltd to The Tracker
                  Corporation dated March 8, 1994

  10.13+++++      Agreement dated September 1994 between The Tracker Corporation and Purolator Courier Ltd.

  10.14+++++      National Account Agreement dated September 15, 1994 between
                  Mail Boxes Etc. USA, Inc. and the Registrant, as amended by
                  Amendment to National Account Agreement dated September 14,
                  1994

  10.15+++++      Letter agreement dated March 15, 1995 between The Tracker
                  Corporation and Black Photo Corporation, as amended by facsimile amendment dated March 4, 1995

  10.16+++++      Letter agreement dated September 14, 1995 between The Tracker
                  Corporation and Amerasia International Holdings Limited

  10.17+++++      Letter Agreement dated August 31, 1995 between The Tracker
                  Corporation and Tokai Boeki Co. Ltd.

  10.18++++       Letter agreement dated October 5, 1993 between The Tracker
                  Corporation and Symbol Technologies, Inc., as amended by letter from The Tracker Corporation to Symbol Technologies
                  Canada, Inc. dated November 23, 1995, and letter from Symbol
                  Technologies Canada, Inc. to The Tracker Corporation dated
                  November 27, 1995

  10.19+++++      Assignment World-Wide dated May 12, 1994 from I. Bruce Lewis to the Tracker Corporation

  10.20+++++      Exchange Agency and Trust Agreement dated July 12, 1994 among
                  Ultra Capital Corp. (the predecessor of the Registrant), The
                  Tracker Corporation and Montreal Trust Company of Canada

  10.21+++++      Guarantee Agreement dated July 12, 1994 between Ultra Capital
                  Corp. (the predecessor of the Registrant) and The Tracker
                  Corporation

  10.22+++++      1995 Stock Wage and Fee Payment Agreement

  10.23+++++      Agreement dated August 10, 1995 between The L.L. Knickerbocker
                  Company, Inc. and the Registrant

  10.24+++ Share Purchase Agreement dated July 29, 1994 among The Tracker Corporation, Page-Direct Ltd., Marc Bombenon, Marc Bombenon Enterprises Ltd. and 614593 Alberta Ltd.

  10.25+++++      General Release dated June 15, 1995 among The Tracker
                  Corporation, 614593 Alberta Ltd., 1069232 Ontario Inc.,
                  Gowling, Strathy & Henderson, Page-Direct Ltd., Marc Bombenon
                  Enterprises Ltd. and Mark Bombenon.

  10.26++++++     Agreement Between The International Association of Chiefs of
                  Police and The Tracker Corporation dated February 13, 1996

  10.27++++++     Letter agreement dated January 24, 1996 between The Tracker
                  Corporation and Consumers Distributing Inc.

  10.28++++++     The Tracker Corp./Tracker Referral Network, Int'l Marketing
                  Agreement dated April 8, 1996 between The Tracker Corporation and Tracker Referral Network, Int'l

  10.29++++++     Letter agreement dated March 6, 1996 between The Tracker
                  Corporation and Samsonite Canada Inc.

  10.30++++++     Letter agreement dated March 22, 1996 between The Tracker
                  Corporation and Sony of Canada Ltd.

  10.31++++++     Lead Generation/Corporate Relations Agreement dated November
                  20, 1995 between The Tracker Corporation and Corporate
                  Relations Group, Inc., as amended by Amendment to the Marketing Agreement between the Registrant and Corporate
                  Relations Group, Inc. dated December 5, 1995

  10.32++++++     Independent Contractor Agreement between The Tracker
                  Corporation and Datatrack Inc. dated January 12, 1996

  10.33++++++     Services Agreement, Registration Rights Agreement and Options
                  Agreement dated July 10, 1996 between Merchant Partners L.P.
                  and the Registrant.


  10.34           1996 Stock Wage and Fee Payment Plan of the Registrant.

  10.35 Employment Agreement dated September 24, 1996 between the Registrant and I. Bruce Lewis.

  10.36 Employment Agreement dated September 24, 1996 between the Registrant and Mark J. Gertzbein.


  21.1+++++       List of subsidiaries of the Registrant

  23.1            Consent of Price Waterhouse LLP


  23.2 Consent of Fennemore Craig, P.C. (contained in their opinion filed as Exhibit 5.1 to this Registration Statement)


  24.1+++++       Powers of Attorney (contained on page II-13)
--------------------
*        To be filed by amendment.

+ Incorporated by reference from the Registrant's Current Report on Form 8-K dated July 12, 1994.

++ Incorporated by reference from the Registrant's Current Report on Form 8-KA dated February 28, 1995 (filed March 15, 1995).

+++ Incorporated by reference from the Registrant's Current Report on Form 8-K dated July 29, 1994 (filed August 12, 1994).

++++ Previously filed in connection with the Registrant's Registration Statement on Form S-1 (No. 33-99686) and amendments thereto.

+++++ Incorporated by reference from the Registrant's Registration Statement on Form S-1 (No. 33-99686) and amendments thereto.

++++++ Incorporated by reference from the Registrant's Current Report on Form 10-K (filed July 15, 1996).

         (b)      Financial Statement Schedules

                                    - None -

ITEM 17.  UNDERTAKINGS

         The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Rule 3-19 of this chapter at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
         Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Amendment No. 3 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Province of Ontario Canada, on October 8, 1996.
                                        THE TRACKER CORPORATION OF AMERICA

                                        By: /s/ I. BRUCE LEWIS
                                           ------------------------
                                           I. Bruce Lewis, Chairman of the Board
                                           of Directors, President, and Chief
                                           Executive Officer

                                POWER OF ATTORNEY
         Pursuant to the requirements of the Securities Act, this Amendment No. 3 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

/s/  I. BRUCE LEWIS             Chairman of the Board of           October 8, 1996
------------------------------  Directors, President and Chief
     I. Bruce Lewis             Executive Officer (Principal
                                Executive Officer)

/s/  MARK J. GERTZBEIN          Executive Vice President,          October 8, 1996
------------------------------  Secretary, Treasurer, Chief
     Mark J. Gertzbein          Financial Officer and Director
                                (Principal Financial Officer and
                                Principal Accounting Officer)

/s/  QUINCY A.S. MCKEAN III     Director                           October 8, 1996
------------------------------
     Quincy A.S. McKean III

/s/  WOLFGANG H. KYSER          Director                           October 8, 1996
------------------------------
     Wolfgang H. Kyser

/s/  CHARLES J. CORONELLA       Director                           October 8, 1996
------------------------------
     Charles J. Coronella

/s/  LEONARD YAKOBOVITS         Director                           October 8, 1996
------------------------------
     Leonard Yakobovits

/s/  ED. J. KORHONEN            Director                           October 8, 1996
------------------------------
     Ed J. Korhonen

*/s/ MARK J. GERTZBEIN          Attorney-in-Fact                   October 8, 1996
------------------------------
     Mark J. Gertzbein

                                 EXHIBIT INDEX


   NUMBER                DESCRIPTION
      5.1        Opinion of Fennemore Craig, P.C.

     10.34       1996 Stock Wage and Fee Payment Plan of the
                 Registrant

     10.35 Employment Agreement dated September 24, 1995 between the Registrant and I. Bruce Lewis

     10.36 Employment Agreement dated September 24, 1995 between the Registrant and Mark J. Gertzbein

     23.1        Consent of Price Waterhouse LLP